UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

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Securities Exchange Act of 1934

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DELTA AIR LINES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Delta Air Lines, Inc.

P.O. Box 20706

Atlanta, GA 30320

DELTA AIR LINES, INC.

Notice of Annual Meeting

Dear Stockholder:

On behalf of the Board of Directors, it is a pleasure to invite you to attend the 2016 Annual Meeting of Stockholders of Delta Air Lines, Inc. The meeting will be held at 7:30 a.m. Eastern Daylight Time on Friday, June 10, 2016, at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019. At the meeting, stockholders will vote on the following matters:

•	the election of directors for the next year;

•	an advisory vote on executive compensation (also known as “say on pay”);

•	approval of the amendment and restatement of our Performance Compensation Plan;

•	the ratification of the appointment of Ernst & Young LLP as Delta’s independent auditors for the year ending December 31, 2016;

•	a stockholder proposal (if the proposal is properly presented at the meeting); and

•	any other business that may properly come before the meeting.

If you were a holder of record of Delta common stock at the close of business on April 18, 2016, you will be entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours for ten days before the meeting at Delta’s Investor Relations Department, 1030 Delta Boulevard, Atlanta, Georgia 30354. The stockholder list will also be available at the meeting.

Because space at the meeting is limited, admission will be on a first-come, first-served basis. Stockholders without appropriate documentation may not be admitted to the meeting. If you plan to attend the meeting, please see the instructions on page 8 of the attached proxy statement. If you will need special assistance at the meeting because of a disability, contact Investor Relations toll free at (866) 715-2170.

We encourage stockholders to sign up to receive future proxy materials electronically, including the Notice Regarding the Availability of Proxy Materials. Using electronic communication significantly reduces our printing and postage costs and helps protect the environment. To sign up, visit http://enroll.icsdelivery.com/dal.

Please read our attached proxy statement carefully and submit your vote as soon as possible. Your vote is important. You can ensure that your shares are voted at the meeting by using our Internet or telephone voting system, or by completing, signing and returning a proxy card.

Sincerely,

Richard H. Anderson	Daniel A. Carp
Chief Executive Officer	Chairman of the Board

Atlanta, Georgia

April 29, 2016

i

ii

PROXY STATEMENT SUMMARY
Meeting:	Annual Meeting of Stockholders
Date:	Friday, June 10, 2016
Time:	7:30 a.m. Eastern Daylight Time
Location:	Offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, New York 10019 (located in Midtown Manhattan between 49th and 50th Streets)
Record Date:	April 18, 2016
Voting:	Stockholders as of the record date are entitled to vote. Each outstanding share of common stock is entitled to one vote. The Notice Regarding the Availability of Proxy Materials will be distributed beginning on or about April 29, 2016.

Meeting Agenda and Board Recommendations
Matter	Board Recommendation	Page Reference
Management Proposals
Item 1: Election of Directors	FOR each director nominee	15
Item 2: Advisory Vote on Executive Compensation	FOR	64
Item 3: Approval of Amendment and Restatement of Performance Compensation Plan	FOR	65
Item 4: Ratification of the Appointment of Independent Auditors	FOR	73
Stockholder Proposal
Item 5: Senior Executive Stock Retention Requirement	AGAINST	74

ITEM 1.	Election of Directors:

We ask you to elect 14 directors. Each of the directors listed in the chart below is standing for election to hold office until the next annual meeting of stockholders or until his or her successor is elected and qualified. The following chart provides summary information about each director nominee. Additional information may be found beginning on page 15.

Director	Age	Director Since	Occupation	Independent	Other Public Boards	Current Delta Committees
Richard H. Anderson	60	2007	Executive Chairman of Delta†		1	n/a
Edward H. Bastian	58	2010	CEO of Delta†		1	n/a
Francis S. Blake	66	2014	Former Chairman and CEO of The Home Depot, Inc.	✓	2	A, CG*
Daniel A. Carp	67	2007	Former Chairman and CEO of Eastman Kodak	✓	2	CG, P&C*
David G. DeWalt	51	2011	Chairman and CEO of FireEye	✓	2	CG, S&S
Thomas E. Donilon	60	2015	Vice Chair of O’Melveny & Myers	✓	0	F, S&S
William H. Easter III	66	2012	Former Chairman, President and CEO of DCP Midstream	✓	2	A,* CG
Mickey P. Foret	70	2008	Former CFO of Northwest Airlines	✓	1	A, S&S*
Shirley C. Franklin	70	2011	Executive Chair, Purpose Built Communities; Former Mayor of Atlanta	✓	1	A, P&C
George N. Mattson	50	2012	Former Partner of Goldman Sachs	✓	0	F,* P&C
Douglas R. Ralph	61	2015	Captain, B767ER, Delta		0	F, S&S
Sergio A.L. Rial	55	2014	Chairman of Banco Santander Brazil	✓	0	A, P&C
Kathy N. Waller	57	2015	CFO of The Coca-Cola Company	✓	2	CG, F
Kenneth B. Woodrow	71	2004	Former Vice Chairman and President of Target Corporation	✓	0	F, P&C

† Effective May 2, 2016

A - Audit Committee

CG - Corporate Governance Committee

F - Finance Committee

P&C - Personnel & Compensation Committee

S&S - Safety and Security Committee

* - Chair

DELTA AIR LINES, INC.	1	PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY

ITEM 2:	Advisory Vote on Executive Compensation

We ask you to approve, on an advisory basis, compensation awarded to our named executive officers. Additional information regarding executive compensation may be found in the summary section below and on page 64.

ITEM 3:	Approval of Amendment and Restatement of Performance Compensation Plan

We ask you to approve the amendment and restatement of our Performance Compensation Plan. Additional information may be found on page 65.

ITEM 4:	Ratification of the Appointment of Independent Auditors

We ask you to ratify the appointment of Ernst & Young LLP as independent auditors for 2016. Additional information may be found on page 73.

ITEM 5:	Senior Executive Stock Retention Requirement

We ask you to vote against a stockholder proposal requesting the Board of Directors adopt a stock retention policy in which senior executives would be required to retain at least fifty percent of net after-tax shares received through Delta’s equity compensation plans until retirement age is reached or employment is terminated. Additional information may be found beginning on page 74.

2015 Performance Highlights*

We had a successful 2015, a year in which we reported record financial performance. Delta’s performance was recognized when we were again named one of the top 50 world’s most admired companies and the most admired airline for the fifth time in six years by Fortune magazine. Key accomplishments in 2015 include:

Strong Financial Results

• Excluding special items, earned pre-tax income of $5.9 billion, a $1.4 billion increase over 2014 and Delta’s sixth consecutive year of solid profitability.

• Returned $2.6 billion to stockholders through a combination of quarterly cash dividends and share repurchases; reduced adjusted net debt to $6.7 billion, a $600 million reduction from 2014.

* See “Supplemental Information about Financial Measures” at the end of this proxy statement for a reconciliation of non-GAAP financial measures to the corresponding GAAP financial measures, and the reasons we use non-GAAP financial measures. On a GAAP basis for 2015, pre-tax income was $7.2 billion and debt and capital lease obligations were $8.3 billion. Our Annual Report on Form 10-K for 2015 is available at http://ir.delta.com/shareholder-resources/annual-meetings/default.aspx but is not incorporated into this proxy statement.

PROXY STATEMENT SUMMARY	2	DELTA AIR LINES, INC.

PROXY STATEMENT SUMMARY

Continued Revenue Momentum

• Expanded operating revenue by $300 million to $40.7 billion. • Generated a unit revenue premium relative to the industry for the fifth year in a row.

Excellent Operating Performance

•      Another year of strong operating performance, resulting in a mainline on-time arrival rate of 85.8%, a flight completion factor of 99.6%, and continued our 1st place performance in fewest Department of Transportation customer complaints among the major network carriers.

Executive Compensation Program

Pay for performance is the foundation of our executive compensation philosophy, as the following highlights reflect:

•

Under our pay for performance philosophy, our executive compensation program places a substantial portion of total compensation at risk (i.e., value received is contingent upon Delta’s financial, operational and stock performance), emphasizing variable over fixed compensation. Ninety-four percent of Delta’s Chief Executive Officer’s target compensation opportunity for 2015 was at risk. Eighty-three percent of Mr. Anderson’s total compensation is concentrated in equity-based opportunities and his cash-based compensation (base salary and annual bonus) is below the 25th percentile of Delta’s custom peer group.

•

Our annual and long-term incentive plans utilize different stretch measures of operating, customer and financial performance goals to drive Delta’s business strategy, deliver value to our stockholders and align the interests of management with frontline employees.

•

We continue to focus on long-term compensation opportunities. The Personnel & Compensation Committee of the Board of Directors continued to grant all awards under long-term incentive plans with vesting schedules of three years. For further information see the “Compensation Discussion and Analysis” section of the proxy statement under “Elements of Compensation — Long-Term Incentives.”

•

We do not provide any supplemental executive retirement plans or deferred compensation plans to our executive officers. They participate in the same on-going retirement plans as our frontline employees.

DELTA AIR LINES, INC.	3	PROXY STATEMENT SUMMARY

PROXY STATEMENT SUMMARY

Governance Highlights

Our values and culture are the foundation of our success. We regularly assess our governance practices and highlights include:

•	Independent chairman (as of May 2, 2016, separate executive chairman, lead director and CEO)

•	Directors elected annually

•	Majority voting for directors in uncontested elections

•	11 of 14 director-nominees are independent

•	Executive sessions without management directors at Board of Directors and Board Committee meetings

•	Meaningful stock ownership and retention guidelines for members of the Board of Directors and executive officers

•	Active Board oversight of risk management

•	Regular succession planning

•	All members of the Audit Committee of the Board of Directors are designated financial experts under the rules of the Securities and Exchange Commission

•	Anti-hedging and anti-pledging policy for all employees and Board members

•	Prohibition on any director or officer directly owning stock in a competitor airline

•	No stockholder rights plan (poison pill) or super-majority voting

•	Commitment to sustainability (inclusion in Dow Jones Sustainability Index)

•	Annual advisory vote to approve executive compensation

•	Regular outreach to institutional stockholders

•	Clawback policy

•	No employment contracts, deferred compensation programs or supplemental executive retirement plans

•	Delta does not provide company cars, personal club memberships, executive life insurance, financial planning, or home security protection to its executive officers

•	Prohibits recycling of shares withheld or delivered to satisfy the exercise price or tax withholding requirements of stock options or stock appreciation rights

PROXY STATEMENT SUMMARY	4	DELTA AIR LINES, INC.

GENERAL INFORMATION

Internet Availability of Proxy Materials

Under rules adopted by the Securities and Exchange Commission (“SEC”), we are furnishing proxy materials (including our 2015 Form 10-K) to our stockholders on the Internet, rather than mailing paper copies to each stockholder. If you received a Notice Regarding the Availability of Proxy Materials (the “Notice”) by U.S. or electronic mail, you will not receive a paper copy of these proxy materials unless you request one. Instead, the Notice tells you how to access and review the proxy materials and vote your shares on the Internet. If you would like to receive a paper copy of our proxy materials free of charge, follow the instructions in the Notice. The Notice will be distributed to our stockholders beginning on or about April 29, 2016.

Stockholders Entitled to Vote

The Board of Directors set April 18, 2016 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting. On the record date, 771,592,324 shares of Delta common stock, par value $0.0001 per share, were outstanding. The common stock is the only class of securities entitled to vote at the meeting. Each outstanding share entitles its holder to one vote.

Voting Shares of Common Stock Registered in Your Name or Held under Plans

The control number you receive in your Notice covers shares of common stock in any of the following forms:

•	common stock registered in your name (“registered shares”);

•	common stock held in your account under the Delta Pilots Savings Plan (“Pilot Plan”);

•	common stock allocated to your account under the Delta Family-Care Savings Plan (“Savings Plan”); or

•	unvested restricted common stock granted under the Delta Air Lines, Inc. 2007 Performance Compensation Plan.

Special Note to Delta Employees About the Employee Stock Purchase Plan. If you are a Delta employee participating in the Employee Stock Purchase Plan, the control number you receive in your Notice does not cover shares of common stock purchased pursuant to the plan. These shares are held for your benefit by Fidelity in street name. For information about voting these shares, see “Voting Shares Held in Street Name.”

Your submission of voting instructions for registered shares results in the appointment of a proxy to vote those shares. In contrast, your submission of voting instructions for common stock held in your Pilot Plan account or allocated to your Savings Plan account, or for unvested restricted common stock granted under the Delta Air Lines, Inc. 2007 Performance Compensation Plan, instructs the applicable plan trustee or administrator how to vote those shares, but does not result in the appointment of a proxy. You may submit your voting instructions regarding all shares covered by the same control number before the meeting by using our Internet or telephone system or by completing and returning a proxy card, as described below:

•

Voting by the Internet or Telephone. You may vote using the Internet or telephone by following the instructions in the Notice to access the proxy materials and then following the instructions provided to allow you to record your vote. After accessing the proxy materials, to vote by telephone, call 1-800-690-6903 or to vote by the Internet, go to www.proxyvote.com and follow the instructions. The Internet and telephone voting procedures are designed to authenticate votes cast by using a personal identification number. These procedures enable stockholders to confirm their instructions have been properly recorded.

•

Voting by Proxy Card. If you obtained a paper copy of our proxy materials, you may also vote by signing, dating and returning your instructions on the proxy card in the enclosed postage-paid envelope. Please sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner should sign the proxy card. If a stockholder is a corporation or partnership, the proxy card should be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, state the signer’s full title and provide a certificate or other proof of appointment.

DELTA AIR LINES, INC.	5	GENERAL INFORMATION

To be effective, instructions regarding shares held in your Pilot Plan account or allocated to your Savings Plan account must be received by 5:00 p.m. Eastern Daylight Time on June 8, 2016. Instructions regarding registered shares or unvested restricted common stock must be received by 11:59 p.m. Eastern Daylight Time on June 9, 2016.

You may also vote registered shares by attending the annual meeting and voting in person by ballot; this will revoke any proxy you previously submitted.

Note that you may not vote shares of unvested restricted common stock, shares held in your Pilot Plan account or shares allocated to your Savings Plan account in person at the meeting. If you do not submit voting instructions in a timely manner regarding shares of unvested restricted common stock, shares held in your Pilot Plan account or shares allocated to your Savings Plan account, they will not be voted. See “Voting Shares Held in Street Name” below for information about voting Employee Stock Purchase Plan shares.

All properly submitted voting instructions, whether submitted by the Internet, telephone or U.S. mail, will be voted at the annual meeting according to the instructions given, provided they are received prior to the applicable deadlines described above. All properly submitted proxy cards not containing specific instructions will be voted in accordance with the Board of Directors’ recommendations set forth on page 1. The members of Delta’s Board of Directors designated to vote the proxies returned pursuant to this solicitation are Richard H. Anderson, Daniel A. Carp and Kenneth B. Woodrow.

Revoking a Proxy or Voting Instructions

If you hold registered shares, unvested restricted common stock, shares in your Pilot Plan account or shares allocated to your Savings Plan account, you may revoke your proxy or voting instructions prior to the meeting by:

•	providing written notice to Delta’s Legal Department at Delta Air Lines, Inc., Dept. No. 981, 1030 Delta Boulevard, Atlanta, Georgia 30354, Attention: Assistant Corporate Secretary; or

•	submitting later-dated instructions by the Internet, telephone or U.S. mail.

To be effective, revocation of instructions regarding shares held in your Pilot Plan account or allocated to your Savings Plan account must be received by 5:00 p.m. Eastern Daylight Time on June 8, 2016. Revocation of instructions regarding registered shares or unvested restricted common stock must be received by 11:59 p.m. Eastern Daylight Time on June 9, 2016.

You may also revoke your proxy covering registered shares by attending the annual meeting and voting in person by ballot. Attending the meeting will not, by itself, revoke a proxy. Note that you may not vote shares of unvested restricted common stock, shares held in your Pilot Plan account or shares allocated to your Savings Plan account in person at the meeting.

Voting Shares Held in Street Name

If your shares are held in the name of a broker, bank or other record holder (that is, in “street name”), refer to the instructions provided by the record holder regarding how to vote your shares or to revoke your voting instructions. This includes any shares purchased through the Employee Stock Purchase Plan. You may also obtain a proxy from the record holder permitting you to vote in person at the annual meeting. Without a proxy from the record holder, you may not vote shares held in street name by returning a proxy card or by voting in person at the annual meeting. If you hold your shares in street name, it is critical that you provide instructions to, or obtain a proxy from, the record holder if you want your shares to count in the election of directors (Proposal 1), the advisory vote on executive compensation (Proposal 2), the approval of the amendment and restatement of our Performance Compensation Plan (Proposal 3) and the stockholder proposal (Proposal 5). As described in the next section of this proxy statement, regulations prohibit your bank or broker from voting your shares in the election of directors (Proposal 1) and Proposals 2, 3 and 5 if you do not provide voting instructions.

GENERAL INFORMATION	6	DELTA AIR LINES, INC.

Limitation on Brokers’ Authority to Vote Shares

Under New York Stock Exchange (“NYSE”) rules, brokerage firms may vote in their discretion on certain matters on behalf of clients who do not provide voting instructions at least 15 days before the date of the annual meeting. Generally, brokerage firms may vote to ratify the appointment of independent auditors and on other “discretionary” items, but brokers are not permitted to vote your shares for the election of directors (Proposal 1) and Proposals 2, 3 and 5 unless you provide voting instructions. Accordingly, if your shares are held in a brokerage account and you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker on Proposal 4, but not the other proposals described in this proxy statement. Broker non-votes will not be considered in connection with Proposals 1, 2, 3 and 5. Therefore, we urge you to give voting instructions to your broker on all proposals.

Quorum for the Annual Meeting

The quorum at the annual meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of common stock that are outstanding and entitled to vote. Abstentions from voting and broker non-votes, if any, will be counted in determining whether a quorum is present. The meeting will not commence if a quorum is not present.

Votes Necessary to Act on Proposals

At an annual meeting at which a quorum is present, the following votes will be necessary on each of the proposals:

•

Each director shall be elected by the vote of a majority of the votes cast with respect to the director. For purposes of this vote, a majority of the votes cast means that the number of shares voted “for” a director must exceed 50% of the votes with respect to that director (excluding abstentions).

•

The advisory vote to approve executive compensation (“say on pay”) requires the affirmative vote of the majority of shares present and entitled to vote at the meeting. Abstentions have the same effect as votes against the proposal. Even though the outcome of the vote is advisory and therefore will not be binding on Delta, the Personnel & Compensation Committee of the Board of Directors will review and consider the voting results when making future decisions regarding executive compensation.

•

Approval of the amendment and restatement of our Performance Compensation Plan requires the affirmative vote of the majority of shares present and entitled to vote at the meeting. Abstentions have the same effect as votes against the proposal.

•

Ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2016 requires the affirmative vote of the majority of shares present and entitled to vote at the meeting. Abstentions have the same effect as votes against the proposal.

•

Approval of the stockholder proposal described in this proxy statement requires the affirmative vote of the majority of shares present and entitled to vote. Abstentions have the same effect as votes against the proposal.

Broker non-votes, if any, will be handled as described under “Limitation on Brokers’ Authority to Vote Shares.”

DELTA AIR LINES, INC.	7	GENERAL INFORMATION

Recommendations of the Board of Directors

The Board of Directors recommends that you vote:

•	FOR the election of the director-nominees named in this proxy statement;

•	FOR the approval, on an advisory basis, of the compensation of Delta’s named executive officers;

•	FOR the approval of the amendment and restatement of our Performance Compensation Plan;

•	FOR the ratification of the appointment of Ernst & Young LLP as Delta’s independent auditors for the year ending December 31, 2016; and

•	AGAINST the stockholder proposal described in this proxy statement.

All properly submitted proxy cards not containing specific instructions will be voted in accordance with the Board’s recommendations.

Presentation of Other Business at the Meeting

Delta is not aware of any business to be transacted at the annual meeting other than as described in this proxy statement. If any other item or proposal properly comes before the meeting (including, but not limited to, a proposal to adjourn the meeting in order to solicit votes in favor of any proposal contained in this proxy statement), the proxies received will be voted at the discretion of the directors designated to vote the proxies.

Attending the Meeting

To attend the annual meeting, you will need to show you are either a Delta stockholder as of the record date, or hold a valid proxy from such a Delta stockholder.

•

If your shares are registered in “street name,” or are held in your Pilot Plan account or your Savings Plan account, please bring evidence of your stock ownership, such as your most recent account statement.

•	If you own unvested restricted common stock, please bring your Delta-issued identification card; we will have a list of the holders of unvested restricted common stock at the meeting.

All stockholders should also bring valid picture identification; employees may use their Delta-issued identification card. If you do not have valid picture identification and proof that you own Delta stock, you may not be admitted to the meeting.

GENERAL INFORMATION	8	DELTA AIR LINES, INC.

GOVERNANCE MATTERS

Governance Overview

Delta believes that sound governance practices are essential to enhance long-term value for our stockholders. We operate under governance practices that are transparent and consistent with best practices.

You may view the charters of the Audit, Corporate Governance, Finance, Personnel & Compensation and Safety and Security Committees, the Certificate of Incorporation, the Bylaws, Delta’s corporate governance principles, our codes of ethics and business conduct, and our director independence standards on our Corporate Governance website at http://ir.delta.com/governance/governance-documents/default.aspx. You may obtain a copy of these materials by contacting Delta’s Assistant Corporate Secretary at the address on the next page.

Director Independence

Independence of Audit, Corporate Governance and Personnel & Compensation Committee Members

For many years, Delta’s Board of Directors has been composed of a substantial majority of independent directors. Delta’s Board established the Audit Committee, the Corporate Governance Committee, the Finance Committee, the Personnel & Compensation Committee and the Safety and Security Committee to focus on particular Board responsibilities.

The Board of Directors has affirmatively determined that all current directors are independent under the NYSE listing standards and Delta’s director independence standards, except Richard Anderson and Ed Bastian, who are not independent because each is an executive officer of Delta, and Doug Ralph, who is not independent because he is a Delta pilot. In making these independence determinations, the Board of Directors considered information submitted by the directors in response to questionnaires, information obtained from Delta’s internal records and advice from counsel.

The Audit, Corporate Governance and Personnel & Compensation Committees consist entirely of non-employee directors who are independent, as defined in the NYSE listing standards and Delta’s director independence standards. The members of the Audit Committee also satisfy the additional independence requirements set forth in rules under the Securities Exchange Act of 1934 (the “1934 Act”). In addition, each member of the Audit Committee has been designated an Audit Committee Financial Expert. The members of the Personnel & Compensation Committee also satisfy the additional independence requirements set forth in rules under the 1934 Act.

Directors Elected Annually; Majority Voting for Directors

Delta’s Certificate of Incorporation and Bylaws provide that all directors are elected annually. Under the Bylaws, a director in an uncontested election is elected by a majority of votes cast (excluding abstentions) at a stockholders’ meeting at which a quorum is present. In an election for directors where the number of nominees exceeds the number of directors to be elected — a contested election — the directors are elected by the vote of a plurality of the shares represented at the meeting and entitled to vote on the matter.

Identification and Selection of Nominees for Director

The Corporate Governance Committee recommends to the Board of Directors nominees for election to the Board who have the skills and experience to assist management in the operation of Delta’s business. In accordance with Delta’s corporate governance principles, the Corporate Governance Committee and the Board of Directors assess potential nominees (including incumbent directors) based on factors such as the individual’s business experience, character, judgment, diversity of experience, international background and other matters relevant to the Board’s needs and objectives at the particular time. Independence, financial literacy and the ability to devote significant time to Board activities and to the enhancement of the nominee’s knowledge of Delta’s business are also factors considered for Board membership. The Corporate Governance Committee retains third-party search firms from time to time to assist in identifying and preliminarily screening potential Board members.

DELTA AIR LINES, INC.	9	GOVERNANCE MATTERS

The Corporate Governance Committee evaluates potential nominees suggested by stockholders on the same basis as all other potential nominees. To recommend a potential nominee, you may:

•	e-mail nonmgmt.directors@delta.com or

•	send a letter addressed to Delta’s Law Department at Delta Air Lines, Inc., Dept. No. 981, 1030 Delta Boulevard, Atlanta, Georgia 30354, Attention: Chief Legal Officer.

Each potential nominee is reviewed and screened by the Corporate Governance Committee, which decides whether to recommend a candidate for consideration by the full Board.

Audit Committee Financial Experts

The Board of Directors has designated Mr. Easter, Mr. Blake, Mr. Brinzo, Mr. Foret, Ms. Franklin and Mr. Rial as Audit Committee Financial Experts.

Compensation Committee Interlocks and Insider Participation

None of the members of the Personnel & Compensation Committee is a former or current officer or employee of Delta or has any interlocking relationships as set forth in applicable SEC rules.

Communications with Directors

Stockholders and other interested parties may communicate with our non-management directors by sending an e-mail to nonmgmt.directors@delta.com. We have established a link to this address on our Investor Relations website. Communications with directors may also be mailed to Delta’s Law Department at the address listed above. Communications will be sent directly to the lead director of the Board, as representative of the non-management directors, other than communications pertaining to customer service, human resources, accounting, auditing, internal control and financial reporting matters. Communications regarding customer service and human resources matters will be forwarded for handling by the appropriate Delta department. Communications regarding accounting, auditing, internal control and financial reporting matters will be brought to the attention of the Audit Committee Chair.

Board of Directors

During 2015, the Board of Directors met 12 times. Each director who served on the Board during 2015 attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served that were held during his or her tenure on the Board. It is the Board’s policy that directors are encouraged to attend the annual meeting. All of Delta’s directors, except one, attended the annual meeting in 2015.

In 2015, the Board routinely held executive sessions without the Chief Executive Officer or any other management director. Mr. Carp, who served as the non-executive Chairman of the Board during 2015, presided at these executive sessions. In his role as Chairman of the Board, Mr. Carp’s responsibilities also included those described below under “Board of Directors Leadership Structure.”

Board of Directors Leadership Structure

Because we believe operating pursuant to sound governance practices benefits the long-term interests of our stockholders, since 2003 we have chosen to elect an independent, non-executive chairman separate from our Chief Executive Officer. Governance commentators, proxy voting advisory firms, and institutional stockholders generally conclude the separation of the two roles is a “best practice.” We believe the non-executive Chairman of the Board plays an important governance leadership role that enhances long-term stockholder value. His responsibilities include:

•	chairing meetings of non-management directors (executive sessions);

•	presiding at the Annual Stockholders Meeting;

•	briefing the Chief Executive Officer on issues raised in executive sessions;

GOVERNANCE MATTERS	10	DELTA AIR LINES, INC.

•

in collaboration with the Corporate Governance Committee of the Board, committee chairs and the Chief Executive Officer, scheduling Board meetings, setting Board agendas and strategic discussions and providing a review of pre-meeting materials delivered to directors;

•	overseeing Board, committee and senior management evaluations and succession planning;

•	managing the Board’s oversight of risks;

•	recommending appropriate governance policies and practices;

•	overseeing the avoidance of conflicts of interests;

•	recommending Board committee and committee chair assignments;

•

facilitating director discussions inside and outside the boardroom, managing the relationship between the Chief Executive Officer and the Board, consulting with the Chief Executive Officer and serving as a counterweight as appropriate;

•	overseeing the process for selecting new Board members;

•	calling meetings of the Board and stockholders;

•	chairing the Corporate Governance Committee;

•	conducting/overseeing the annual evaluation of the committees and the Board; and

•	carrying out other duties requested by the Chief Executive Officer and the Board as a whole.

Governance commentators, proxy advisory firms and institutional stockholders advise companies without a separation of the Chief Executive Officer and chairman to elect a lead director having the very same specific responsibilities as our non-executive chairman listed above. The goal of both the non-executive chairman and the lead director is the same — to provide engaged directors with the appropriate resources and structure to enhance stockholder value, without delegating all responsibilities to the Chief Executive Officer.

Effective May 2, 2016, Mr. Anderson is Executive Chairman and Mr. Blake is lead director. Mr. Blake will preside at the executive sessions of the Board routinely held without the chief executive officer or any other management director, and he and Mr. Anderson will work together to divide the other responsibilities previously performed by the non-executive chairman.

Board Committees

The Board of Directors has established the following committees to assist it in discharging its responsibilities:

Audit Committee

The Audit Committee met nine times in 2015. Among other matters, the Committee:

•	Appoints (subject to stockholder ratification) our independent auditors;

•	represents and assists the Board in its oversight of:

•	the integrity of our financial statements

•	legal and regulatory matters, including compliance with applicable laws and regulations

•	our independent auditors’ qualifications, independence and performance

•	the performance of our internal audit department;

•	reviews audits and other work product of the independent auditors and internal audit department;

•	discusses the adequacy and effectiveness of our internal control over financial reporting;

•	oversees our compliance with procedures and processes pertaining to corporate ethics and standards of business conduct;

DELTA AIR LINES, INC.	11	GOVERNANCE MATTERS

•	reviews and, if appropriate, approves or ratifies:

•	possible conflicts of interest involving members of the Board or executive officers

•	transactions that would be subject to disclosure under Item 404 of SEC Regulation S-K;

•	considers complaints concerning accounting, auditing, internal control and financial reporting matters;

•

reviews the enterprise risk management process by which management identifies, assesses and manages Delta’s exposure to risk; discusses major risk exposures with management; apprises the Board of Directors of risk exposures and management’s actions to monitor and manage risk; and reviews the Company’s insurance programs; and

•	focuses on tone at the top and chooses key topics for detailed review.

Corporate Governance Committee

The Corporate Governance Committee met five times in 2015. Among other matters, the Committee:

•

leads the search and recruiting process for new outside directors and identifies and recommends qualified individuals to the Board of Directors for nomination as directors; considers stockholder nominations of candidates for election as directors; and

•	considers, develops and makes recommendations to the Board regarding matters related to corporate governance, including:

•	governance standards

•	qualifications and eligibility requirements for Board members, including director independence standards

•	the Board’s size, composition, organization and processes

•	the type, function, size, membership and chairs of Board committees

•	evaluation of the Board’s performance

•	legal and regulatory changes in corporate governance

•	political contributions reports

•	the compensation of non-employee directors.

Finance Committee

The Finance Committee met 13 times in 2015. Among other matters, the Committee:

•	reviews and makes recommendations, where appropriate, to the Board regarding:

•	financial planning and financial structure

•	financings and guarantees

•	capital expenditures, including fleet acquisition

•	annual and longer-term operating plans

•	capital structure, including issuances and repurchases of capital stock and other securities

•	risk management practices and policies concerning investments and hedging, both financial and non-financial, including swaps

•	balance sheet strategies

GOVERNANCE MATTERS	12	DELTA AIR LINES, INC.

•	derivatives management, fuel hedging and oversight of Delta’s oil and fuel management;

•	approves commitments, capital expenditures and debt financings and re-financings, subject to certain limits.

Personnel & Compensation Committee

The Personnel & Compensation Committee met seven times in 2015. Among other matters, the Committee:

•	establishes general compensation philosophy and oversees the development and implementation of compensation programs;

•	performs an annual performance evaluation of the Chief Executive Officer and determines and approves the Chief Executive Officer’s compensation;

•	reviews and approves compensation programs for executive officers;

•	reviews and regularly approves the management succession plan;

•	makes recommendations to the Board regarding election of officers; and

•	selects, retains, terminates, and approves fees of compensation advisors to the Committee.

Safety and Security Committee

The Safety and Security Committee met five times in 2015. Among other matters, the Committee:

•	oversees and consults with management regarding customer, employee and aircraft operating safety and security, including related goals, performance and initiatives by:

•	reviewing current and proposed safety and security-related programs, policies and compliance matters

•	reviewing matters with a material effect on Delta’s flight safety operations and security

•	establishing and approving annual safety and security goals

•	reviewing the safety and security programs and performance of the Delta Connection carriers

•	reviewing the security of the Company’s information technology systems and operations, including defenses against cyber threats to the airline.

Board Oversight of Risk Management

The Board of Directors has ultimate responsibility to oversee Delta’s enterprise risk management program (“ERM”). The Board discusses risk throughout the year, particularly when reviewing operating and strategic plans and when considering specific actions for approval. Depending on the nature of the risk, the responsibility for oversight of selected risks may be delegated to appropriate committees of the Board of Directors, with material findings reported to the full Board. Delegations of risk oversight by the Board include:

•

The Audit Committee reviews the ERM framework at the enterprise level; reviews management’s process for identifying, managing and assessing risk; and oversees the management of risks related to the integrity of the consolidated financial statements, internal control over financial reporting, the internal audit function and related matters.

•

The Finance Committee oversees the management of risks related to aircraft fuel price and fuel hedging; foreign currency and interest rate hedging; Delta’s financial condition and capital structure; its financing, acquisition and investment transactions and related matters.

•	The Personnel & Compensation Committee reviews risks related to management succession and Delta’s executive compensation program.

•	The Corporate Governance Committee reviews risks related to Board of Directors’ succession and Delta’s corporate governance matters.

DELTA AIR LINES, INC.	13	GOVERNANCE MATTERS

•	The Safety and Security Committee oversees the management of risks related to customer, employee, aircraft and airport operating safety and security and information technology safety and security.

The Board of Directors receives reports from the committee chairs at regularly scheduled Board meetings. Management reports to the Board and the committees with oversight of specific risks concerning matters such as compliance with regulations, business strategies, proposed changes in laws and regulations and any other matter deemed appropriate by the Board or the committees.

Under Delta’s ERM process, management is responsible for setting risk tolerance levels; defining organizational responsibilities for risk management; determining the significant risks to Delta; developing risk mitigation and management strategies, based on Delta’s risk tolerance levels; and monitoring the business to determine that risk mitigation activities are in place and operating. Management periodically updates its assessment of risks to Delta as emerging risks are identified.

Delta’s internal audit function, which is led by the Vice President — Corporate Audit and Enterprise Risk Management, is responsible for supporting and coordinating management’s ERM process and activities; documenting risk assessments using a consistent approach; identifying and validating controls to mitigate risk; and reporting on results of risk evaluations. The Vice President — Corporate Audit and Enterprise Risk Management reports to the Audit Committee regarding ERM activities.

The Board of Directors believes that Delta’s leadership structure, combined with the roles of the Board and its committees, provides the appropriate leadership for effective risk oversight.

GOVERNANCE MATTERS	14	DELTA AIR LINES, INC.

PROPOSAL 1 — ELECTION OF DIRECTORS

All Delta Directors are elected annually. At the annual meeting, each director will be elected by the vote of a majority of the votes cast. This means the number of votes cast “for” a director must exceed 50% of the votes with respect to that director (excluding abstentions). Each director elected will hold office until the next annual meeting of stockholders and the election of his or her successor.

Delta’s Bylaws provide that any director not elected by a majority of the votes cast at the annual meeting must offer to tender his or her resignation to the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors whether to accept the resignation. The Board of Directors will consider the recommendation and publicly disclose its decision within 90 days after the certification of the election results.

The Board of Directors recommends a vote FOR the following nominees:

(1) Richard H. Anderson	(8) Mickey P. Foret
(2) Edward H. Bastian	(9) Shirley C. Franklin
(3) Francis S. Blake	(10) George N. Mattson
(4) Daniel A. Carp	(11) Douglas R. Ralph
(5) David G. DeWalt	(12) Sergio A. L. Rial
(6) Thomas E. Donilon	(13) Kathy N. Waller
(7) William H. Easter III	(14) Kenneth B. Woodrow

All of the nominees are currently serving on the Board of Directors. The Board of Directors believes each nominee for director will be able to stand for election. If any nominee becomes unable to stand for election, the Board may name a substitute nominee or reduce the number of directors. If a substitute nominee is chosen, the directors designated to vote the proxies will vote FOR the substitute nominee.

Delta, the Air Line Pilots Association, International, the collective bargaining representative for Delta pilots (“ALPA”), and the Delta Master Executive Council, the governing body of the Delta unit of ALPA (“Delta MEC”), have an agreement whereby Delta agrees (1) to cause the election to the Board of Directors of a Delta pilot designated by the Delta MEC who is not a member or officer of the Delta MEC or an officer of ALPA (“Pilot Nominee”); (2) at any meeting of stockholders at which the Pilot Nominee is subject to election, to re-nominate the Pilot Nominee or nominate another qualified Delta pilot designated by the Delta MEC to be elected to the Board of Directors and to use its reasonable best efforts to cause such person to be elected to the Board; and (3) in the event of the Pilot Nominee’s death, disability, resignation, removal or failure to be elected, to elect promptly to the Board a replacement Pilot Nominee designated by the Delta MEC to fill the resulting vacancy. Pursuant to this provision, the Delta MEC has designated Douglas R. Ralph to be nominated for election to the Board at the annual meeting.

The compensation of Mr. Ralph as a Delta pilot is determined under the collective bargaining agreement between Delta and ALPA. During 2015, Mr. Ralph received $321,271 in compensation (which includes: $255,973 in flight earnings, $30,298 in shared rewards/profit sharing payments and $35,000 in Delta contributions to a defined contribution plan). As a Delta pilot, Mr. Ralph is not separately compensated for his service as a director.

Certain Information About Nominees

Delta believes each nominee has a reputation for integrity, honesty and adherence to high ethical standards; demonstrated business acumen and the exercise of sound judgment; and a track record of service as a leader in business or governmental settings. Delta also believes it is important for directors and nominees for director to have experience in one or more of the following areas:

•	As a chief executive or member of senior management of a large public or private company or in a leadership position in a governmental setting

•	Airline or other transportation industries

DELTA AIR LINES, INC.	15	PROPOSAL 1 — ELECTION OF DIRECTORS

•	Marketing

•	Financial and/or accounting

•	Risk management

•	Energy industry

•	International business

•	Information technology expertise

•	Global security and government affairs experience

•	As a board member of a large public or private company

The Board of Directors has fixed the size of the Board at fourteen members effective at the annual meeting. The following section provides information about each nominee for director, including the experience that led the Board of Directors to conclude the nominee should serve as a director of Delta.

Richard H. Anderson	Age 60	Joined Delta’s Board April 30, 2007

Mr. Anderson has served as Chief Executive Officer of Delta from 2007 until May 2, 2016. Effective on May 2, Mr. Anderson is the Executive Chairman of the Board of Directors.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Anderson should serve as a director include Mr. Anderson’s experience serving as the Chief Executive Officer of Delta and Northwest Airlines, Inc. and over 20 years of business and operational experience in the airline industry. He has also served as a senior executive of a Fortune 20 healthcare company, as well as on the boards of directors of public companies other than Delta.

Directorships:	Medtronic, PLC; Cargill, Inc.
Affiliations:	Board of Metro Atlanta Chamber

Edward H. Bastian	Age 58	Joined Delta’s Board February 5, 2010

Mr. Bastian has been President of Delta since 2007. He is the Chief Executive Officer of Delta, effective on May 2, 2016. He was President of Delta and Chief Executive Officer of Northwest Airlines, Inc. from 2008 to 2009. Mr. Bastian was President and Chief Financial Officer of Delta from 2007 to 2008; Executive Vice President and Chief Financial Officer of Delta from 2005 to 2007; Chief Financial Officer of Acuity Brands from June 2005 to July 2005; Senior Vice President — Finance and Controller of Delta from 2000 to 2005 and Vice President and Controller of Delta from 1998 to 2000.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Bastian should serve as a director include Mr. Bastian’s over fifteen years of experience as a Delta officer, including serving as Delta’s President, Delta’s Chief Restructuring Officer during its Chapter 11 bankruptcy proceeding and Northwest Airlines Inc.’s Chief Executive Officer after the merger. Mr. Bastian’s accounting and finance background provides financial and strategic expertise to the Board of Directors.

Directorships:	GOL Linhas Aéreas Inteligentes, S.A.; Grupo Aeroméxico, S.A.B. de C.V.
Affiliations:	Member, Board of Woodruff Arts Center

PROPOSAL 1 — ELECTION OF DIRECTORS	16	DELTA AIR LINES, INC.

Francis S. Blake	Age 66	Joined Delta’s Board July 25, 2014

Mr. Blake served as the Chairman of The Home Depot from 2007 until his retirement in February 2015. He is the lead director of Delta’s Board of Directors effective May 2, 2016. He was the CEO of The Home Depot from 2007 to November 2014 and previously served as Vice Chairman of the Board of Directors and its Executive Vice President. He joined The Home Depot in 2002 as Executive Vice President - Business Development and Corporate Operations. Mr. Blake was previously the deputy secretary for the U.S. Department of Energy and served in a variety of executive positions at General Electric Company, including as Senior Vice President, Corporate Business Development in charge of all worldwide mergers, acquisitions and dispositions worldwide.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Blake should serve as a director include his experience as the Chairman and Chief Executive Officer of a complex retail organization and prior leadership positions in business and government. He has also served on boards of directors of public companies in the energy industry. At other public companies, Mr. Blake has experience as a member of the audit and governance committees.

Committees:	Audit; Corporate Governance (Chair)
Directorships:	Macy’s, Inc.; The Procter & Gamble Company

Daniel A. Carp	Age 67	Joined Delta’s Board April 30, 2007

Mr. Carp served as non-executive Chairman of Delta’s Board of Directors from 2007 until May 2016. He was Chief Executive Officer and Chairman of the Board of Eastman Kodak Company from 2000 to 2005. Mr. Carp was President of Eastman Kodak Company from 1997 to 2003.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Carp should serve as a director include Mr. Carp’s substantial business experience as Chairman and Chief Executive Officer of a multinational public company in the consumer goods and services sector, where he was employed for over 35 years. As a member of the boards of directors of large public companies other than Delta, Mr. Carp has experience on audit, compensation, finance and governance committees.

Committees:	Corporate Governance; Personnel & Compensation (Chair)
Directorships:	Norfolk Southern Corporation; Texas Instruments Inc.

David G. DeWalt	Age 51	Joined Delta’s Board November 22, 2011

Mr. DeWalt has been the Chief Executive Officer of FireEye, Inc., a global network cyber security company, since November 2012 and Chairman of its board since June 2012. Mr. DeWalt was President and Chief Executive Officer of McAfee, Inc., a security technology company, from 2007 until 2011 when McAfee, Inc. was acquired by Intel Corporation. From 2003 to 2007, Mr. DeWalt held executive positions with EMC Corporation, a provider of information infrastructure technology and solutions, including serving as Executive Vice President and President-Customer Operations and Content Management Software.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. DeWalt should serve as a director include Mr. DeWalt’s substantial expertise in the information technology security industry and his strategic and operational experience as the current Chief Executive Officer of FireEye, Inc. and former Chief Executive Officer of McAfee, Inc. As a member of the boards of directors of public companies other than Delta, Mr. DeWalt has served on the audit and compensation committees.

Committees:	Corporate Governance; Safety & Security
Directorships:	FireEye, Inc.; Five9, Inc.; Jive Software, Inc. (2011-2013); Polycom Inc. (2005-2013)
Affiliations:	National Security & Technology Advisory Committee

DELTA AIR LINES, INC.	17	PROPOSAL 1 — ELECTION OF DIRECTORS

Thomas E. Donilon	Age 60	Joined Delta’s Board February 20, 2015

Mr. Donilon is a partner and vice chair of the international law firm of O’Melveny & Myers. Prior to rejoining O’Melveny in 2014, Mr. Donilon served in the administration of President Barack Obama, most recently as national security advisor. In that capacity, he oversaw the U.S. National Security Council staff, chaired the cabinet-level National Security Principals Committee, and was responsible for the coordination and integration of the administration’s foreign policy, intelligence and military efforts. Mr. Donilon also served as the President’s personal emissary to a number of world leaders. Over the past three decades, Mr. Donilon has worked closely with and advised two other U.S. Presidents. In February 2016, the President appointed Mr. Donilon as Chair of the Commission to Enhance National Cybersecurity.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Donilon should serve as a director include his extensive experience and unique expertise and insight into global security and international strategic matters, his service at the highest levels of the U.S. government and his role as a legal advisor to public company boards and a range of other sophisticated business clients.

Committees:	Finance; Safety and Security
Affiliations:	Distinguished Fellow, Council on Foreign Relations; Non-resident Senior Fellow; Harvard Kennedy School’s Belfer Center for Science and International Affairs; Distinguished Fellow, Asia Society Policy Institute; Honorary Trustee at the Brookings Institution; Member, Aspen Strategy Group; Member, the Trilateral Commission; Member, the Center on Global Energy Policy Advisory Board at Columbia University; Member, U.S. Defense Policy Board; Member, Central Intelligence Agency’s External Advisory Board; Chair, Commission on Enhancing National Cybersecurity

William H. Easter III	Age 66	Joined Delta’s Board December 3, 2012

Mr. Easter was Chairman, President and CEO of DCP Midstream LLC (formerly Duke Energy Field Services, LLC) from 2004 until his retirement in 2008. Previously employed by ConocoPhillips for 32 years, Mr. Easter served as Vice President of State Government Affairs from 2002 to 2004 and as General Manager of the Gulf Coast Refining, Marketing and Transportation Business Unit from 1998 to 2002.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Easter should serve as a director include over 36 years of leadership and operational experience in natural gas, crude oil and refined product supply, transportation, refining and marketing with ConocoPhillips and DCP Midstream LLC. Additionally, Mr. Easter has experience as a member of the boards of directors of other public companies where he served on the audit, corporate governance, compensation and finance committees. Since his retirement from DCP Midstream, LLC, Mr. Easter has been involved in private investments.

Committees:	Audit (Chair); Corporate Governance
Directorships:	BakerHughes, Inc.; Concho Resources, Inc.; Sunoco, Inc. (2011-2012)
Affiliations:	Member, Board of Memorial Hermann Hospital System, Houston, Texas

PROPOSAL 1 — ELECTION OF DIRECTORS	18	DELTA AIR LINES, INC.

Mickey P. Foret	Age 70	Joined Delta’s Board October 29, 2008

Mr. Foret was Executive Vice President and Chief Financial Officer of Northwest Airlines, Inc. from 1998 to 2002, and also served as Chairman and Chief Executive Officer of Northwest Cargo from 1999 to 2002. Mr. Foret served as President and Chief Operating Officer of Atlas Air, Inc. from 1996 to 1997 and as Executive Vice President and Chief Financial Officer of Northwest Airlines, Inc. from 1993 to 1996.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Foret should serve as a director include Mr. Foret’s experience in the airline industry, where he held numerous senior executive positions for over 35 years, particularly in the finance area. He served as Chief Financial Officer of Northwest Airlines, Inc. for seven years. Mr. Foret has also served on the audit, compensation, finance and governance committees of the boards of directors of other public companies.

Committees:	Audit; Safety and Security (Chair)
Directorships:	SpartanNash; URS Corporation (2003-2014); Nash Finch Company (2005-2013)

Shirley C. Franklin	Age 70	Joined Delta’s Board July 20, 2011

Ms. Franklin has been Executive Chair of the Board of Purpose Built Communities, Inc., a national non-profit organization established to transform struggling neighborhoods into sustainable communities, since 2011. Since 2013, Ms. Franklin has also served as the Barbara Jordan Visiting Professor at the University of Texas-Austin, LBJ School of Public Affairs. Ms. Franklin served as Mayor of the City of Atlanta from 2002 to 2010 and served in cabinet positions in the City of Atlanta, including Chief of Operations and Chief Administrative Officer, from 1978 to 1991, prior to her election as mayor in 2001.

Experience:

The qualifications that led the Board of Directors to conclude that Ms. Franklin should serve as a director include Ms. Franklin’s extensive executive leadership experience, business experience and financial expertise. She has over 38 years of leadership experience in various positions in city government and other organizations, including her eight years as Mayor of Atlanta. She has also served on the audit committee of a board of directors of a public company other than Delta.

Committees:	Audit; Personnel & Compensation
Directorships:	Mueller Water Products, Inc.
Affiliations:	Atlanta Regional Commission on Homelessness (Co-Chair); National Center for Civil and Human Rights (Chair); United Way of Metropolitan Atlanta Endowment Foundation; The Volcker Alliance (member)

DELTA AIR LINES, INC.	19	PROPOSAL 1 — ELECTION OF DIRECTORS

George N. Mattson	Age 50	Joined Delta’s Board October 1, 2012

Mr. Mattson served as a partner and co-head of the Global Industrials Group in Investment Banking at Goldman, Sachs & Co. from 2002 through August 2012, where he served in a variety of positions from 1994 to 2002. Mr. Mattson was an Associate at Credit Suisse First Boston from 1993 to 1994, and he held various sales and marketing positions at IBM from 1987 to 1993.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Mattson should serve as a director include Mr. Mattson’s experience in the areas of mergers and acquisitions, corporate finance and capital markets. In addition, Mr. Mattson has knowledge of the airline industry and other global industries acquired during his 18 years at Goldman, Sachs & Co., including as co-head of the Global Industrials Group in Investment Banking, which had responsibility for a diverse set of industry sectors, including companies in the transportation industry. Since his retirement from Goldman Sachs, Mr. Mattson has been involved in acquiring and growing middle market industrial businesses.

Committees:	Finance (Chair); Personnel & Compensation
Affiliations:	Member, Board of The Boys’ Club of New York (Chair, Investment Committee); Member, Vice Chair Board of Visitors of the Pratt School of Engineering at Duke University

Douglas R. Ralph	Age 61	Joined Delta’s Board June 25, 2015

Mr. Ralph has been a Delta pilot since 1991 and is currently a Captain of a Boeing 767ER aircraft. He was an active duty pilot in the U.S. Marine Corps for six years prior to joining Delta. He was then a pilot in the U.S. Naval Reserves for 17 years, retiring with the rank of Captain in 2001. Mr. Ralph has been designated by the Delta MEC as the Pilot Nominee. Prior to joining the Board of Directors, Mr. Ralph was the Chair of the Investor Relations Committee of the Delta MEC and also served on a Government Affairs Committee for the Delta MEC.

Experience:	As a pilot designated by the Delta MEC to serve on the Board of Directors, Mr. Ralph provides a unique perspective into the airline industry and related labor relations matters.
Committees:	Finance; Safety & Security

Sergio A. L. Rial	Age 55	Joined Delta’s Board December 9, 2014

Mr. Rial has been Chief Executive Officer since January 2016 of Banco Santander Brazil, the third largest private bank in Brazil and a member of Santander Group, the largest bank in the Eurozone. Mr. Rial served as Chairman of Banco Santander Brazil from February 2015 until January 2016. From 2012 to February 2015, Mr. Rial was Chief Executive Officer of Marfrig Global Foods, one of the world’s largest meat companies with operations in Brazil and 15 other countries. Prior to joining Marfrig in 2012, Mr. Rial served in various leadership capacities with Cargill, Inc., a Minneapolis-based global provider of food, agriculture, financial and industrial products and services. At Cargill, Mr. Rial served as Chief Financial Officer from 2009 to 2011 and Executive Vice President from 2011 to 2012. He was also a member of Cargill’s board of directors from 2010 to 2012. From 2002 to 2004, Mr. Rial was a senior managing director and co-head of the Investment Banking Division at Bear Stearns & Co. in New York after serving at ABN AMRO Bank for 18 years.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Rial should serve as a director include his experience as a chief executive officer in global business, particularly in the key market of Latin America, and his extensive financial experience as a chief financial officer of a global corporation. He has also served on boards of directors of public companies in the food and agricultural industry.

Committees:	Audit; Personnel & Compensation
Directorships:	Cyrela Brazil Realty S.A. (2010-2015); The Mosaic Company (2010-2011)

PROPOSAL 1 — ELECTION OF DIRECTORS	20	DELTA AIR LINES, INC.

Kathy N. Waller	Age 57	Joined Delta’s Board July 24, 2015

Ms. Waller has been the Executive Vice President and Chief Financial Officer of The Coca-Cola Company since 2014. Ms. Waller joined Coca-Cola in 1987 as a senior accountant and has assumed roles of increasing responsibility during her career, including Vice President, Finance and Controller.

Experience:

The qualifications that led the Board of Directors to conclude that Ms. Waller should serve as a director include her extensive financial experience with a global business enterprise, including her role as Chief Financial Officer. Ms. Waller’s accounting and finance background provides financial and strategic expertise to the Board of Directors.

Committees:	Corporate Governance; Finance
Directorships:	Monster Beverage Corporation; Coca-Cola FEMSA, S.A.B. de C.V.

Kenneth B. Woodrow	Age 71	Joined Delta’s Board July 1, 2004

Mr. Woodrow was Vice Chairman of Target Corporation from 1999 until his retirement in December 2000. He served as President of Target Corporation from 1994 until 1999 and held other management positions in that company from 1971 until 1994.

Experience:

The qualifications that led the Board of Directors to conclude that Mr. Woodrow should serve as a director include Mr. Woodrow’s nearly 30 years of experience in marketing, operations and finance at a public company with a large number of general merchandise retail stores throughout the United States. Mr. Woodrow held positions during that time that included Vice Chairman, President and Chief Financial Officer. Mr. Woodrow has experience as a member of the boards of directors of two other public companies where he served on audit, finance and governance committees.

Committees:	Finance; Personnel & Compensation
Affiliations:	Former Chairman of the Board and Current Life Trustee, Hamline University

DELTA AIR LINES, INC.	21	PROPOSAL 1 — ELECTION OF DIRECTORS

BENEFICIAL OWNERSHIP OF SECURITIES

Directors, Nominees for Director and Executive Officers

The following table sets forth the number of shares of Delta common stock beneficially owned as of April 18, 2016, by each director and director-nominee, each person named in the Summary Compensation Table in this proxy statement, and all directors and executive officers as a group. Unless otherwise indicated by footnote, the owner exercises sole voting and investment power over the shares.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)
Directors:
Richard H. Anderson	2,977,754	(2)
Edward H. Bastian	913,506	(2)(3)
Francis S. Blake	18,065
Roy J. Bostock	91,128	(4)
John S. Brinzo	50,773
Daniel A. Carp	59,533
David G. DeWalt	41,000
Thomas E. Donilon	7,140
William H. Easter III	37,450
Mickey P. Foret	73,078	(2)
Shirley C. Franklin	39,950
David R. Goode	73,173
George N. Mattson	40,940
Douglas R. Ralph	0
Sergio A.L. Rial	6,182
Kathy N. Waller	3,630
Kenneth B. Woodrow	73,173

Named Executive Officers:
Glen W. Hauenstein	369,825	(2)
Paul A. Jacobson	492,631	(2)(5)
W. Gil West	118,990
Directors and Executive Officers as a Group (24 Persons)	5,815,009	(2)

(1)	Each of the individuals listed in the table and the directors and executive officers as a group beneficially owned less than 1% of the shares of common stock outstanding on April 18, 2016.

(2)

Includes the following number of shares of common stock which a director or named executive officer has the right to acquire upon the exercise of stock options that were exercisable as of April 18, 2016, or that will become exercisable within 60 days after that date:

Name	Number of Shares
Richard H. Anderson	2,441,927
Edward H. Bastian	605,704
Mickey P. Foret	9,146
Glen W. Hauenstein	204,100
Paul A. Jacobson	164,000
Directors & Executive Officers as a Group	3,522,060

(3)	Includes 5,500 shares held by a family foundation, of which Mr. Bastian and his wife are the directors.

(4)	Includes 35,618 shares held by a family foundation, of which Mr. Bostock, his wife and children and their spouses are directors.

(5)	Includes 25,000 shares held by a family foundation, of which Mr. Jacobson and his wife are the trustees.

BENEFICIAL OWNERSHIP OF SECURITIES	22	DELTA AIR LINES, INC.

Beneficial Owners of More than 5% of Voting Stock

The following table provides information about the following entities known to Delta to be the beneficial owner of more than five percent of Delta’s outstanding common stock as of April 18, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class
The Vanguard Group	43,325,413	(1)	5.6%
100 Vanguard Blvd
Malvern, PA 19355

BlackRock, Inc.	41,605,330	(2)	5.4%
55 East 52nd Street
New York, NY 10055

(1)

Based on Schedule 13G filed February 11, 2016, in which The Vanguard Group reported that, as of December 31, 2015, it had sole voting power over 1,290,118 of these shares, sole dispositive power over 42,004,995 of these shares, and shared dispositive power over 1,320,418 of these shares.

(2)

Based on Schedule 13G filed February 9, 2016, in which BlackRock, Inc. reported that, as of December 31, 2015, it had sole voting power over 36,011,878 of these shares, sole dispositive power over 41,536,293 of these shares, and shared dispositive power over 69,037 of these shares.

DELTA AIR LINES, INC.	23	BENEFICIAL OWNERSHIP OF SECURITIES

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section of the proxy statement provides an overview and analysis of our executive compensation program. It discusses our executive compensation philosophy and objectives, the administration of the executive compensation program and the material elements of the program. It also reviews the actions taken by the Personnel & Compensation Committee of the Board of Directors (the “P&C Committee”) in 2015 and the compensation of our named executive officers, who were:

•	Richard H. Anderson — Chief Executive Officer

•	Edward H. Bastian — President

•	Glen W. Hauenstein — Executive Vice President & Chief Revenue Officer

•	Paul A. Jacobson — Executive Vice President & Chief Financial Officer

•	W. Gil West — Executive Vice President & Chief Operating Officer

Effective May 2, 2016, Mr. Anderson is the Executive Chairman of the Board of Directors, Mr. Bastian is the Chief Executive Officer succeeding Mr. Anderson and Mr. Hauenstein is President succeeding Mr. Bastian. Effective February 3, 2016, Mr. West was promoted to Senior Executive Vice President & Chief Operating Officer.

Executive Summary

Our performance in 2015.    Delta had a successful 2015, with strong financial results, continued revenue momentum, excellent operational performance and investments in network, airports, fleet and technology. The following key accomplishments in 2015 helped make Delta the carrier of choice for passengers and position the Company for further success in 2016:

•	Strong financial results*

•	Excluding special items, earned pre-tax income of $5.9 billion, an increase of 29% over 2014 and Delta’s sixth consecutive year of solid profitability, with 3.2 points of pre-tax margin expansion.

•	Free cash flow of $3.8 billion and the return of $2.6 billion to stockholders through dividends and share repurchases.

•	Reduced adjusted net debt to $6.7 billion, a $600 million reduction from 2014 and more than a $10 billion reduction from 2009.

•	Generated over 20% return on invested capital, the sixth year in a row we had returns that met or exceeded our cost of capital.

•	Continued revenue momentum

•	Expanded operating revenue to $40.7 billion, a $342 million increase over 2014.

•	Generated a unit revenue premium relative to the industry for the fifth year in a row.

•	Excellent operating performance

•

Maintained strong operating performance with a mainline on-time arrival rate of 85.8%, a flight completion factor of 99.6% — achieving 161 days of zero mainline cancellations and continued our 1st place performance in fewest Department of Transportation (“DOT”) customer complaints among the major network carriers.

* See “Supplemental Information about Financial Measures” at the end of this proxy statement for a reconciliation of non-GAAP financial measures to the corresponding GAAP financial measures, and the reasons we use non-GAAP financial measures. On a GAAP basis for 2015, pre-tax income was $7.2 billion and debt and capital lease obligations were $8.3 billion.

EXECUTIVE COMPENSATION	24	DELTA AIR LINES, INC.

•	Based on DOT measures, these results put Delta at the top of the industry in operational reliability and customer service for major global carriers.

•	Investments in network, airports, fleet and technology

•	Continued our joint venture with Virgin Atlantic, increasing our presence at London’s Heathrow Airport.

•

In New York, we are continuing renovations at our facilities at LaGuardia to support our expanded domestic operations and we opened the expanded and thoroughly enhanced Terminal 4 at New York’s JFK International Airport and announced an additional expansion of Terminal 4.

•	Focused on growing Seattle into a major international gateway, with expanded service and investments in airport facilities.

•	Continued our fleet restructuring to replace 50-seat regional jets and other older, less cost effective aircraft with newer, more efficient Boeing 737-900, Boeing 717 and CRJ-900 aircraft.

•	Continued to make significant functionality and performance improvements to delta.com and our award-winning mobile applications to add more customer-focused functions.

•	Other company highlights

•

Received recognition from leading organizations and publications, including being named, for the fifth time in six years, Fortune’s Most Admired Airline; won numerous airline industry awards sweeping the major corporate travel surveys, including Business Travel News and Travel Weekly; and was named a Best Place to Work in 2016 in Glassdoor’s Employees’ Choice Awards.

•

Recognized as a national leader in our commitment to anti-human trafficking efforts and continued to provide training to customer-facing employees to help identify and report suspected instances of human trafficking.

Our employee commitment.    Delta’s employees are critical to the Company’s success. Our strong financial, operational and customer service results in 2015 would not have been possible without the dedication and determination of our employees. During 2015, we continued our commitment to promoting a culture of open, honest and direct communications, making Delta a great place to work, and building an environment that encourages diversity, integrity and respect. Key actions in 2015 include:

•

Paying a record $1.5 billion under Delta’s broad-based profit sharing program (the “Profit Sharing Program”) in recognition of the achievements of our employees in meeting Delta’s financial targets for the year, providing each eligible employee with a payout of 21.4% of eligible earnings.

•

Awarding $95 million under Delta’s broad-based shared rewards program (the “Shared Rewards Program”) based on the hard work of our employees in meeting on-time arrival, baggage handling and flight completion factor performance goals during 2015.

•	Contributing almost $1.8 billion to Delta’s broad-based defined contribution and defined benefit retirement plans, including $600 million in excess contributions to our defined benefit plans.

•

Implementing base salary increases of 4% for our frontline and merit employees in April 2015 and, in December 2015, providing an additional base salary increase of 14.5% for our non-executive employees (excluding pilots) as an offset to changes being made to their profit sharing formula in 2016.

•	Increasing total company contributions to a maximum of 8% of an employee’s eligible earnings under our broad-based ground and flight attendant defined contribution plan (401(k) plan) in January 2016.

•

Investing over $10 billion in our people, which includes salaries, pension funding, health insurance, 401(k) contributions, Profit Sharing Program, Shared Rewards Program, life insurance, disability and survivor benefits, travel benefits and training.

DELTA AIR LINES, INC.	25	EXECUTIVE COMPENSATION

Pay for performance.    Pay for performance is the foundation of our executive compensation philosophy. Our executive compensation program places a substantial portion of total compensation for 2015 at risk: 94% of our Chief Executive Officer’s and 90% of our other named executive officers’ total compensation. Furthermore, the majority of total compensation is paid in the form of Delta stock, which, together with our stock ownership and retention guidelines, aligns the interests of management to those of stockholders. We believe our stockholders recognize this alignment as shown by the significant approval of our executive compensation program through an advisory vote at our last four annual meetings.

2015 Compensation Mix (at target)

*	Represents At-Risk Compensation

The P&C Committee sets stretch performance goals under our annual and long-term incentive plans to drive Delta’s business strategy and to deliver value to our stockholders. Consistent with these principles:

•

The vast majority of the compensation opportunity for our executive officers is earned contingent upon Delta’s achieving its financial, operational and customer service goals and stock price performance.

•	Based on our strong performance in 2015, we paid out 200% of target under our annual incentive plan and 184.8% of target under the 2013 Long-Term Incentive Program.

•

The P&C Committee designs our incentive plans to closely align the interests of management with frontline employees by using many of the same financial and operational performance measures in both our executive and broad-based employee compensation programs. If there is no payout under Delta’s broad-based employee Profit Sharing Program for the year:

•	There will be no payment under the annual incentive plan’s financial performance measure.

•	Any payment to executive officers for other performance measures may not exceed the target level.

•	All payments will be made in restricted stock rather than in cash, which will not vest until there is a subsequent profit sharing payment.

The Profit Sharing Program paid out a record $1.5 billion for 2015.

2015 compensation decisions.    The P&C Committee reviews our executive compensation program annually. In 2015, few changes were made to the program. These changes are described in this Compensation Discussion and Analysis.

EXECUTIVE COMPENSATION	26	DELTA AIR LINES, INC.

Corporate governance and compensation initiatives.    Our executive compensation program reflects corporate governance policies and compensation practices that are transparent, consistent with best practices and aligned with the interests of our stockholders, customers and employees.

The executive compensation practices we consider instrumental in driving Company performance while mitigating risk, as well as practices we avoid, are illustrated in the following chart:

Corporate Governance Policies and Other Practices:	Compensation Programs Not Offered

•     Compensation clawback policy applicable to all officers

•     Stock ownership and retention guidelines for executive officers and directors

•     Equity award grant policy that establishes objective, standardized criteria for the timing of the grant of equity awards

•     “Double trigger” vesting of incentive awards upon a change in control

•     Anti-hedging and anti-pledging policy

•     Equity compensation policy that prohibits repricing or cash buyouts of stock options and stock appreciation rights and requires a one-year minimum vesting period for performance-based awards

•     Full disclosure of incentive plan performance measures

•     Engagement with institutional investors regarding our executive compensation program

•     Excise tax reimbursement for payments made in connection with a change in control

•     Loss on sale on residence relocation protection for named executive officers

•     Employment contracts

•     Supplemental executive retirement or deferred compensation plans

•     No company-provided:

¡          company cars

¡         personal club memberships

¡         private jet travel for personal use

¡         executive life insurance (eliminated in July 2015)

¡         financial planning (eliminated in 2016)

¡         home security protection (eliminated in 2016)

To further align our executive compensation program with best practices, in February 2015, the P&C Committee amended the Delta Air Lines 2007 Performance Compensation Plan to prohibit share recycling with respect to stock options and stock appreciation rights.

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy and objectives are directly related to our business strategy. In 2015, our primary business goals included maintaining top-tier financial and operational performance; reducing our non-fuel costs; controlling our fuel expense; increasing profitable revenue; and earning and maintaining customer loyalty.

To achieve these goals, the P&C Committee continued the executive compensation philosophy and objectives from the previous year, concluding this approach remained important to deliver value to stockholders, customers and employees. Our principal objectives are to promote a pay for performance culture which:

•

Places a substantial majority of total compensation at risk and utilizes stretch performance measures that provide incentives to deliver value to our stockholders. As discussed below, the payout opportunities for executive officers under our annual and long-term incentive plans depend on Delta’s financial, operational and customer service performance as well as the price of our common stock.

•

Closely aligns the interests of management with frontline employees by using many of the same performance measures in both our executive and broad-based compensation programs. Consistent with this objective, the goals that drive payouts to frontline employees under our broad-based Profit Sharing and Shared Rewards Programs are some of the metrics included in our annual incentive plan.

DELTA AIR LINES, INC.	27	EXECUTIVE COMPENSATION

•	Provides compensation opportunities that assist in motivating and retaining existing talent and attracting new talent to Delta when needed.

Say on Pay Voting Results

At our 2015 annual meeting, we asked stockholders for a non-binding advisory vote to approve the 2014 compensation of our named executive officers as disclosed in the prior year’s proxy statement, which we referred to as a “say on pay” advisory vote.

Similar to previous years, the holders of approximately 98% of the shares represented and entitled to vote at the 2015 annual meeting voted for approval of the compensation of our named executive officers. We believe our stockholders continue to confirm our executive compensation philosophy, policies and programs. The P&C Committee took these results into account by continuing to emphasize our pay for performance philosophy by utilizing stretch performance measures that provide incentives to deliver value to our stockholders.

Administration of the Executive Compensation Program

The following table summarizes the roles and responsibilities of the key participants related to the executive compensation program.

Key Participants	Role and Responsibilities
P&C Committee

The P&C Committee oversees the development of, reviews and approves the executive compensation program. In this role, the P&C Committee:

•     Approves Delta’s executive compensation philosophy and objectives

•     Ensures that Delta’s executive compensation program is designed to link pay with Company performance

•     Approves the peer group used to assess the executive compensation program

•     Determines the design and terms of the annual and long-term incentive compensation plans

•     Establishes the compensation of the CEO and other executive officers

•     Performs an annual evaluation of the CEO

•     Reviews and advises the Board of Directors regarding management succession planning

•     Operates under a written charter that requires the P&C Committee to consist of three or more directors. Each member must:

•     be “independent” under NYSE listing standards and Delta’s independence standards

•     qualify as a “non-employee” director under SEC rules

•     be an “outside director” under Section 162(m) of the Internal Revenue Code

•     Retains, terminates and approves the fees of an executive compensation consultant and conducts independence assessments of all executive compensation advisors

•     Meets regularly in executive session without management

EXECUTIVE COMPENSATION	28	DELTA AIR LINES, INC.

Key Participants	Role and Responsibilities
Compensation Consultant

In 2015, after considering the six factors provided under the NYSE listing standards and Item 407(e)(3)(iii) of SEC Regulation S-K, the P&C Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its executive compensation consultant for the third consecutive year. In this role, Meridian:

•      Provides advice regarding:

•      Delta’s executive compensation strategy and programs

•      the compensation of the CEO and other executive officers

•      the selection of the peer group used to assess the executive compensation program

•      general compensation program design

•      the impact of regulatory, tax, and legislative changes on Delta’s executive compensation program

•      executive compensation trends and best practices

•      the compensation practices of competitors

•      Conducts risk assessments with respect to the executive compensation program

•      Meets regularly with the P&C Committee in executive session without management

•      Provides no other services to Delta

•      May work directly with management on behalf of the P&C Committee but this work is always under the control and supervision of the P&C Committee

The P&C Committee considered Meridian’s advice when determining executive compensation plan design and award levels in 2015.

Management

Under the supervision of the P&C Committee, Delta’s human resources department is responsible for the ongoing administration of the executive compensation program.

•      The Executive Vice President & Chief Human Resources Officer and her staff serve the P&C Committee and, in cooperation with the compensation consultant, prepare proposed compensation programs and policies for review by the P&C Committee at the request of the P&C Committee and the CEO

The following individuals also are involved in the administration of our executive compensation program:

•      The CEO makes recommendations to the P&C Committee regarding the compensation of executive officers other than himself

•      The Chief Financial Officer and his staff evaluate the financial implications of executive compensation proposals and financial performance measures in incentive compensation arrangements

•      The Chief Legal Officer and his staff evaluate the legal implications of executive compensation proposals and prepare plan and program documents

•      The Vice President — Corporate Audit and Enterprise Risk Management confirms the proposed payouts to executive officers under our annual and long-term incentive plans are calculated correctly and comply with the terms of the applicable performance-based plan

DELTA AIR LINES, INC.	29	EXECUTIVE COMPENSATION

Compensation Decision Factors

The P&C Committee considers a number of factors, including competitive market data, internal equity, role and responsibilities, business and industry conditions, management succession planning and individual experience and performance in determining executive compensation. When making compensation decisions, the P&C Committee also reviews compensation “tally sheets” prepared by the compensation consultant. The tally sheets detail the total compensation and benefits for each executive officer, including the compensation and benefits the officer would receive under hypothetical termination of employment scenarios.

Comparative Market Data; Peer Group

In 2011, the P&C Committee modified the peer group it uses for executive compensation purposes to reflect Delta’s increased size, complexity, global presence and business. This custom peer group consists of three major U.S. airlines and eighteen other companies with revenue and other business characteristics similar to Delta in the hotel/leisure, transportation/distribution, machinery/aerospace/defense, and retail industries. The industries selected have aspects of operations that are similar to Delta. In expanding the peer group beyond the airline industry, the P&C Committee had considered the ongoing merger activity in the industry and recognized that the number of comparably-sized airlines is too small to provide stable and reliable market data for executive compensation purposes. In addition, Delta competes for management talent with companies both inside and outside the airline industry, and the other major airlines use broader industry peer groups to assess their executive compensation programs. The P&C Committee continued to be satisfied with the composition of the custom peer group and made no changes to it in 2015.

EXECUTIVE COMPENSATION	30	DELTA AIR LINES, INC.

The companies in the custom peer group are:

Company Name	Revenue(1) ($)	Market Capitalization(2) ($)	International Operations as Percentage of Revenue(3) (%)
Airlines
American Airlines Group Inc.	40,990	26,694	33
Southwest Airlines Co.	19,648	28,004	1
United Continental Holdings, Inc.	37,864	21,362	43
Hotel/Leisure
Carnival Corporation	15,714	32,149	49
Marriott International, Inc.	14,339	17,218	16
Transportation/Distribution
The Coca-Cola Company	44,294	186,832	57
FedEx Corporation	48,562	41,064	28
Norfolk Southern Corporation	10,511	25,256	N/A
PepsiCo, Inc.	64,419	145,569	49
Sysco Corporation	48,865	23,145	11
Union Pacific Corporation	21,813	66,792	10
United Parcel Service, Inc.	58,363	66,990	25
Machinery/Aerospace/Defense
The Boeing Company	96,114	96,873	58
Honeywell International Inc.	38,581	79,820	41
L-3 Communications Corporation	11,194	9,368	24
Textron Inc.	13,423	11,497	37
United Technologies Corporation	56,098	85,216	42
Retail
Best Buy Co., Inc.	40,114	10,436	11
The Home Depot, Inc.	86,701	167,677	10
Lowe’s Companies, Inc.	58,379	69,585	N/A
Target Corporation	73,910	44,732	N/A

75th Percentile	58,363	79,820	42
Median	40,990	41,064	30
25th Percentile	19,648	23,145	13

Delta Air Lines	40,704	39,866	31

Source: Standard & Poors Research Insight®

(1)	Last 12 months from most recent quarter ended on or before December 31, 2015. In millions.

(2)	As of December 31, 2015. In millions.

(3)	As of the most recent fiscal year end. N/A indicates either data was not available or no significant foreign revenues were reported.

DELTA AIR LINES, INC.	31	EXECUTIVE COMPENSATION

We believe peer group data should be used as a point of reference, not as the sole factor in our executive officers’ compensation. In general, the P&C Committee’s objective is to bring target total direct compensation opportunities to be competitive with the custom peer group, with individual variation based on the individual’s role within Delta, performance and experience. Delta does not have a specific compensation target for each element of compensation, but historically has emphasized long-term incentive opportunities over base salaries, which are a fixed cost.

When compared to these businesses, Delta’s total compensation opportunities in 2015 for the named executive officers group in aggregate are competitive with our custom peer group, and take into consideration the executives’ tenure, criticality of their roles to Delta’s success, company performance, succession planning and retention. As stated above, the P&C Committee uses this data as a point of reference, not as the determining factor in setting compensation.

Elements of Compensation

Compensation elements for our executive officers include:

Component	Objective	Characteristics
Base Salary	• Provides a fixed amount of cash compensation for performing day-to-day functions based on level of responsibility, experience and individual performance

•   Most companies target base salary at market median; however, the base salaries of our executive officers are below the median of base salaries of those in our peer group

•   There is no set schedule for base salary increases. Base salary increases are periodically provided based on competitive concerns or in connection with an increase in responsibilities

Annual Incentive Plan	• Rewards short-term financial, operational and revenue performance • Aligns with the broad-based Profit Sharing and Shared Rewards Programs in which our employees participate

•   Annual incentive awards for our executive officers are based on objective, pre-established performance criteria that aligns with corporate business strategy

•   Award targets are set as a percentage of base salaries

•   Award payment amounts will be limited if no profit sharing is paid to Delta employees; plus any amounts payable to executive officers will be paid in restricted stock (rather than in cash) with restrictions that do not lapse until a profit sharing payment is made (with certain exceptions)

EXECUTIVE COMPENSATION	32	DELTA AIR LINES, INC.

Long-Term Incentive Plan

•    Rewards long-term Company performance based on internal performance goals and those relative to airline peers

•    Aligns with interests of stockholders

•    Facilitates executive officer stock ownership

•    Encourages retention of our management employees

•    Except for the CEO and President, awards are provided through equal portions of performance awards and restricted stock

•    Performance awards are earned based on achievement of objective, pre-established performance measures, including average annual operating income margin, customer service and return on invested capital over a three-year performance period payable to executive officers in stock

•    Restricted stock is subject to a three-year vesting period

•    In addition to performance awards and restricted stock, awards to the CEO and President also include performance stock options which vest over a three-year period upon the achievement of performance measures linked to employees receiving a payout under the Profit Sharing Program

Benefits	• Attracts and retains highly qualified executives with competitive benefit plans

•    Participation in health, welfare and retirement benefit plans on the same terms as all Delta employees, except basic life insurance, which coverage was eliminated for all officers in July 2015

•    No company-provided company cars, personal club memberships, private jet travel for personal use, executive life insurance (eliminated in July 2015), financial planning (eliminated in 2016) or home security protection (eliminated in 2016)

As shown previously in the compensation mix charts on page 26, at-risk compensation is the largest portion of the total compensation opportunity for the CEO and the other named executive officers. The P&C Committee believes this is the appropriate approach for aligning the interests of our named executive officers and stockholders.

Base Salary. The base salaries of our executive officers remain below the median of similarly-situated executives at companies in our custom peer group as described above. In recognition of this and the accomplishments of our executive officers, the P&C Committee, based on the CEO’s recommendations for executive officers other than himself and input from the compensation consultant, approved increased base salaries for executive officers, effective February 2015, as follows: Mr. Hauenstein — $565,000; Mr. Jacobson — $525,000; and Mr. West — $540,000. Even with these increases, the base salaries of our executive officers remain below the median of the custom peer group.

DELTA AIR LINES, INC.	33	EXECUTIVE COMPENSATION

Annual Incentives. The 2015 Management Incentive Plan (the “2015 MIP”) links pay and performance by providing approximately 2,600 management employees with a compensation opportunity based on Delta’s achieving key business plan goals in 2015 (which includes the same goals for the CEO, executive officers and substantially all management employees). It also aligns the interests of Delta management and employees because the goals that drive payouts under Delta’s broad-based Profit Sharing and Shared Rewards Programs are some of the metrics included in the 2015 MIP.

The 2015 MIP annual incentive opportunity for executive officers is based on Delta’s performance in the following areas, which remain unchanged from 2014 and these measures are different than the long-term incentive program measures described on page 37:

Performance Category	Weighting	Performance Measure	Performance Measure Objectives	Characteristics
Financial	50%	• Delta’s 2015 pre-tax income* based on 2015 business plan targets approved by the Board of Directors as part of the Annual Operating Plan	• Measures Delta’s profitability • Aligns executive incentives with Profit Sharing Program	• Same measure used in the Profit Sharing Program for Delta employees • No payment may be made for this performance metric unless there is a payout for 2015 under the Profit Sharing Program
Operational	25%	• Number of monthly goals met under Shared Rewards Program (75% weighting) • Number of monthly goals met by Delta Connection Carriers (25% weighting)	• Supports strategic focus on operational performance and therefore customer experience • Aligns executive incentives with Shared Rewards Program	• Same measure used in the Shared Rewards Program for Delta employees • Measures operational performance against internal goals and DOT rankings among other airlines
Revenue	25%	• Achievement of Total Revenue per Available Seat Mile (“TRASM”) goals year-over-year relative to an Industry Group† average TRASM for the same period	• Supports strategic focus on profitable growth in revenue

•    Reflects capacity discipline and successful implementation of 2015 revenue growth initiatives, including growth of Delta’s ancillary businesses

•    Payment of this revenue performance measure will not be less than target level if the financial performance measure equals or exceeds the maximum level

*	“Pre-tax income” as defined in Delta’s broad-based Profit Sharing Program, means Delta’s annual consolidated pre-tax income calculated in accordance with GAAP and as reported in Delta’s SEC filings, but excluding (a) asset write downs related to long-term assets; (b) gains or losses with respect to employee equity securities; (c) gains or losses with respect to extraordinary, one-time or non-recurring events; and (d) expense accrued with respect to the broad-based employee Profit Sharing Program and the 2015 MIP.

†	For purposes of the 2015 MIP, the Industry Group consists of: Alaska Airlines, American Airlines, JetBlue Airlines, Southwest Airlines and United Airlines.

EXECUTIVE COMPENSATION	34	DELTA AIR LINES, INC.

To ensure that executive officers are aligned with our employees, the executive officers’ 2015 MIP awards are subject to the following conditions if there is no Profit Sharing Program payout to employees for 2015:

•	The actual MIP award, if any, is capped at the target award opportunity, even if Delta’s performance for operational and revenue meets or exceeds the maximum level.

•	Any awards earned by executive officers under the 2015 MIP are made in restricted stock (“MIP Restricted Stock”).

The MIP Restricted Stock will vest when (1) there is a payout under the Profit Sharing Program or (2) the executive officer’s employment is terminated by Delta without cause, or due to the officer’s death or disability. If the executive officer voluntarily resigns or retires, the MIP Restricted Stock will vest when there is a payout under the Profit Sharing Program, as if the officer’s employment continued. The MIP Restricted Stock will be forfeited if, prior to vesting, the executive officer’s employment is terminated by Delta for cause. Since there was a payout under the Profit Sharing Program for 2015, the executive officers received their 2015 MIP award in cash.

The following chart shows the performance measures for executive officers under the 2015 MIP and the actual performance for each measure in 2015.

Performance Measure	Performance Measure Weighting	Performance Levels			2015 Actual Performance	Percentage of Target Earned*
		Threshold (50% of Target Payout)	Target (100% of Target Payout)	Maximum (200% of Target Payout)
Financial	50%
2015 Pre-tax income		$5,089 million	$6,649 million	$7,360 million	$7,633 million	100%
Operational	25%
Number of monthly goals met under Shared Rewards Program	75%	16 Shared Rewards goals achieved	21 Shared Rewards goals achieved	26 or more Shared Rewards goals achieved	34 Shared Rewards goals achieved	37.5%
Number of monthly goals met by Delta Connection Carriers	25%	9 Delta Connection goals achieved	14 Delta Connection goals achieved	19 or more Delta Connection goals achieved	24 Delta Connection goals achieved	12.5%
Revenue	25%
Improvement of TRASM year-over-year relative to Industry Group average TRASM for the same period		108.6%	109.1%	109.6%	110.9%	50%

* This column reflects the percentage of target earned after application of the performance measure weightings.					Total Percentage of Target Award Earned	200%

DELTA AIR LINES, INC.	35	EXECUTIVE COMPENSATION

The target award opportunities under the 2015 MIP are expressed as a percentage of the participant’s base salary. The P&C Committee determined the target award opportunities taking into consideration the custom peer group comparison, the CEO’s recommendations for executive officers other than himself and input from the compensation consultant. The P&C Committee maintained the 2014 target award opportunities (as shown in the table below) for each of the named executive officers. The target cash compensation opportunities for our named executive officers remain below the custom peer group median.

Payments under the 2015 MIP could have ranged from zero to 200% of the target award opportunity depending on the performance achieved. The P&C Committee sets performance targets at threshold, target and maximum levels for each performance measure, with (1) no payment for performance below the threshold level and (2) a potential payment of 50% of target for threshold performance, 100% of target for target performance and 200% of target for maximum performance.

Summarized in the table below are the 2015 MIP awards earned by each named executive officer:

Named Executive Officer	Base Salary	Target Award (as % of base salary)	Target Award (in dollars)	Percentage of Target Award Earned	Total 2015 MIP Award
Mr. Anderson	$800,000	200%	$1,600,000	200%	$3,200,000
Mr. Bastian	$625,000	175%	$1,093,750	200%	$2,187,500
Mr. Hauenstein	$565,000	150%	$847,500	200%	$1,695,000
Mr. Jacobson	$525,000	150%	$787,500	200%	$1,575,000
Mr. West	$540,000	150%	$810,000	200%	$1,620,000

Because Delta was profitable in 2015, there was a $1.5 billion payout under the Profit Sharing Program to approximately 80,000 employees. Accordingly, payments earned by our named executive officers under the 2015 MIP were made in cash.

Long-Term Incentives.

2015 Long-Term Incentive Program. Beginning with awards made in 2013, the P&C Committee increased the length of the performance and vesting periods of our long-term incentive program from two years to three years to further align the interests of management and stockholders over a longer period.

The 2015 Long-Term Incentive Program (“2015 LTIP”) links pay and performance by providing approximately 375 management employees with a compensation opportunity that aligns the interest of management and stockholders, with a large portion contingent upon Delta’s financial, customer service and stock performance over a three-year period. The performance measures and goals are the same for the CEO, executive officers and all other participants in this plan, but are different than the performance measures under the 2015 MIP.

Under the 2015 LTIP, Mr. Anderson and Mr. Bastian received an award opportunity consisting of 33 1/3% restricted stock, 33 1/3% performance awards and 33 1/3% performance stock options, and our other executive officers received an award opportunity consisting of 50% performance awards and 50% restricted stock. These allocations were selected to balance the incentive opportunity between Delta’s financial performance relative to other airlines, internal Company performance and its stock price performance. The inclusion of performance-based stock options for the CEO and President was intended to further enhance the alignment of their compensation opportunities with stockholders. This mix and the other terms of the 2015 LTIP are intended to balance the performance and retention incentives with the high volatility of airline stocks.

EXECUTIVE COMPENSATION	36	DELTA AIR LINES, INC.

Performance awards are a dollar-denominated long-term incentive opportunity payable in common stock to executive officers and in cash to other participants. The payout, if any, of the performance award is based on the following three measures over the three-year period ending December 31, 2017:

Performance Measure	Weighting	Measurement
Average Annual Operating Income Margin	50%	Delta relative to composite performance of an Industry Group*
Customer Service Performance (Net Promoter Score) Domestic	15%	Delta’s absolute performance
Customer Service Performance (Net Promoter Score) International	10%	Delta’s absolute performance
Return on Invested Capital (ROIC)	25%	Delta’s absolute performance

*	For purposes of the 2015 LTIP, the Industry Group consists of: Alaska Airlines, American Airlines, JetBlue Airlines, Southwest Airlines and United Airlines.

The P&C Committee retained these performance measures from 2014 because superior rankings in these areas should, over time, produce positive stockholder returns.

The following chart shows the range of potential payments of the performance awards based on the 2015 LTIP’s three performance measures. The potential payments may range from zero to 200% of the target award.

		Performance Measures
Performance Level	Percentage of Target Earned	Average Annual Operating Income Margin	Customer Service Performance (Net Promoter Score)		Return on Invested Capital
			Domestic	International
Maximum	200%	20.0% above Composite Performance of Industry Group	+4.2 percentage points or higher	+7.5 percentage points or higher	16.0% or Higher
Target	100%	Composite Performance of Industry Group	+2.5 percentage points	+3.5 percentage points	14.0%
Threshold	50%	20.0% below Composite Performance of Industry Group*	+0 percentage points	+2.0 percentage points	12.0%

*	Beginning in 2016, this performance measure must equal at least Composite Performance of Industry Group to achieve the Threshold performance level.

Restricted stock is common stock that may not be sold or otherwise transferred for a period of time, and is subject to forfeiture in certain circumstances. The 2015 LTIP generally provides that restricted stock will vest (which means the shares may then be sold) in three equal installments on February 1, 2016, February 1, 2017 and February 1, 2018. Restricted stock is eligible for dividends, but such dividends will not become payable until such time as the restrictions lapse. The value of a participant’s restricted stock award will depend on the price of Delta common stock when the award vests.

DELTA AIR LINES, INC.	37	EXECUTIVE COMPENSATION

A performance stock option is the right to purchase our common stock at a certain price per share during a designated period, but only if certain performance measures are achieved. The 2015 LTIP generally provides that the performance stock options will become exercisable on the vesting dates described in the chart below, subject to the achievement of the following performance measures:

Performance Measure	Vesting Dates
Employees receive a payout under the Profit Sharing Program for 2015	1/3 of performance stock option award	February 1, 2016
	1/3 of performance stock option award	February 1, 2017
	1/3 of performance stock option award	February 1, 2018
If there is no Profit Sharing Program payout for 2015, but employees receive a payout under the Profit Sharing Program for 2016	2/3 of performance stock option award	February 1, 2017
	1/3 of performance stock option award	February 1, 2018
Employees receive no Profit Sharing Program payout for either 2015 or 2016	The entire performance stock option award will be forfeited (regardless of whether employees receive a payout under the Profit Sharing Program for 2017)

These performance stock options have an exercise price of $46.14, which is equal to the closing price of our common stock on the grant date and will expire on February 4, 2025.

Because employees received a payout under the Profit Sharing Program for 2015, one-third of Mr. Anderson’s and Mr. Bastian’s performance stock options vested and became exercisable on February 2, 2016 (the date on which the P&C Committee certified the performance measure was satisfied), and the remaining two-thirds will vest in equal installments on each of February 1, 2017 and February 1, 2018, subject to forfeiture in certain circumstances.

The 2015 LTIP target awards are the largest component of each executive officer’s compensation opportunity, reflecting the P&C Committee’s focus on longer-term compensation, Delta’s financial results relative to peer airlines, return on invested capital and customer service performance, as well as on Delta’s common stock price performance. The P&C Committee determined the target award opportunities so the participant’s total direct compensation opportunity is competitive with our custom peer group.

For additional information about the vesting and possible forfeiture of the 2015 LTIP awards, see “Post Employment Compensation — Other Benefits — The 2015 Long-Term Incentive Program” in this proxy statement.

The 2013 Long-Term Incentive Program Payouts. In 2013, the P&C Committee granted executive officers performance awards under the 2013 Long-Term Incentive Program (the “2013 LTIP”). Delta reported these award opportunities in its proxy statement for the applicable year.

The performance awards were denominated in cash but paid in shares of common stock to executive officers. The payout of these award opportunities is based on the average annual operating income margin relative to the composite performance of an industry peer group and Delta’s customer service performance and return on invested capital over the three-year performance period ending December 31, 2015. The potential payout ranged from zero to 200% of the target award.

EXECUTIVE COMPENSATION	38	DELTA AIR LINES, INC.

Summarized in the chart below are the performance results certified by the P&C Committee for the performance awards under the 2013 LTIP and the resulting percentage of target award opportunity earned:

Performance Measure	Performance Measure Weighting	Performance Levels			Actual Performance for Performance Period ending December 31, 2015	Percentage of Target Earned*
		Threshold (50% of Target Payout)	Target (100% of Target Payout)	Maximum (200% of Target Payout)
Average Annual Operating Income Margin	50%	8.5%	12.6% (Composite Performance of Industry Group)	16.8%	15.6%	84.8%
Customer Service Performance (Net Promoter Score)
Domestic	15%	+0 percentage points	+2 percentage points	+4.5 percentage points or higher	+7 percentage points	30%
International	10%	+2 percentage points	+3.5 percentage points	+7 percentage points or higher	+13.9 percentage points	20%
Return on Invested Capital†	12.5%	8.0%	10.0%	12.0% or higher	15.1% for 2013	16.7%
	12.5%	8.0%	10.0%	12.0% or higher	20.8% for 2014	16.7%
	12.5%	8.0%	10.0%	12.0% or higher	24.3% for 2015	16.6%

* This column reflects the percentage of target earned after application of the performance measure weightings. † Return on Invested Capital performance was measured independently each calendar year during the three-year performance period. (Beginning in 2016, this performance measure will be measured over the entire three-year performance period rather than independently each calendar year.)					Total Percentage of Target Award Earned	184.8%

Benefits. The named executive officers receive the same health and welfare benefits provided to all Delta employees, except for basic life insurance, which all other employees receive, but was eliminated for all officers in July 2015. In addition, Delta requires officers to regularly complete a comprehensive physical examination. Delta pays the cost of this examination, which is limited to a prescribed set of preventive procedures based on the person’s age and gender. Every full-time Delta employee is eligible for a free physical under the company’s health plans. Mr. Anderson is eligible to receive certain medical benefits under a 2001 agreement with his former employer, Northwest Airlines, but Mr. Anderson has voluntarily waived these benefits while employed by Delta. For additional information regarding the 2001 agreement, see “Post-Employment Compensation – Other Benefits – Pre-existing Medical Benefits Agreement with Northwest” in this proxy statement.

In addition to the company-provided basic life insurance coverage, certain other benefits and perquisites were eliminated for all officers during 2015 and 2016. These include company-provided supplemental life insurance coverage, which was eliminated in July 2015, and financial planning and home security protection, which were eliminated in January 2016. The named executive officers continue to be eligible for flight benefits (for the executive officer, immediate family members and other designees and, in certain circumstances, the executive officer’s surviving spouse or domestic partner). Delta provides certain flight benefits to all employees and eligible retirees and survivors. These benefits are a low-cost, highly valued tool for attracting and retaining talent, and are consistent with industry practice. The perquisites received by named executive officers represent a small part of the overall compensation for executives and are offered to provide competitive compensation. See the Summary Compensation Table and the related footnotes for information regarding benefits received in 2015 by the named executive officers.

We do not provide any supplemental executive retirement plans (officers participate in the same on-going retirement plans as our frontline employees), deferred compensation plans, personal club memberships, company cars or private jet travel for personal use for any named executive officer.

DELTA AIR LINES, INC.	39	EXECUTIVE COMPENSATION

Risk Assessment

The P&C Committee requested Meridian conduct a risk assessment of Delta’s executive compensation program. Based on this review, Meridian determined that Delta’s executive compensation program does not incent unnecessary risk taking, and the P&C Committee and Delta management agree with this assessment. In this regard, the P&C Committee notes the executive compensation program includes:

•	a compensation clawback policy for officers;

•	stock ownership and retention guidelines for executive officers;

•	incentive compensation capped at specified levels;

•	an emphasis on longer-term compensation;

•	use of multiple performance measures, both annual and long-term; and

•	an anti-hedging and anti-pledging policy for all employees.

These features are designed to align executives with preserving and enhancing stockholder value. The clawback policy, the stock ownership guidelines and anti-hedging and anti-pledging policy are discussed below.

Executive Compensation Policies

The P&C Committee monitors the continuing dialogue among corporate governance experts, securities regulators and related parties regarding best practices for executive compensation. Over the last few years, the P&C Committee has refined the corporate governance features of the executive compensation program to better align the program with stockholder interests and incent responsible behavior by adopting a compensation clawback policy for officers, stock ownership guidelines for executive officers, an equity award grant policy and a supplemental equity compensation plan policy to reflect current best practices. Additionally, Delta’s compliance program under the federal securities laws prohibits all employees from engaging in securities hedging and pledging transactions. A brief discussion of these policies follows.

Clawback Policy. The compensation clawback policy holds officers accountable should any of them ever engage in wrongful conduct. Under this policy, if the P&C Committee determines an officer has engaged in fraud or misconduct that requires a restatement of Delta’s financial statements, the P&C Committee may recover all incentive compensation awarded to or earned by the officer for fiscal periods materially affected by the restatement. For these purposes, incentive compensation includes annual and long-term incentive awards and all forms of equity compensation.

Stock Ownership Guidelines. Delta’s stock ownership guidelines strengthen the alignment between executive officers and stockholders. Under these guidelines, which were significantly enhanced in 2013, the current executive officers are required to own the shares of Delta common stock equal or greater to:

	Shares Equal to a Multiple of Base Salary	OR	Shares
CEO	8x		400,000
President	6x		200,000
Executive Vice Presidents	4x		150,000

In addition, each executive officer must hold at least 50% of all net shares received through restricted stock vesting or realized through stock option exercises until the stock ownership guidelines applicable to the executive officer are achieved. For these purposes, net shares means all shares retained after applicable withholding of any shares for tax purposes, and stock ownership includes restricted stock; restricted stock units; shares owned directly or by a spouse or dependent children of the executive officer; shares owned in trust by or for the executive officer, the executive officer’s spouse or immediate family member residing in the same household; and shares owned by an entity wholly-owned by the executive officer or immediate family members residing in the same household. It does not include shares an executive officer has the right to acquire through the exercise of stock options. The stock ownership of our executive

EXECUTIVE COMPENSATION	40	DELTA AIR LINES, INC.

officers is measured based on the three-month average of the closing price of Delta common stock on the NYSE. As of December 31, 2015, all of our executive officers exceeded their required stock ownership level.

Equity Award Grant Policy. Delta’s equity award grant policy provides objective, standardized criteria for the timing, practices and procedures used in granting equity awards. Under this policy, the P&C Committee will consider approval of annual equity awards for management employees in the first quarter of the calendar year. Once approved, the grant date of these awards will be the later of (1) the date the P&C Committee approves the awards and (2) the third business day following the date on which Delta publicly announces its financial results for the most recently completed fiscal year. Equity awards for new hires, promotions or other off-cycle grants may be approved as appropriate and, once approved, these awards will be made on the later of (1) the date on which the grant is approved and (2) the third business day following the date on which Delta publicly announces its quarterly or annual financial results if this date is in the same month as the grant.

Supplemental Equity Compensation Plan Policy. The P&C Committee adopted this policy to supplement the Delta 2007 Performance Compensation Plan (the “Performance Compensation Plan”). The policy reaffirms the prohibition against the repricing of stock options and stock appreciation rights under the Performance Compensation Plan without stockholder approval, except in connection with certain corporate events; and clarifies that this repricing prohibition includes cash buyouts. In addition, the policy provides that all performance-based awards granted under the plan must be subject to a one-year minimum vesting period, with certain limited exceptions.

The elements of this policy have been incorporated into the amended and restated Performance Compensation Plan, which plan is being submitted for stockholder approval at the 2016 annual meeting. See “Proposal 3 – Approval of Amendment and Restatement of Performance Compensation Plan” for more information.

Anti-Hedging and Anti-Pledging Policy. As part of an update to its insider trading policy in 2012, Delta expanded and clarified prohibitions related to transactions in short-term or highly leveraged transactions. Under the updated policy, Delta prohibits employees from engaging in transactions in Delta securities involving publicly traded options, short sales and hedging transactions because they may create the appearance of unlawful insider trading and, in certain circumstances, present a conflict of interest. In addition, Delta expanded its insider trading policy to prohibit employees from holding Delta securities in a margin account or otherwise pledging Delta securities as collateral for a loan.

Compensation for Mr. Anderson

The P&C Committee determines the compensation of Mr. Anderson consistent with the approach used for our other executive officers. In accordance with our executive compensation philosophy and to further align the interests of Mr. Anderson and our stockholders, the vast majority of Mr. Anderson’s compensation opportunity is at risk and dependent on Company and stock price performance.

No change was made in 2015 to Mr. Anderson’s base salary, annual incentive target or his long-term incentive plan target. As noted in last year’s proxy statement, Mr. Anderson received the remaining half of the one-time Transition Award Program award, consisting of 50% performance awards and 50% restricted stock in 2014. Consequently, the compensation displayed in the Summary Compensation Table reflects a decrease of $1.91 million in long-term incentive compensation opportunities from 2014.

See the Summary Compensation Table and the related footnotes in this proxy statement for additional information about Mr. Anderson’s compensation. The amounts reported in the columns for Stock Awards include the 2015 LTIP and represent the aggregate fair value of the awards computed in accordance with FASB ASC Topic 718 on the applicable grant date. The amounts do not reflect the risk there will be no payout of the performance awards or, in the case of performance stock options, there is no vesting, because the performance conditions are not met.

DELTA AIR LINES, INC.	41	EXECUTIVE COMPENSATION

The P&C Committee designed Mr. Anderson’s compensation arrangements to provide incentive for him to focus on long-term improvements in Company performance that will lead to greater stockholder value. For example, the following chart illustrates that a substantial percentage of Mr. Anderson’s total compensation is concentrated in equity-based award opportunities.

Taken in total with the other elements of Delta’s executive compensation program, the P&C Committee believes the right balance is struck between annual operating performance and long-term investments in the Company’s operations.

Post-Employment Compensation

Our executive officers do not have employment contracts, supplemental executive retirement plans, deferred compensation plans or change in control agreements. They are eligible to receive certain benefits in the event of specified terminations of employment, including as a consequence of a change in control. The P&C Committee believes these provisions strengthen the alignment of the executives’ compensation with future company performance.

The severance benefits and the forfeiture provisions under our long-term incentive plans for our named executive officers are described in “Post-Employment Compensation — Potential Post-Employment Benefits upon Termination or Change in Control” in this proxy statement.

Tax and Accounting Impact and Policy

The financial and tax consequences to Delta of the elements of the executive compensation program are important considerations for the P&C Committee when analyzing the overall design and mix of compensation. The P&C Committee seeks to balance an effective compensation program with an appropriate impact on reported earnings and other financial measures.

In making compensation decisions, the P&C Committee considers that Internal Revenue Code Section 162(m) limits deductions for certain compensation to any covered executive to $1 million per year. Under Section 162(m), compensation may be excluded from the $1 million limit if required conditions are met. The 2015 MIP and the performance awards under the 2015 LTIP meet the conditions for exclusion. From time to time, in order to ensure competitive levels of compensation for our executive officers, the P&C Committee may approve compensation, including base salary and benefits that are not deductible under Section 162(m).

Equity awards granted under our executive compensation program are expensed in accordance with Statement of Financial Accounting Standards Codification Topic 718, Stock Compensation.

EXECUTIVE COMPENSATION	42	DELTA AIR LINES, INC.

Compensation Committee Report

The P&C Committee has reviewed and discussed with Delta management the Compensation Discussion and Analysis and, based on such review and discussion, the P&C Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE PERSONNEL & COMPENSATION COMMITTEE

Daniel A. Carp, Chairman

John S. Brinzo

Shirley C. Franklin

David R. Goode

George N. Mattson

Sergio A. L. Rial

Kenneth B. Woodrow

DELTA AIR LINES, INC.	43	EXECUTIVE COMPENSATION

Information about Summary Compensation Table and Related Matters

The table below contains information about the compensation of the following executive officers during 2015: (1) Mr. Anderson, Delta’s principal executive officer; (2) Mr. Jacobson, Delta’s principal financial officer; and (3) Mr. Bastian, Mr. Hauenstein and Mr. West, who were Delta’s three other most highly compensated executive officers on December 31, 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)(2)(3)	Option Awards ($)(1)(4)	Non- Equity Incentive Plan Compen- sation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)(8)
Richard H. Anderson	2015	800,000	0	7,667,106	3,833,544	3,200,001	0	341,799	15,842,450
Chief Executive Officer	2014	790,625	0	9,576,901	3,833,459	3,090,001	0	298,881	17,589,867
	2013	725,000	0	8,910,176	2,000,000	2,446,876	0	293,850	14,375,902
Edward H. Bastian President	2015	625,000	0	4,000,169	2,000,195	2,187,500	0	233,710	9,046,574
	2014	618,750	0	4,000,128	2,000,013	2,112,305	67,075	211,059	9,009,330
	2013	575,000	0	5,340,193	1,000,000	1,698,047	0	231,966	8,845,206
Glen W. Hauenstein	2015	565,000	0	4,750,287	0	1,695,000	0	192,276	7,202,563
Executive Vice President &	2014	523,750	0	3,500,227	0	1,520,859	0	166,933	5,711,769
Chief Revenue Officer	2013	487,292	0	3,340,264	0	1,139,942	0	156,018	5,123,516
Paul A. Jacobson Executive Vice President & Chief Financial Officer	2015	525,000	0	3,550,006	0	1,575,000	0	177,506	5,827,512
	2014	496,875	0	2,550,139	0	1,448,438	30,186	139,487	4,665,125
	2013	467,708	0	2,820,065	0	1,001,953	0	118,781	4,408,507
W. Gil West (9)	2015	540,000	0	3,750,130	0	1,620,000	0	162,605	6,072,735
Executive Vice President & Chief Operating Officer	2014	496,875	0	2,550,139	0	1,448,438	0	128,264	4,623,716

(1)	The amounts in the “Stock Awards” and “Option Awards” columns do not represent amounts the named executive officers received or are entitled to receive. Rather, the reported amounts represent the aggregate fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Stock Compensation (“FASB ASC Topic 718”), on the applicable grant date or, if earlier, the service inception date. The reported amounts do not reflect the risk the stock awards may be forfeited in certain circumstances; for awards subject to performance conditions, the risk there is no payout; or in the case of performance stock options, that there is no vesting because the performance conditions are not met. The fair value of restricted stock awards is based on the closing price of Delta common stock on the grant date.

The reported amounts for 2015, 2014 and 2013 in the “Stock Awards” column reflect award opportunities under Delta’s long-term incentive plans. Because Mr. Anderson only received fifty percent of his One Time Transition Award Program (“One Time TAP”) award value in 2013, $1.9 million of the reported amounts for the 2014 LTIP in the “Stock Awards” column include the remaining value of his One Time TAP award. For additional information, see footnotes 2 and 3 below.

(2)	The 2015 Long-Term Incentive Program (“2015 LTIP”) links pay and performance and aligns the interests of Delta management and stockholders. As discussed in “Compensation Discussion and Analysis – Elements of Compensation,” the long-term incentive opportunity for executive officers under these programs consists of performance awards and restricted stock, and with respect to Mr. Anderson and Mr. Bastian, performance stock options.

The performance awards under the 2015 LTIP are denominated in dollars. The payouts, if any, earned by a named executive officer will be made in stock based on Delta’s average annual operating income margin relative to other airlines, on Delta’s return on invested capital and Delta’s customer service performance based on the percentage point improvement in Delta’s net promoter scores.

The restricted stock granted under the 2015 LTIP vests in equal installments on February 1, 2016, 2017 and 2018. All restricted stock is subject to forfeiture in certain circumstances.

EXECUTIVE COMPENSATION	44	DELTA AIR LINES, INC.

The reported amounts for 2015 in the “Stock Awards” column include the fair value of the performance awards and restricted stock under the 2015 LTIP, computed in accordance with FASB ASC Topic 718 on February 5, 2015, the date the 2015 LTIP awards became effective.

See footnote 4 below for additional information regarding the performance stock options.

(3)	For awards in the “Stock Awards” column that are subject to performance conditions, the fair value is computed in accordance with FASB ASC Topic 718 based on the probable outcome of the performance condition as of the applicable grant date or, if earlier, the service inception date. For these purposes, the fair value of the performance awards under the 2015 LTIP is computed based on performance at the target level.

If the performance awards were assumed to pay out at the maximum level, the aggregate fair value of such awards, which does not include the restricted stock component of the 2015 LTIP, for the named executive officers would be as follows:

Name	2015($)	2014($)	2013($)
Richard H. Anderson	7,666,666	9,576,666	8,910,000
Edward H. Bastian	4,000,000	4,000,000	5,340,000
Glen W. Hauenstein	4,750,000	3,500,000	3,340,000
Paul A. Jacobson	3,550,000	2,550,000	2,820,000
W. Gil West	3,750,000	2,550,000	—

(4)	The stock options granted to Mr. Anderson and Mr. Bastian under the 2015 LTIP are subject to performance conditions. Because the conditions for vesting have been met, the stock options vest in equal installments on each of February 2, 2016 and February 1, 2017 and 2018. We determined the grant date fair value of stock options based on achievement of the target level under an option pricing model using the following assumptions: (1) a 1.46% risk-free interest rate, (2) a 53% expected volatility of common stock and (3) a six year expected life.

(5)	The 2015 Management Incentive Plan (“2015 MIP”) is an annual incentive plan that links pay and performance and aligns the interest of Delta management and employees. As discussed in “Compensation Discussion and Analysis — Elements of Compensation,” the annual incentive opportunity for executive officers under the 2015 MIP is based on Delta’s financial, operational and revenue performance relative to key business plan goals.

Payments, if any, earned by the named executive officers under the 2015 MIP are made (a) in cash if there is a payout under Delta’s broad-based employee profit sharing program (“Profit Sharing Program”) for 2015 and (b) in restricted stock if there is no such payout (“MIP Restricted Stock”).

Because Delta was profitable in 2015, 2014 and 2013, there were payouts to Delta employees under the Profit Sharing Program in each of those years. Accordingly, payments earned by executive officers under the 2015 MIP, 2014 MIP and 2013 MIP were made in cash. These cash payments are reported for 2015, 2014 and 2013 in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. See “Compensation Discussion and Analysis — Elements of Compensation — Annual Incentives” for details on Delta’s 2015 MIP performance.

(6)	Delta does not sponsor a supplemental executive retirement plan for any named executive officer.

The Delta Retirement Plan is a broad-based, non-contributory tax qualified defined benefit pension plan for nonpilot employees. Effective December 31, 2005, the Delta Retirement Plan was amended to freeze service, earnings and pay credits for all participants, including any participating named executive officers. See “Post-Employment Compensation — Defined Benefit Pension Benefits” for a description of this plan.

The reported amounts for 2015 reflect the aggregate change in the actuarial present value of each applicable named executive officer’s accumulated benefit under the Delta Retirement Plan measured from December 31, 2014 to December 31, 2015. For the period from December 31, 2014 to December 31, 2015, the actuarial present value of the accumulated benefits decreased during this period by $7,211 for Mr. Bastian and $8,191 for Mr. Jacobson. This decrease is the result of an increase in the discount rate assumption in calculating these values.

Mr. Anderson, Mr. Hauenstein and Mr. West are not eligible to participate in the Delta Retirement Plan because they either were not employed with Delta or had not completed 12 months of service when the plan was frozen on December 31, 2005.

DELTA AIR LINES, INC.	45	EXECUTIVE COMPENSATION

(7)	The reported amounts of all other compensation for 2015 include the following items:

Name	Contributions to Qualified Defined Contribution Retirement Plan ($)(a)	Payments due to Internal Revenue Code Limits Applicable to Qualified Defined Contribution Plan ($)(b)	Life Insurance Premiums ($)(c)	Reimbursement of Taxes ($)(d)	Perquisites and Other Personal Benefits ($)(e)
Richard H. Anderson	18,550	253,750	1,249	37,775	30,475
Edward H. Bastian	18,550	173,061	976	23,299	17,824
Glen W. Hauenstein	18,550	127,460	851	18,056	27,359
Paul A. Jacobson	18,550	119,591	800	16,541	22,024
W. Gil West	18,550	120,641	812	11,746	10,856

(a)	Represents Delta’s contributions to the Delta Family-Care Savings Plan, a broad-based tax qualified defined contribution plan, based on the same fixed and matching contribution formula applicable to all participants in this plan.

(b)	Represents amounts paid directly to the named executive officer that Delta would have contributed to the officer’s account under the Delta Family-Care Savings Plan absent limits applicable to such plans under the Internal Revenue Code. These payments are based on the same fixed and matching contribution formula applicable to all participants in this plan and are available to any plan participant affected by such limits.

(c)	Represents the annual premium on supplemental life insurance coverage equal to two times base salary that Delta provided to named executive officers. Life insurance benefits were eliminated for all officers in July 2015.

(d)	Represents tax reimbursements for flight benefits as described below.

(e)	The amounts consist of financial planning services, home security services, an annual physical examination for officers and flight benefits as described below, except Mr. Bastian did not have costs for financial planning services or annual physical examination and Mr. West did not have costs for home security services. Financial planning and home security protection benefits were eliminated for all officers in January 2016. From time to time, the named executive officers attend events sponsored by Delta at no incremental cost to Delta.

As is common in the airline industry, Delta provides complimentary travel and certain Delta Sky Club privileges for named executive officers; the officer’s spouse, domestic partner or designated companion; the officer’s children and parents; and, to a limited extent, other persons designated by the officer.

Complimentary travel for such other persons is limited to an aggregate imputed value of $20,000 per year for the Chief Executive Officer and President and $15,000 per year for executive vice presidents. Delta reimburses the officer for associated taxes on complimentary travel with an imputed tax value of up to $25,000 per year for the Chief Executive Officer and President and $20,000 per year for executive vice presidents. Unused portions of the annual allowances described in the previous two sentences accumulate and may be carried into succeeding years during employment. Complimentary travel is provided to the surviving spouse or domestic partner of eligible officers after the eligible officer’s death. Delta will not reimburse surviving spouses or domestic partners for associated taxes on complimentary travel under the survivor travel benefit. Delta’s incremental cost of providing flight benefits includes incremental fuel expense and the incremental cost on a flight segment basis for customer service expenses such as meals, onboard expenses, baggage handling, insurance, airport security and aircraft cleaning. In addition, certain named executive officers have flight benefits on another airline at no incremental cost to Delta.

(8)	As required by SEC rules, the amount in the “Total” column for each named executive officer represents the sum of the amounts in all the other columns. As discussed in footnote (1) above, the amounts in the “Stock Awards” and “Option Awards” columns do not represent amounts the named executive officers received or are entitled to receive. Rather, these amounts represent the aggregate fair value of awards computed in accordance with FASB ASC Topic 718 on the applicable grant date or, if earlier, the service inception date. The amounts do not reflect the risk the awards may be forfeited in certain circumstances, for awards subject to performance conditions, the risk there is no payout or in the case of performance stock options, there is no vesting, because the performance conditions are not met.

(9)	Mr. West became Executive Vice President & Chief Operating Officer on March 1, 2014.

EXECUTIVE COMPENSATION	46	DELTA AIR LINES, INC.

Grants of Plan-Based Awards Table

The following table provides information about annual and long-term award opportunities granted to the named executive officers during 2015 under the 2015 MIP and the 2015 LTIP. These award opportunities are described in the “Compensation Discussion and Analysis” section of the proxy statement under “Elements of Compensation — Annual Incentives” and “Elements of Compensation — Long-Term Incentives.”

Name/Type of Award	Grant Date(1)	Date of Personnel & Compen- sation Committee or Board Action	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)	Exercise or Base Price of Option Awards ($/Sh)(6)	Grant Date Fair Value of Stock and Option Awards ($)(7)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Richard H. Anderson
2015 MIP	1/1/2015	12/9/2014	800,000	1,600,000	3,200,000
2015 LTIP — Performance Award	2/5/2015	2/5/2015				1,916,667	3,833,333	7,666,666				3,833,333
2015 LTIP — Restricted Stock	2/5/2015	2/5/2015							83,090			3,833,773
2015 LTIP — Performance Stock Options	2/5/2015	2/5/2015								175,770	46.14	3,833,544
Edward H. Bastian
2015 MIP	1/1/2015	12/9/2014	546,875	1,093,750	2,187,500
2015 LTIP — Performance Award	2/5/2015	2/5/2015				1,000,000	2,000,000	4,000,000				2,000,000
2015 LTIP — Restricted Stock	2/5/2015	2/5/2015							43,350			2,000,169
2015 LTIP — Performance Stock Options	2/5/2015	2/5/2015								91,710	46.14	2,000,195
Glen W. Hauenstein
2015 MIP	1/1/2015	12/9/2014	423,750	847,500	1,695,000
2015 LTIP — Performance Award	2/5/2015	2/5/2015				1,187,500	2,375,000	4,750,000				2,375,000
2015 LTIP — Restricted Stock	2/5/2015	2/5/2015							51,480			2,375,287
Paul A. Jacobson
2015 MIP	1/1/2015	12/9/2014	393,750	787,500	1,575,000
2015 LTIP — Performance Award	2/5/2015	2/5/2015				887,500	1,775,000	3,550,000				1,775,000
2015 LTIP — Restricted Stock	2/5/2015	2/5/2015							38,470			1,775,006
W. Gil West
2015 MIP	1/1/2015	12/9/2014	405,000	810,000	1,620,000
2015 LTIP — Performance Award	2/5/2015	2/5/2015				937,500	1,875,000	3,750,000				1,875,000
2015 LTIP — Restricted Stock	2/5/2015	2/5/2015							40,640			1,875,130

(1)	For purposes of this column, the grant date for the 2015 MIP is the date the performance period began. The grant date for the 2015 LTIP is the grant date or, if earlier, the service inception date determined under FASB ASC Topic 718.

(2)	These columns show the annual award opportunities under the 2015 MIP. For additional information about the 2015 MIP, see footnote 5 to the Summary Compensation Table and the “Compensation Discussion and Analysis” section of the proxy statement under “Elements of Compensation — Annual Incentives.”

(3)	These columns show the long-term award opportunities under the performance award component of the 2015 LTIP. For additional information about the 2015 LTIP, see footnotes 2 and 3 to the Summary Compensation Table and the “Compensation Discussion and Analysis” section of this proxy statement under “Elements of Compensation — Long-Term Incentives.”

(4)	This column shows the restricted stock component of the 2015 LTIP.

(5)	This column shows the performance stock option component of the 2015 LTIP. For additional information about the performance stock option component of the 2015 LTIP, see footnote 4 to the Summary Compensation Table.

(6)	The exercise price is equal to the closing price of Delta common stock on the NYSE on the date of grant.

(7)	The amounts in this column do not represent amounts the named executive officers received or are entitled to receive. Rather, the reported amounts represent the fair value of the awards computed in accordance with FASB ASC Topic 718 on the applicable grant date or, if earlier, the service inception date. For awards subject to performance conditions, the value shown is based on the probable outcome of the performance condition as of the applicable grant date or, if earlier, the service inception date. The amounts do not reflect the risk that the awards may be forfeited in certain circumstances or, in the case of performance awards, that there is no payout, or in the case of performance stock options, that there is no vesting, if the required performance measures are not met.

DELTA AIR LINES, INC.	47	EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End Table

The following table provides information regarding the outstanding equity awards on December 31, 2015 for each of the named executive officers.

Name	Grant Date(1)	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)(2)	Option Exercise Price ($)(3)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard H. Anderson
2013 LTIP-Restricted Stock	2/7/2013	—	—	—	—	—	78,513	3,979,824	—	—
2014 LTIP-Restricted Stock	2/6/2014	—	—	—	—	—	103,346	5,238,609	—	—
2015 LTIP-Restricted Stock	2/5/2015	—	—	—	—	—	83,090	4,211,832	—	—
Stock Options	9/1/2007	264,300	—	—	16.88	8/31/2017	—	—	—	—
2008 LTIP-Stock Options	4/3/2008	126,390	—	—	8.81	4/2/2018	—	—	—	—
Merger Award-Stock Options	10/29/2008	1,520,000	—	—	7.99	10/28/2018	—	—	—	—
2012 LTIP-Performance Stock Options	2/2/2012	318,840	—	—	11.10	2/1/2022	—	—	—	—
2013 LTIP-Performance Stock Options	2/7/2013	166,667	83.333	—	14.86	2/6/2023	—	—	—	—
2014 LTIP-Performance Stock Options	2/6/2014	84,234	168,466	—	30.89	2/5/2024	—	—	—	—
2015 LTIP-Performance Stock Options	2/5/2015	—	—	175,770	46.14	2/4/2025	—	—	—	—
Edward H. Bastian
2013 LTIP-Restricted Stock	2/7/2013	—	—	—	—	—	39,256	1,989,887	—	—
2014 LTIP-Restricted Stock	2/6/2014	—	—	—	—	—	43,166	2,188,085	—	—
2015 LTIP-Restricted Stock	2/5/2015	—	—	—	—	—	43,350	2,197,412	—	—
Stock Options	6/4/2007	142,900	—	—	18.84	4/29/2017	—	—	—	—
Stock Options	9/1/2007	60,100	—	—	16.88	8/31/2017	—	—	—	—
2012 LTIP-Performance Stock Options	2/2/2012	159,240	—	—	11.10	2/1/2022	—	—	—	—
2013 LTIP-Performance Stock Options	2/7/2013	83,334	41,666	—	14.86	2/6/2023	—	—	—	—
2014 LTIP-Performance Stock Options	2/6/2014	43,947	87,893	—	30.89	2/5/2024	—	—	—	—
2015 LTIP-Performance Stock Options	2/5/2015	—	—	91,710	46.14	2/4/2025	—	—	—	—
Glen W. Hauenstein
2013 LTIP-Restricted Stock	2/7/2013	—	—	—	—	—	24,116	1,222,440	—	—
2014 LTIP-Restricted Stock	2/6/2014	—	—	—	—	—	37,773	1,914,713	—	—
2015 LTIP-Restricted Stock	2/5/2015	—	—	—	—	—	51,480	2,609,521	—	—
Stock Options	6/4/2007	105,500	—	—	18.84	4/29/2017	—	—	—	—
Stock Options	11/1/2007	67,000	—	—	20.20	10/31/2017	—	—	—	—
2008 LTIP-Stock Options	4/3/2008	31,600	—	—	8.81	4/2/2018	—	—	—	—
Paul A. Jacobson
2013 LTIP-Restricted Stock	2/7/2013	—	—	—	—	—	20,750	1,051,818	—	—
2014 LTIP-Restricted Stock	2/6/2014	—	—	—	—	—	27,520	1,394,989	—	—
2015 LTIP-Restricted Stock	2/5/2015	—	—	—	—	—	38,470	1,950,044	—	—
Stock Options	6/4/2007	40,100	—	—	18.84	4/29/2017	—	—	—	—
2008 LTIP-Stock Options	4/3/2008	7,900	—	—	8.81	4/2/2018	—	—	—	—
Merger Award-Stock Options	10/29/2008	123,000	—	—	7.99	10/28/2018	—	—	—	—
W. Gil West
2013 LTIP-Restricted Stock	2/7/2013	—	—	—	—	—	20,750	1,051,818	—	—
2014 LTIP-Restricted Stock	2/6/2014	—	—	—	—	—	27,520	1,394,989	—	—
2015 LTIP-Restricted Stock	2/5/2015	—	—	—	—	—	40,640	2,060,042	—	—

(1)	For purposes of this column, the grant date for the awards is the grant date or, if earlier, the service inception date determined under FASB ASC Topic 718.

(2)

The 2015 LTIP Performance Stock Options vest as follows: (a) if there is a payout under the Profit Sharing Program for 2015, then ratably over three years with 1/3 vesting on each of February 1, 2016, 2017 and 2018; (b) if there is no payout under the Profit Sharing Program for 2015, but there is a payout for 2016, then 2/3 vest on February 1, 2017 and 1/3 vest on February 1, 2018; and (c) if there is no payout for 2015 or 2016 under the Profit Sharing Program, then the options

EXECUTIVE COMPENSATION	48	DELTA AIR LINES, INC.

will be forfeited. Because there was a payout for 2015 under the Profit Sharing Program, the options vest as described in (a) of the foregoing sentence, except that the first vesting date occurred on February 2, 2016, the date on which the P&C Committee certified the satisfaction of the performance measure. Performance stock options are subject to forfeiture in certain circumstances.

(3)	The exercise price of the stock options — other than those granted on September 1, 2007 — is the closing price of Delta common stock on the NYSE on the applicable grant date. The exercise price of the stock options granted on Saturday, September 1, 2007 is the closing price of the common stock on the NYSE on Friday, August 31, 2007, the last trading day immediately preceding the grant date.

(4)	These shares of restricted stock vest as follows:

February 7, 2013 LTIP Grant. In equal installments on February 1, 2014, 2015 and 2016.

February 6, 2014 LTIP Grant Date. In equal installments on February 1, 2015, 2016 and 2017.

February 5, 2015 LTIP Grant Date. In equal installments on February 1, 2016, 2017 and 2018.

Restricted stock is subject to forfeiture in certain circumstances.

(5)	In accordance with SEC rules, the amounts in this column for the market value of restricted stock are based on the $50.69 closing price of Delta common stock on the NYSE on December 31, 2015.

(6)	This table does not include the performance award component of the 2015 LTIP, 2014 LTIP and the 2013 LTIP because (a) these award opportunities are denominated in dollars and (b) the payout, if any, earned by the named executive officers will be made in stock based on achievement of the average annual operating income margin, the return on invested capital and customer service performance measures during the measurement periods for each program. For additional information about the performance award component of the 2015 LTIP, see footnote 2 to the Summary Compensation Table and the Grants of Plan-Based Awards Table in this proxy statement.

Option Exercises and Stock Vested Table

The following table provides information regarding the exercise of stock options and the vesting of stock for the named executive officers in 2015.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)
Richard H. Anderson	0	0	342,772	15,667,778
Edward H. Bastian	511,090	21,593,934	196,919	9,041,853
Glen W. Hauenstein	0	0	173,658	8,047,210
Paul A. Jacobson	70,000	2,700,320	106,348	4,886,291
W. Gil West	0	0	106,348	4,886,291

(1)	The value realized on exercise is based on the difference between the market price on the date of exercise and the exercise price of the options.

(2)	The value realized on vesting is based on the closing price of Delta common stock on the NYSE on the applicable vesting date. These amounts represent the vesting of award opportunities granted in 2012, 2013 and 2014.

DELTA AIR LINES, INC.	49	EXECUTIVE COMPENSATION

Post-Employment Compensation

Defined Benefit Pension Benefits

Qualified Nonpilot Retirement Plan. The Delta Retirement Plan (“Retirement Plan”) is a broad-based, non-contributory qualified defined benefit pension plan for Delta nonpilot employees. To participate in the Retirement Plan, a nonpilot employee must have completed 12 months of service before the plan was frozen on December 31, 2005. As a result, Mr. Bastian and Mr. Jacobson are eligible to participate in the Retirement Plan but Mr. Anderson, Mr. Hauenstein and Mr. West are not. We do not offer any supplemental executive retirement plans or deferred compensation plans to our named executive officers.

Until July 1, 2003, benefits for participants in the Retirement Plan, including the eligible named executive officers, were calculated using only a final average earnings formula (“FAE formula”). Under this formula, the benefit is based on an employee’s (1) final average earnings; (2) years of service prior to January 1, 2006; (3) age when the payment of benefits begins (which may not be before age 52); and (4) primary Social Security benefit. Final average earnings are the average of an employee’s highest average monthly earnings (based on the employee’s salary and eligible annual incentive compensation, if any) for the 36 consecutive months in the 120-month period immediately preceding the earlier of termination of employment or January 1, 2006. The monthly retirement benefit payable at the normal retirement age of 65 is determined by multiplying final average earnings by 60%, and then reducing that amount for service of less than 30 years with Delta and by 50% of the primary Social Security benefit payable to the employee. The 50% Social Security offset is also reduced for service of less than 30 years. Participants become fully vested in their FAE formula benefits after completing three years of service. Benefits determined under the FAE formula are paid in the form of a monthly annuity.

Effective July 1, 2003, the Retirement Plan was amended to transition to a cash balance formula. Generally, for employees hired (or rehired) after July 1, 2003, retirement benefits earned after that date are based only on the cash balance formula. Under this formula, each participant has an account, for recordkeeping purposes only, to which pay credits were allocated annually until January 1, 2006. These pay credits were based on 6% of a participant’s salary and eligible annual incentive compensation, if any. In addition, all balances in a participant’s account are credited with an annual interest credit which is currently based on a market rate of interest (the “Annual Interest Credit”). Participants become fully vested in their cash balance formula benefits after completing three years of service. At termination of employment, an amount equal to the then-vested balance of a participant’s cash balance account is payable to the participant, at his election, in the form of an immediate or deferred lump sum (to the extent the lump sum payment is available under the Internal Revenue Code) or equivalent monthly annuity benefit.

Employees covered by the Retirement Plan who were employed on July 1, 2003 are eligible for transition benefits as long as they remained continuously employed. For the period that began July 1, 2003 and ended December 31, 2005, these employees earned retirement benefits equal to the greater of the benefit determined under the Retirement Plan’s FAE formula or its cash balance formula.

Effective December 31, 2005, the Retirement Plan was amended (1) to freeze accrual of future benefits attributable to years of service and pay increases after December 31, 2005 under the FAE formula; and (2) to cease pay credits under the cash balance formula. Effective March 31, 2007, all benefits under the Retirement Plan were frozen; however, Annual Interest Credits will continue to be added to the cash balance account after December 31, 2005.

EXECUTIVE COMPENSATION	50	DELTA AIR LINES, INC.

Pension Benefits Table

The table below shows certain pension benefit information for Mr. Bastian and Mr. Jacobson as of December 31, 2015. The table does not include any information for Mr. Anderson, Mr. Hauenstein or Mr. West because they are not eligible to participate in the Retirement Plan.

Name	Plan Name	Number of Years of Credited Service (as of December 31, 2015) (1)	Present Value of Accumulated Benefits ($) (2)	Payments During Last Fiscal Year
Mr. Bastian (3)	Delta Retirement Plan	6 years, 10 months	FAE Formula: 236,705 Cash Balance Formula: 66,399	0
Mr. Jacobson (4)	Delta Retirement Plan	8 years, 2 months	FAE Formula: 78,829 Cash Balance Formula: 7,738	0

(1)

As discussed above, the Retirement Plan was frozen effective December 31, 2005, and no additional service credit will accrue after that date. All years of service reflected in this column include service until December 31, 2005.

(2)

Benefits were calculated using interest rate and mortality rate assumptions consistent with those used in our financial statements (see “Assumptions” in Note 9 of the Notes to the Consolidated Financial Statements in Delta’s 2015 Form 10-K). In addition, certain individual data were used in developing these values. Benefits accrued under the FAE formula and the cash balance formula are listed separately. For purposes of the FAE formula benefit, the assumed retirement age is 62. The form of benefit payable under the FAE formula for Mr. Bastian and Mr. Jacobson is a single life annuity.

(3)

Mr. Bastian resigned from Delta as of April 1, 2005 and rejoined Delta in July 2005. His years of credited service include the 6 years, 5 months of service he had completed as of April 1, 2005. As a result, the portion of his benefit calculated under the FAE formula was determined under the rules applicable to vested employees who terminate their service with Delta prior to early retirement age instead of under the rules applicable to retirees at early retirement age. Accordingly, Mr. Bastian’s benefit is smaller than it would have been had he retired at early retirement age. All benefits earned by Mr. Bastian after he rejoined Delta in July 2005 are based solely on the cash balance formula.

(4)

Mr. Jacobson resigned from Delta as of March 18, 2005 and rejoined Delta in August 2005. His years of credited service include the 7 years, 10 months of service he had completed as of March 18, 2005. As a result, the portion of his benefit calculated under the FAE formula was determined under the rules applicable to vested employees who terminate their service prior to early retirement age instead of under the rules applicable to retirees at early retirement age. Accordingly, Mr. Jacobson’s benefit is smaller than it would have been had he retired at early retirement age. In addition, following his resignation in March 2005, Mr. Jacobson elected to receive the cash balance portion of his benefit in a lump sum payment. All benefits earned by Mr. Jacobson after he rejoined Delta in August 2005 are based solely on the cash balance formula.

DELTA AIR LINES, INC.	51	EXECUTIVE COMPENSATION

Potential Post-Employment Benefits upon Termination or Change in Control

This section describes the potential benefits that may be received by our named executive officers in the event of certain terminations of employment or, in limited circumstances, in connection with a change in control, assuming termination of employment on December 31, 2015.

Severance Plan. Officers and director level employees are generally eligible to participate in Delta’s 2009 Officer and Director Severance Plan (“Severance Plan”). The following table summarizes the principal benefits the named executive officers are eligible to receive under the Severance Plan. The Severance Plan may be amended at any time by the Company.

Name	Termination by Delta Without Cause (no Change in Control)	Resignation by the Executive for Good Reason (no Change in Control)	Termination by Delta without Cause or Resignation by the Executive for Good Reason in Connection with a Change in Control (1)
Mr. Anderson and Mr. Bastian	• 24 months base salary • 200% target MIP • 24 months benefits continuation	• 24 months base salary • 200% target MIP • 24 months benefits continuation	• 24 months base salary • 200% target MIP • 24 months benefits continuation
Mr. Hauenstein, Mr. Jacobson and Mr. West	• 18 months base salary • 150% target MIP • 18 months benefits continuation	• None	• 18 months base salary • 150% target MIP • 18 months benefits continuation

(1)	These benefits apply if the termination of employment occurs during the two-year period after a change in control.

To receive benefits under the Severance Plan, executive officers must enter into a general release of claims against Delta and non-competition, non-solicitation and confidentiality covenants for the benefit of Delta.

Under the Severance Plan, the cash severance amount is paid in a lump sum following termination of employment. For purposes of the chart above, “benefits continuation” means continuation of certain medical, dental and vision benefits for which the COBRA premiums will be waived for the participant’s severance period. (In July 2015, company-provided basic life insurance coverage was eliminated for all officers; accordingly, the Severance Plan was amended to eliminate continuation of such coverage during the participant’s severance period.) In addition, executive officers are eligible for reimbursement of expenses for financial planning services through the end of the year in which the termination occurred and outplacement services with fees not to exceed $5,000. (In January 2016, financial planning services reimbursement was eliminated for all officers both during and following the officer’s employment.)

The Severance Plan does not provide for any excise tax gross-ups for benefits received in connection with a change in control. If a participant is entitled to benefits under the Severance Plan in connection with a change in control, the amount of such benefits will be reduced to the statutory safe harbor under Section 4999 of the Internal Revenue Code if this results in a greater after tax benefit than if the participant paid the excise tax.

EXECUTIVE COMPENSATION	52	DELTA AIR LINES, INC.

Other Benefits

Our named executive officers are eligible to receive certain additional benefits in the event of certain terminations of employment or in connection with a change in control. The definitions of “cause,” “change in control,” “disability” and “good reason,” as such terms are used in the following sections, are summarized below.

The 2015 Long-Term Incentive Program. If a participant’s employment is terminated (1) by Delta without cause or by the participant for good reason in connection with a change in control or (2) due to death or disability, the participant’s performance award (including any Earned Awards1) and restricted stock award will immediately vest, with the performance award paid in cash at the target level (or, for any Earned Award, at the level at which it was earned). In addition, with respect to the performance stock options awarded to Mr. Anderson and Mr. Bastian, if their employment is terminated for the foregoing reasons, such awards will immediately vest and become exercisable.

For named executive officers other than the Chief Financial Officer, if an executive officer’s employment is terminated on or after October 1, 2015 for any reason other than by Delta for cause, he will continue to be eligible to receive his performance award, restricted stock award and, if applicable, performance stock option award pursuant to the same vesting, performance and general payment provisions as if his employment had continued. In consideration for this treatment, these named executive officers entered into award agreements containing enhanced non-competition and non-solicitation covenants for the benefit of Delta. In the event the executive breaches such covenants during the two-year period following his termination of employment, he will forfeit any outstanding awards.

If the Chief Financial Officer’s or, if prior to October 1, 2015, the other named executive officer’s employment is terminated (1) by Delta without cause or (2) by him for good reason without a change in control, he will receive any Earned Awards, a pro-rated performance award2 under the same vesting, performance and general payment provisions as if his employment had continued, and the immediate vesting of a pro rata portion of his restricted stock award and, if applicable, performance stock option award. Any remaining portions will be forfeited. In addition, if the executive terminates his employment without good reason, the entire performance award (including any Earned Awards), restricted stock award and, if applicable, performance stock option award will be forfeited.

In all cases, if a participant’s employment is terminated by Delta for cause, the participant’s performance award (including any Earned Awards), restricted stock award and, if applicable, performance stock option award will be forfeited.

The 2014 Long-Term Incentive Program. The awards under the 2014 LTIP are subject to the same termination provisions applicable to awards under the 2015 LTIP, except the named executive officers, other than the Chief Financial Officer and the Chief Operating Officer, would be eligible for the treatment described in the second paragraph of the “The 2015 Long-Term Incentive Program” section above in the event of their termination for any reason other than by Delta for cause on or after October 1, 2014.

The 2013 Long-Term Incentive Program. The awards under the 2013 LTIP are subject to the same termination provisions applicable to awards under the 2015 LTIP, except the named executive officers, other than the Chief Financial Officer and the Chief Operating Officer, would be eligible for the treatment described in the second paragraph of the “The 2015 Long-Term Incentive Program” section above in the event of their termination for any reason other than by Delta for cause regardless of the date such termination occurred.

1 For the portion of the performance award attributable to the return on invested capital performance measure, achievement of such measure is determined independently for each calendar year during the applicable performance period (each an “ROIC Installment”) and, to the extent that Delta’s actual performance meets or exceeds the threshold level at the end of each calendar year, each such ROIC Installment will be treated as an “Earned Award.” Generally, Earned Awards, if any, will accumulate until the end of the performance period at which time all Earned Awards will vest and become payable.

2 The portion of the performance award attributable to the return on invested capital performance measure will be pro-rated as follows: for any ROIC Installment (as defined in the footnote above) outstanding in the year in which the termination occurred, he will receive the ROIC Installment based on actual performance for the applicable year, pro-rated based on the number of months he was employed with Delta during the year. Any remaining ROIC Installment(s) will be forfeited.

DELTA AIR LINES, INC.	53	EXECUTIVE COMPENSATION

2015 Management Incentive Plan. The 2015 MIP generally provides that a participant whose employment with Delta terminates prior to the end of the workday on December 31, 2015 is not eligible for a 2015 MIP payment. If, however, the participant’s employment is terminated (1) due to death or disability or (2) by Delta without cause or for any other reason that would entitle the participant to benefits under the Severance Plan, the participant is eligible for a pro rata 2015 MIP payment based on (a) the number of months during 2015 the participant was employed in a MIP-qualified position and (b) the terms and conditions of the 2015 MIP that would have applied if his employment had continued through December 31, 2015.

Triggering Events. As noted above, eligibility for severance benefits and acceleration of the vesting of equity awards are triggered by certain events. The terms “cause,” “change in control,” “disability” and “good reason,” as they apply to our executive officers, are summarized below.

•

Cause means, in general, a person’s (1) continued, substantial failure to perform his duties with Delta; (2) misconduct which is economically injurious to Delta; (3) conviction of, or plea of guilty or no contest to, a felony or other crime involving moral turpitude, fraud, theft, embezzlement or dishonesty; or (4) material violation of any material Delta policy or rule regarding conduct.

A person has ten business days to cure, if curable, any of the events which could lead to a termination for cause. For executive vice presidents or more senior executives, a termination for cause must be approved by a 2/3 vote of the entire Board of Directors.

•

Change in control means, in general, the occurrence of any of the following events: (1) any person becomes the beneficial owner of more than 35% of Delta common stock; (2) during a period of 12 consecutive months, the Board of Directors at the beginning of the period and their approved successors cease to constitute a majority of the Board; (3) the consummation of a merger or consolidation involving Delta, other than a merger or consolidation which results in the Delta common stock outstanding immediately before the transaction continuing to represent more than 65% of the Delta common stock outstanding immediately after the transaction; or (4) a sale, lease or other transfer of Delta’s assets which have a total gross fair market value greater than 40% of the total gross fair market value of Delta’s assets immediately before the transaction.

•	Disability means long-term or permanent disability as determined under the applicable Delta disability plan.

•	Good reason:

•

For purposes of Delta’s outstanding equity awards, good reason generally means the occurrence of any of the following without a person’s written consent: (1) a diminution or other reduction of a person’s authorities, duties or responsibilities, other than an insubstantial and inadvertent act that is promptly remedied by Delta after written notice by the person; (2) the relocation of a person’s office by more than 50 miles and, if the relocation occurs prior to a change in control, the relocation would place the person in a position of reduced status and importance at Delta; (3) a reduction in a person’s base salary or incentive compensation opportunities, other than pursuant to a uniform percentage salary reduction for similarly situated persons (or, following a change in control, all full-time domestic employees who are not subject to a collective bargaining agreement); (4) Delta does not keep in effect compensation and benefit programs under which a person receives benefits substantially similar, in the aggregate, to those in effect prior to a reduction (other than a reduction pursuant to an equivalent reduction in such benefits for similarly situated persons (or, following a change in control, all full-time domestic employees who are not subject to a collective bargaining agreement)); or (5) a material breach by Delta of any material term of a person’s employment.

•

For purposes of the Severance Plan, good reason generally means the occurrence of any of the following without a person’s written consent: (1) a diminution or other reduction of a person’s authorities, duties or responsibilities, other than an insubstantial and inadvertent act that is promptly remedied by Delta after written notice by the person; (2) the relocation of a person’s office by more than 50 miles; (3) a reduction in a person’s base salary or incentive compensation

EXECUTIVE COMPENSATION	54	DELTA AIR LINES, INC.

opportunities, other than pursuant to a uniform percentage salary reduction for all full-time domestic employees who are not subject to a collective bargaining agreement; (4) Delta does not keep in effect compensation and benefit programs under which a person receives benefits substantially similar, in the aggregate, to those in effect prior to a reduction (other than a reduction pursuant to an equivalent reduction in such benefits for all full-time domestic employees who are not subject to a collective bargaining agreement); or (5) a material breach by Delta of any material term of a person’s employment.

An event described above constitutes good reason only if a person gives Delta certain written notice of his intent to resign and Delta does not cure the event within a specified period.

Retiree Flight Benefits. An executive officer who retires from Delta at or after age 52 with at least ten years of service, at or after age 62 with at least five years of service or with at least 25 years of service regardless of age, may continue to receive Flight Benefits (see footnote 7(e) to the Summary Compensation Table for a description of Flight Benefits including survivor travel benefits) during retirement, except the unused portion of the two annual allowances will not accumulate into succeeding years (“Retiree Flight Benefits”).

Notwithstanding the above, a person who is first elected an officer on or after June 8, 2009, will not receive reimbursement for taxes for Retiree Flight Benefits. Delta also does not provide reimbursement for taxes associated with travel by the surviving spouse or domestic partner of any officer.

In exchange for certain non-competition, non-solicitation and confidentiality covenants for the benefit of Delta and a general release of claims against Delta, an officer who served in that capacity during the period beginning on the date Delta entered into the merger agreement with Northwest and ending on the date the merger occurred, or who joined Delta from Northwest on the date the merger occurred and who had been a Northwest officer on the date Delta entered into the merger agreement, will receive, on his termination of employment (other than by death or by Delta for cause), a vested right to Retiree Flight Benefits, regardless of the officer’s age and years of service at his termination of employment.

Pre-existing Medical Benefits Agreement With Northwest. In 2001, Northwest Airlines, Inc. entered into an agreement with its then Chief Executive Officer, Mr. Anderson, agreeing to provide Mr. Anderson, his spouse and eligible dependents with medical and dental coverage at the levels then provided to Mr. Anderson under the Northwest medical plans for the life of Mr. Anderson and his spouse. This coverage is secondary to any medical coverage Mr. Anderson receives while he is employed by another company. The agreement with Mr. Anderson was reviewed and approved by the compensation committee of the board of directors of Northwest, and was consistent with Northwest’s then existing practices. As a result of the merger between Delta and Northwest, Delta is required to honor this agreement. The P&C Committee confirmed this obligation in a letter to Mr. Anderson, who has voluntarily waived the benefits under this agreement while he is employed with Delta.

Tables Regarding Potential Post-Employment Benefits upon Termination or Change in Control

General. The following tables describe the termination benefits for each named executive officer, assuming termination of employment on December 31, 2015. Also included is a column that describes the benefits, if any, each named executive officer would have received in connection with a change in control. Further, because termination is deemed to occur at the end of the workday on December 31, 2015, the executive would have earned his 2015 MIP award and the performance award under the 2013 LTIP, to the extent otherwise payable. Accordingly, these awards are unrelated to the termination of employment.

Retirement. For purposes of the following tables, an executive officer is eligible to retire from Delta (1) at or after age 52 with ten years of service or (2) at or after age 62 with five years of service. On December 31, 2015, only Mr. Bastian and Mr. Hauenstein are eligible to retire under these requirements. The other named executive officers are not eligible to retire under these requirements and, therefore, are not eligible for any retirement-related compensation or benefits.

Broad-based Benefits. We have not included in this section any benefit that is available generally to all employees on a non-discriminatory basis such as payment of retirement, disability and death benefits. See “Defined Benefit Pension Benefits” above, for a discussion of the benefits accrued for eligible named executive officers under the Delta Retirement Plan.

DELTA AIR LINES, INC.	55	EXECUTIVE COMPENSATION

Certain Assumptions. We used the general assumptions summarized below in calculating the dollar amounts included in the following tables:

•

Performance Awards. The value of the performance awards (except with respect to the portion of the award attributable to return on invested capital) in the tables is based on payment at the target level. As actual performance for the 2014 and 2015 ROIC Installments under the 2014 LTIP and the 2015 ROIC Installment under the 2015 LTIP each exceeded the maximum performance measure of 14%, these ROIC Installments are considered Earned Awards and the value of such Earned Awards in the tables are based on payment at the maximum level.

•

Performance Stock Options. We used intrinsic value for the performance stock options in the following tables assuming that the performance criteria attributable to the stock options under the 2013, 2014 and 2015 LTIPs were met. The exercise price for our unexercisable stock options outstanding on December 31, 2015 was (1) $14.86 for the options granted on February 7, 2013; (2) $30.89 for the options granted on February 6, 2014; and (3) $46.14 for the options granted on February 5, 2015.

•	Restricted Stock. As required by SEC rules, the values in these tables for restricted stock are based on the $50.69 closing price of Delta common stock on the NYSE on December 31, 2015.

•

Benefits. Under our severance arrangements or following retirement, our officers may receive reimbursement of financial planning services until the end of the year in which their employment terminated. For purposes of the tables, we have assumed each named executive officer would use his remaining available 2015 allowance. The maximum amount available under the program for executive vice presidents and more senior executives is $15,000 per year. In 2016, reimbursement of financial planning services was eliminated for all officers and will no longer be available under our severance arrangements or following retirement.

The Retiree Flight Benefits reflected for each named executive officer in the following tables were determined by using the following assumptions for each officer: (1) Flight Benefits continue for the life expectancy of the officer or the joint life expectancy of the officer and his spouse or domestic partner, measured using a mortality table projected to 2022; (2) the level of usage of Retiree Flight Benefits for each year is the same as the officer’s and his spouse’s or domestic partner’s actual usage of Flight Benefits during 2015; (3) the incremental cost to Delta of Retiree Flight Benefits for each year is the same as the actual incremental cost incurred by Delta for the officer’s Flight Benefits in 2015; and (4) the value of Retiree Flight Benefits includes a tax gross up equal to 60% of the lesser of (i) the officer’s actual usage of Flight Benefits in 2015 and (ii) the annual tax reimbursement allowance (as described in footnote 7(e) to the Summary Compensation Table) (surviving spouses and domestic partners do not receive reimbursement for taxes associated with Retiree Flight Benefits). On the basis of these assumptions, we determined the value of Retiree Flight Benefits for each named executive officer by calculating the present value of the benefit over the officer’s life expectancy (or joint life expectancy with his spouse or domestic partner) using a discount rate of 4.13%.

EXECUTIVE COMPENSATION	56	DELTA AIR LINES, INC.

Richard H. Anderson

	Termination not Involving a Change in Control						Change in Control
	Termination without Cause ($)	Resignation for Good Reason ($)	Termination for Cause ($)	Resignation Without Good Reason ($)	Death ($)	Disability ($)	Termination Without Cause or Resignation for Good Reason ($)	Employment Continues ($)
Severance Payment (1):	4,800,000	4,800,000	0	0	0	0	4,800,000	0
Equity:
Performance Awards	9,739,122	9,739,122	0	9,739,122	9,739,122	9,739,122	9,739,122	0
Performance Stock Options	7,121,202	7,121,202	0	7,121,202	7,121,202	7,121,202	7,121,202	0
Restricted Stock	13,430,265	13,430,265	0	13,430,265	13,430,265	13,430,265	13,430,265	0
Benefits and Perquisites:
Company-Paid COBRA Coverage (2)	301,000	301,000	301,000	301,000	146,400	301,000	301,000	0
Career Transition Services	5,000	5,000	0	0	0	0	5,000	0
Financial Planning	0	0	0	0	0	0	0	0
Retiree Flight Benefits	716,979	716,979	0	716,979	19,192	716,979	716,979	0

(1)	The severance payment, if applicable, represents 24 months of base salary and 200% of Mr. Anderson’s MIP target award (which is 200% of his base salary).

(2)	This amount represents the present value of medical and dental coverage at the levels provided under Northwest’s plans for Mr. Anderson and his spouse for their lives, as described above under “Other Benefits – Pre-existing Medical Benefits Agreement With Northwest.”

Edward H. Bastian

	Termination not Involving a Change in Control							Change in Control
	Termination without Cause ($)	Resignation for Good Reason ($)	Termination for Cause ($)	Resignation Without Good Reason ($)	Retirement ($)	Death ($)	Disability ($)	Termination Without Cause or Resignation for Good Reason ($)	Employment Continues ($)
Severance Payment (1):	3,437,500	3,437,500	0	0	0	0	0	3,437,500	0
Equity:
Performance Awards	4,499,980	4,499,980	0	4,499,980	4,499,980	4,499,980	4,499,980	4,499,980	0
Performance Stock Options	3,650,455	3,650,455	0	3,650,455	3,650,455	3,650,455	3,650,455	3,650,455	0
Restricted Stock	6,375,383	6,375,383	0	6,375,383	6,375,383	6,375,383	6,375,383	6,375,383	0
Benefits and Perquisites:
Company-Paid COBRA Coverage	34,354	34,354	0	0	0	0	0	34,354	0
Career Transition Services	5,000	5,000	0	0	0	0	0	5,000	0
Financial Planning	15,000	15,000	0	0	15,000	0	0	15,000	0
Retiree Flight Benefits	812,649	812,649	0	812,649	812,649	28,786	812,649	812,649	0

(1)	The severance payment, if applicable, represents 24 months of base salary and 200% of Mr. Bastian’s MIP target award (which is 175% of his base salary).

DELTA AIR LINES, INC.	57	EXECUTIVE COMPENSATION

Glen W. Hauenstein

	Termination not Involving a Change in Control							Change in Control
	Termination without Cause ($)	Resignation for Good Reason ($)	Termination for Cause ($)	Resignation Without Good Reason ($)	Retirement ($)	Death ($)	Disability ($)	Termination Without Cause or Resignation for Good Reason ($)	Employment Continues ($)
Severance Payment (1):	2,118,750	0	0	0	0	0	0	2,118,750	0
Equity:
Performance Awards	4,614,564	4,614,564	0	4,614,564	4,614,564	4,614,564	4,614,564	4,614,564	0
Restricted Stock	5,746,675	5,746,675	0	5,746,675	5,746,675	5,746,675	5,746,675	5,746,675	0
Benefits and Perquisites:
Company-Paid COBRA Coverage	8,690	0	0	0	0	0	0	8,690	0
Career Transition Services	5,000	0	0	0	0	0	0	5,000	0
Financial Planning	0	0	0	0	0	0	0	0	0
Retiree Flight Benefits	540,909	540,909	0	540,909	540,909	0	540,909	540,909	0

(1)	The severance payment, if applicable, represents 18 months of base salary and 150% of Mr. Hauenstein’s MIP target award (which is 150% of his base salary).

Paul A. Jacobson

	Termination not Involving a Change in Control						Change in Control
	Termination without Cause ($)	Resignation for Good Reason ($)	Termination for Cause ($)	Resignation Without Good Reason ($)	Death ($)	Disability ($)	Termination Without Cause or Resignation for Good Reason ($)	Employment Continues ($)
Severance Payment (1):	1,968,750	0	0	0	0	0	1,968,750	0
Equity:
Performance Awards	1,802,055	1,802,055	0	0	3,410,403	3,410,403	3,410,403	0
Restricted Stock	3,229,206	3,229,206	0	0	4,396,851	4,396,851	4,396,851	0
Benefits and Perquisites:
Company-Paid COBRA Coverage	24,756	0	0	0	0	0	24,756	0
Career Transition Services	5,000	0	0	0	0	0	5,000	0
Financial Planning	7,473	0	0	0	0	0	7,473	0
Retiree Flight Benefits	576,042	576,042	0	576,042	7,335	576,042	576,042	0

(1)	The severance payment, if applicable, represents 18 months of base salary and 150% of Mr. Jacobson’s MIP target award (which is 150% of his base salary).

EXECUTIVE COMPENSATION	58	DELTA AIR LINES, INC.

W. Gil West

	Termination not Involving a Change in Control						Change in Control
	Termination without Cause ($)	Resignation for Good Reason ($)	Termination for Cause ($)	Resignation Without Good Reason ($)	Death ($)	Disability ($)	Termination Without Cause or Resignation for Good Reason ($)	Employment Continues ($)
Severance Payment (1):	2,025,000	0	0	0	0	0	2,025,000	0
Equity:
Performance Awards	3,093,727	3,093,727	0	2,031,244	3,518,736	3,518,736	3,518,736	0
Restricted Stock	4,196,777	4,196,777	0	2,060,042	4,506,848	4,506,848	4,506,848	0
Benefits and Perquisites:
Company-Paid COBRA Coverage	28,445	0	0	0	0	0	28,445	0
Career Transition Services	5,000	0	0	0	0	0	5,000	0
Financial Planning	10,716	0	0	0	0	0	10,716	0
Retiree Flight Benefits	296,744	296,744	0	296,744	20,969	296,744	296,744	0

(1)	The severance payment, if applicable, represents 18 months of base salary and 150% of Mr. West’s MIP target award (which is 150% of his base salary).

DELTA AIR LINES, INC.	59	EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

Non-employee directors receive the following for their service on the Board of Directors:

Annual Board Retainer:	$90,000

Annual Equity Grant:	$160,000 in restricted stock that vests at or shortly before the next annual meeting of stockholders, subject to the director’s continued service on the Board of Directors on the vesting date. Dividends accrue on these awards and are paid upon vesting of the restricted stock and restricted stock units.

Annual Committee Chair Retainer:	$20,000

Annual Committee Member Retainer:	$10,000

Annual Lead Director Retainer:	$30,000

Expense Reimbursements:	Reimbursement of reasonable expenses incurred in attending meetings

As is common in the airline industry, Delta provides complimentary travel and certain Delta Sky Club privileges for members of the Board of Directors; the director’s spouse, domestic partner or designated companion; the director’s children and parents; and, to a limited extent, other persons designated by the director (“Director Flight Benefits”). Complimentary travel for such other persons is limited to an aggregate imputed value of $20,000 per year. Delta reimburses the director for associated taxes on complimentary travel with an imputed tax value of up to $25,000 per year. Unused portions of the annual allowances described in the previous two sentences accumulate and may be carried into succeeding years during Board service. Complimentary travel is provided to an eligible director’s surviving spouse or domestic partner after the eligible director’s death. Delta will not reimburse the surviving spouse or domestic partner for associated taxes on complimentary travel under the survivor travel benefit.

A director who retires from the Board at or after age 52 with at least ten years of service as a director, at or after age 68 with at least five years of service as a director, or at his or her mandatory retirement date, may continue to receive Director Flight Benefits during retirement, except the unused portion of the annual allowances does not accumulate into succeeding years (“Retired Director Flight Benefits”). A director who served on the Board of Directors during the period beginning on the date Delta entered into the merger agreement with Northwest and ending on the date the merger occurred, or who joined the Board at the closing of the merger on October 29, 2008, will receive, at the completion of his or her Board service (other than due to death or due to removal by stockholders for cause), a vested right to receive Retired Director Flight Benefits, regardless of the director’s age and years of service when his or her Board service ends. A director is not eligible to receive Retired Director Flight Benefits if the director engages in certain wrongful acts.

Notwithstanding the above, a person who is first elected to the Board of Directors on or after June 8, 2009, will not receive reimbursement for taxes for Retired Director Flight Benefits. Directors and retired directors may also purchase private jet flights from a Delta subsidiary by paying the incremental cost of the flights. Mr. Ralph is not eligible to receive flight benefits. In his role as Executive Chairman of the Board, effective May 2, 2016, Mr. Anderson remains a Delta employee. Directors who are employees of Delta are not separately compensated for their service as directors.

Stock Ownership Guidelines

The non-employee director stock ownership guidelines require each non-employee director to own shares of Delta common stock equal to or greater than (1) shares with a value of five times the annual Board retainer paid to the director or (2) 35,000 shares. Non-employee directors must achieve this ownership level within five years after initial election to the Board. For this purpose, stock ownership includes restricted stock and restricted stock units; shares owned directly or by a spouse or dependent children; shares held in trust by or for the director or an immediate family member who resides in the same household as the director (an “immediate family member”); or shares owned by an entity wholly-owned by the director or an immediate family member. It does not include shares a director has the right to acquire through the exercise of stock options.

DIRECTOR COMPENSATION	60	DELTA AIR LINES, INC.

In addition, each non-employee director must hold at least 50% of all “net shares” received through restricted stock vesting or realized through stock option exercises until the stock ownership guidelines are achieved. For this purpose, “net shares” means all shares retained after any applicable withholding of any shares for tax purposes.

As of December 31, 2015, all non-employee directors exceeded the required stock ownership level except three directors, all of whom were first elected in 2014 or 2015. Each director has five years from the date of his or her election to achieve the required ownership level under the non-employee director stock ownership guidelines.

Director Compensation Table

The following table sets forth the compensation paid to non-employee members of Delta’s Board of Directors for 2015:

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Francis S. Blake	110,000	160,000	0	0	0	47,020	317,020
Roy J. Bostock	110,000	160,000	0	0	0	35,795	305,795
John S. Brinzo	110,000	160,000	0	0	0	11,926	281,926
Daniel A. Carp(4)	295,000	210,000	0	0	0	13,600	518,600
David G. DeWalt	120,000	160,000	0	0	0	12,058	292,058
Thomas E. Donilon	110,000	320,000	0	0	0	2,498	432,498
William H. Easter III	115,000	160,000	0	0	0	1,700	276,700
Mickey P. Foret	115,000	160,000	0	0	0	29,384	304,384
Shirley C. Franklin	110,000	160,000	0	0	0	16,763	286,763
David R. Goode	110,000	160,000	0	0	0	10,256	280,256
George N. Mattson	120,000	160,000	0	0	0	13,157	293,157
Paula Rosput Reynolds(5)	60,000	0	0	0	0	6,114	66,114
Sergio A.L. Rial	110,000	160,000	0	0	0	493	270,493
Kathy N. Waller	55,000	160,000	0	0	0	692	215,692
Kenneth B. Woodrow	110,000	160,000	0	0	0	7,217	277,217

(1)

As Delta employees, Mr. Anderson, Mr. Bastian, Mr. Ralph and Mr. Rogers were not separately compensated for their service on the Board of Directors in 2015. Mr. Anderson’s and Mr. Bastian’s compensation is included in the Summary Compensation Table in this proxy statement. Mr. Ralph’s compensation is described in “Proposal 1 — Election of Directors” in this proxy statement. Mr. Rogers, who served on the Board of Directors as the designee of the Delta MEC prior to Mr. Ralph’s election in 2015, received $202,180 in compensation in 2015, which includes: $143,140 in flight earnings, $33,139 in shared rewards/profit sharing payments and $25,901 in contributions to a defined contribution plan.

(2)

On June 24, 2015, the Board of Directors granted 3,760 shares of restricted stock to each non-employee director at that date. Mr. Carp received an additional grant of 1,170 shares as part of his compensation as non-executive chairman of the Board. Mr. Donilon was elected to the Board on February 20, 2015 and on that date received an award of 3,380 shares of restricted stock that vested at the next annual meeting, June 25, 2015. Ms. Waller was elected to the Board on July 24, 2015 and on that date received a grant of 3,630 shares of restricted stock. This award vests at the next annual meeting subject to continued Board service on that date. The “Stock Awards” column shows the fair value of the restricted stock granted to each non-employee director in 2015 as determined under FASB ASC Topic 718, based on date of the grant.

(3)

The amounts in this column for each non-employee director represent reimbursement of taxes associated with Director Flight Benefits. The amount for Mr. Blake represents the incremental cost of Director Flight Benefits of $14,624 and $32,396 in reimbursement of taxes associated with this benefit. The amount for Mr. Bostock represents the incremental cost of Director Flight Benefits of $10,051 and $25,744 in reimbursement of taxes associated with this benefit. The amount for Mr. Foret represents $10,521 in reimbursement under a benefit plan he had with Northwest Airlines, which the Company is required to honor as a result of its merger with Northwest; and $18,863 in reimbursement of taxes associated with Director Flight Benefits and the benefit plan. No other non-employee director received perquisites or other personal benefits with a total incremental cost of $10,000 or more, the threshold for reporting under SEC rules. From time to time, directors attend events sponsored by Delta at no incremental cost to Delta.

(4)	Mr. Carp’s fees paid in cash in 2015 included a $175,000 retainer as non-executive chairman of the Board.

(5)

Ms. Reynolds retired from the Board on June 25, 2015. The amount under “All Other Compensation” for Ms. Reynolds includes tax reimbursement for Director Flight Benefits and Retired Director Flight Benefits.

DELTA AIR LINES, INC.	61	DIRECTOR COMPENSATION

AUDIT COMMITTEE REPORT

The Audit Committee presently consists of six independent directors and represents and assists the Board of Directors in a number of duties. These include oversight of the following matters: the integrity of Delta’s financial statements; compliance with legal and certain regulatory requirements; the performance of the internal audit function; the financial reporting process; and the enterprise risk management (or ERM) process. In addition, the Committee retains, oversees and reviews the performance of the independent auditors, who report directly to the Committee. The Committee has the resources and authority it deems appropriate to discharge its responsibilities. The Committee operates pursuant to a written charter, which lists specific duties and responsibilities, and is available at http://ir.delta.com/files/doc_downloads/governance/Audit_Committee_Charter.pdf.

The Board of Directors has determined that each of Mr. Easter, Mr. Blake, Mr. Brinzo, Mr. Foret, Ms. Franklin and Mr. Rial has the necessary experience to qualify as an “audit committee financial expert” under SEC rules, and has so designated each of them. Each is considered financially literate as defined by the NYSE, but none is an auditor or an accountant for Delta or performs accounting field work, and none is employed by Delta. In accordance with the SEC’s safe harbor relating to audit committee financial experts, a person designated as an audit committee financial expert will not be deemed an “expert” for purposes of the federal securities laws. In addition, this designation does not impose on a person any duties, obligations or liabilities that are greater than those otherwise imposed on the person as a member of the Audit Committee and Board of Directors, and does not affect the duties, obligations or liabilities of the Board of Directors.

Management is responsible for Delta’s system of internal control over financial reporting, the preparation of its consolidated financial statements in accordance with accounting principles generally accepted in the United States, or GAAP, and the financial reporting process, including management’s assessment of internal control over financial reporting. The independent auditors, Ernst & Young LLP (or EY), are responsible for performing an independent audit of our consolidated financial statements and for expressing an opinion, based on the results of their audit, as to whether the consolidated financial statements are fairly presented, in all material respects, in conformity with GAAP.

It is not the responsibility of the Audit Committee to prepare consolidated financial statements nor is it to determine that the consolidated financial statements and disclosures are complete and accurate and prepared in accordance with GAAP and applicable rules and regulations. These tasks are the responsibility of management. It is also not the responsibility of the Audit Committee to plan or conduct an independent audit of the consolidated financial statements. These tasks are the responsibility of the independent auditors. In carrying out its oversight responsibilities, the Audit Committee is not providing any expert, professional or special assurance as to the consolidated financial statements or any professional certification. The Audit Committee relies on the information provided by and representations made to it by management, and also on the report on our consolidated financial statements that it receives from the independent auditors.

In discharging its duties, the Audit Committee reviewed and discussed with management and the independent auditors the overall scope and process for the audit of the consolidated financial statements and internal control over financial reporting. The Committee discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees) issued by the Public Company Accounting Board. In addition, the Committee received from the independent auditors the written disclosures and the letter required by applicable PCAOB requirements regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors their independence from Delta and its management. The Committee also determined that the independent auditors’ provision of non-audit services in 2015 to Delta was compatible with the auditors’ independence.

At its meetings, the Audit Committee met in private sessions as required by its charter with representatives of EY and members of Delta’s management, including the Chief Executive Officer, the President, the Chief Financial Officer, the Controller, the Chief Legal Officer and the Vice President — Corporate Audit and ERM. The Audit Committee and other attendees discussed and reviewed the following, among other matters: Delta SEC filings; the scope, resources and work of the internal audit function; the financial reporting process; the consolidated financial statements and related notes; the scope and progress of testing of Delta’s internal control over financial

AUDIT COMMITTEE REPORT	62	DELTA AIR LINES, INC.

reporting; management’s assessment of the effectiveness of Delta’s internal control over financial reporting; ERM; legal matters; accounting standards; accounting and controls related to specific Company functions, subsidiaries and accounts; taxes; codes of ethics and business conduct and compliance matters; and information technology controls. The Audit Committee believes the Company benefits when the Committee is briefed on selected business matters and brings its experience, curiosity and independence to an active exchange of information and ideas with management.

In determining whether to reappoint EY as Delta’s independent auditors for 2015, subject to stockholder ratification, the Audit Committee took into consideration a number of factors. These factors include the length of time the firm has been engaged by Delta, ten years; EY’s familiarity with Delta’s operations and industry, accounting policies, financial reporting process, and internal control over financial reporting; its skills, expertise and independence; the quality of the Audit Committee’s ongoing discussions with EY; a review of external data related to EY’s legal risks and proceedings, audit quality and recent public portions of PCAOB reports; an assessment of the professional qualifications of EY, the performance of the engagement partner and the other professionals on the Delta account; the reasonableness of EY’s fees for the services provided to Delta; management’s relationship with EY and its assessment of EY’s performance; the Audit Committee’s views on the performance of EY in light of the foregoing matters and whether the Audit Committee believed retaining EY was in the best interest of Delta’s stockholders.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements and management’s assessment of the effectiveness of Delta’s internal control over financial reporting be included in Delta’s 2015 Form 10-K filed with the SEC. The Audit Committee also appointed EY as Delta’s independent auditors for 2016, subject to stockholder ratification.

THE AUDIT COMMITTEE

William H. Easter III, Chair

Francis S. Blake

John S. Brinzo

Mickey P. Foret

Shirley C. Franklin

Sergio A.L. Rial

DELTA AIR LINES, INC.	63	AUDIT COMMITTEE REPORT

PROPOSAL 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

Stockholders have the opportunity to approve, on an advisory, nonbinding basis, the compensation of the named executive officers, as disclosed in this proxy statement. This is commonly referred to as a “say on pay” advisory vote. The Board of Directors recommends that you vote “FOR” this proposal.

As discussed in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement, the compensation paid to the named executive officers reflects the following principles of our executive compensation program:

•	Links pay with performance by placing a substantial majority of total compensation at risk.

•	For 2015, at-risk compensation constituted 94% of the targeted compensation for the Chief Executive Officer and 90% for the other named executive officers.

•	Utilizes stretch performance measures that provide incentives to deliver value to our stockholders.

•

The payout opportunities for named executive officers under our annual and long-term incentive plans depend on Delta’s financial, operational and customer service performance as well as the value of our common stock.

•	Closely aligns the interests of management with frontline employees.

•	Many of the same performance measures are used in both our executive and broad-based employee compensation programs.

•	Provides compensation opportunities that assist in motivating and retaining existing talent and attracting new talent as needed.

Approval, on an advisory basis, of the named executive officers’ compensation disclosed in this proxy statement in accordance with SEC rules on such disclosure, including the “Compensation Discussion and Analysis” section and the tables that follow it, requires the affirmative vote of the majority of shares present and entitled to vote. Abstentions have the same effect as votes against the proposal. The Board of Directors recommends a vote FOR this proposal.

This vote is advisory in nature, which means that it is not binding on Delta, its Board of Directors or the Personnel and Compensation Committee. However, the Personnel and Compensation Committee intends to give careful consideration to the vote results and is committed to take any actions it deems necessary and appropriate in light of those results.

PROPOSAL 2	64	DELTA AIR LINES, INC.

PROPOSAL 3 — APPROVAL OF AMENDMENT AND RESTATEMENT OF PERFORMANCE COMPENSATION PLAN

On April 12, 2016, the P&C Committee approved the Delta Air Lines, Inc. Performance Compensation Plan (the “Performance Compensation Plan”), subject to approval by our stockholders at the 2016 annual meeting. The proposed Performance Compensation Plan amends, restates and renames the Delta Air Lines, Inc. 2007 Performance Compensation Plan (the “2007 Plan”). The 2007 Plan was originally adopted by the Board of Directors in March 2007, and subsequently approved by Delta’s unsecured creditors committee and creditors as part of Delta’s Chapter 11 plan of reorganization. In 2012, our stockholders reapproved the 2007 Plan and the material terms of its performance goals.

In assessing the appropriate terms of the Performance Compensation Plan, the P&C Committee considered, among other items, the existing terms of the 2007 Plan, our compensation philosophy and practices, feedback from our stockholders, as well as input from its executive compensation consultant. Based on this assessment and the success of the 2007 Plan as a part of Delta’s overall compensation program, except as provided below, the terms of the Performance Compensation Plan are substantially identical to the 2007 Plan.

We are requesting stockholders to approve the Performance Compensation Plan pursuant to which an aggregate of approximately 31 million shares of Delta common stock (“shares”) will be available for issuance. In addition, we are requesting stockholder approval so that certain compensation paid under the Performance Compensation Plan may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (“Section 162(m)”).

Why Stockholders Should Approve this Proposal

As described in more detail below, approval of this proposal will accomplish the following:

•	Maintain the 2007 Plan’s strong governance features

•	Increase the number of shares authorized for issuance under the Performance Compensation Plan by 6,650,000 shares

•	Permit the P&C Committee to continue to grant awards that are intended to qualify as tax-deductible under Section 162(m)

•	Extend the term of the 2007 Plan to the ten-year anniversary of the 2016 annual meeting

•	Establish certain award limitations for non-employee members of our Board of Directors

•	Update the Performance Compensation Plan in other non-material ways that are intended to reflect current best practices with respect to plan administration and compliance matters

The 2007 Plan is scheduled to expire in March 2017, which is before our regularly scheduled 2017 annual meeting of stockholders. We believe it is prudent to seek stockholder approval one year prior to the plan’s expiration as it is a fundamental component of our pay-for-performance compensation programs.

The Board of Directors, the P&C Committee and Delta management all believe that the effective use of performance-based incentive compensation, including equity awards, has been and will continue to be integral to our success. We believe that equity and other performance-based awards incentivize employees and directors to maximize our growth, profitability and overall success, as well as align their interests with the interests of our stockholders to create long-term, sustainable stockholder value. Further, our equity compensation program is vital to our ability to motivate and retain existing talent and attract new talent to Delta when needed. Approving the Performance Compensation Plan would further these objectives by allowing us to continue to grant annual and long-term equity incentive compensation.

If this proposal is not approved, Delta will continue to make grants under the 2007 Plan until its date of expiration in March 2017, and then the 2007 Plan will terminate in accordance with its terms and no further grants may be made under the plan.

DELTA AIR LINES, INC.	65	PROPOSAL 3

Key Features of the Performance Compensation Plan

The following describes key features of the Performance Compensation Plan. We also have included a summary of the material terms of the Performance Compensation Plan under the heading “Summary of the Performance Compensation Plan.” The description of these key features and the summary below do not provide a complete description of all provisions of the Performance Compensation Plan, and are qualified in their entirety by reference to the actual text of the plan document, a copy of which is set forth on Appendix A of this proxy statement as required by the SEC.

Continuation of Good Plan Governance

•	Administered by an independent committee. The Performance Compensation Plan is administered by our P&C Committee, which is composed entirely of independent directors.

•	Awards require a minimum vesting period. Performance-based awards granted under the Performance Compensation Plan require a minimum vesting period of one year.

•

Awards are subject to clawback. All awards to our officers under the Performance Compensation Plan are subject to Delta’s compensation clawback policy as described in the “Executive Compensation Policies” section of the Compensation Discussion and Analysis portion of this proxy statement.

•

No liberal share recycling. The Performance Compensation Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price or to satisfy tax withholding requirements of stock options or stock appreciation rights (“SARs”).

•	No discounted stock options or SARs. All stock option and SAR awards must have an exercise price not lower than the market value of the underlying shares on the grant date.

•

No repricing of stock options or SARs. The Performance Compensation Plan prohibits the repricing of stock options or SARs or the exchange of underwater stock options or SARs for cash or other awards without stockholder approval.

•	No tax gross ups. The Performance Compensation Plan does not include any tax gross up provisions.

•	No automatic grants. The Performance Compensation Plan does not permit the grant of stock option reloads.

•	No evergreen provision. The Performance Compensation Plan does not contain an “evergreen” feature under which the shares authorized for issuance under the plan can be automatically replenished.

Increase Share Authorization. The Performance Compensation Plan sets forth a maximum number of shares authorized for issuance under the plan. The Board of Directors is requesting that stockholders approve the addition of 6,650,000 shares of Delta common stock to the share reserve. As of April 18, 2016, 24,321,838 shares remained authorized but unissued under the 2007 Plan; if this proposal is approved, a total of 30,971,838 shares would be available for future issuance under the Performance Compensation Plan. Shares available for issuance may be used to issue any type of award permitted under the plan.

In setting the number of proposed shares issuable under the Performance Compensation Plan, the P&C Committee considered the following factors:

•

Historical Equity Award Grant Practices. Our three-year average burn rate of 1.01% (as calculated below) was lower than peer company burn rates and industry thresholds established by certain major proxy advisory firms.

PROPOSAL 3	66	DELTA AIR LINES, INC.

Year	Options Granted	Full- Value Shares Granted(1)	Total Shares Granted(2)	Weighted Average Number of Common Shares Outstanding	Burn Rates
2015	267,480	1,546,083	4,132,688	796,832,045	0.52%
2014	384,540	2,392,021	6,364,593	836,086,019	0.76%
2013	375,000	5,841,271	14,978,178	849,010,910	1.76%
Three-Year Average	—				1.01%

(1)

Full Value Shares Granted refers to time-based restricted stock granted during each respective fiscal year and performance awards, which are paid to our executive officers in stock, earned during each respective fiscal year.

(2)

Total Granted calculation is based on the ISS methodology of weighing Full Value Shares Granted more heavily than Options Granted, using a 2.50:1 ratio. For example, the number of Total Shares Granted in fiscal year 2015 was determined as follows: 267,480 options granted in 2015 plus 1,546,083 (the sum of 1,272,820 shares of time-based restricted stock granted in 2015 and 273,263 shares attributable to performance awards earned in 2015 multiplied by 2.50), which equals 4,132,688 total shares granted.

•

Potential Dilution. We also considered the dilutive effect of the proposed number of shares issuable against the dilution policies of major proxy advisory firms. As of April 18, 2016, 34,526,018 shares were subject to outstanding equity awards or available for future awards under the 2007 Plan (representing 4.5% of fully-diluted shares of common stock outstanding on April 18, 2016). If the proposal is approved, an additional 6,650,000 shares will be available for issuance under the Performance Compensation Plan. As a result, 41,176,018 shares would be subject to outstanding equity awards or available for future awards, resulting in total dilution of 5.3%. This level of potential dilution is near the 25th percentile of companies in our peer group. Therefore, we believe the expected dilution that could result from the Performance Compensation Plan is reasonable for a company of our size in our industry. The following table shows the determination of total potential dilution as of April 18, 2016:

Remaining authorized but unissued shares under the 2007 Plan	24,321,838
Proposed new shares under the Performance Compensation Plan	6,650,000
Shares subject to outstanding Awards	10,204,180
Total	41,176,018
Fully-diluted common shares outstanding	771,856,624
Potential total dilution	5.3%

Provide for Tax Deductibility of Certain Awards. The Performance Compensation Plan has been structured so that the P&C Committee can, in its sole discretion, elect to grant equity awards that satisfy the requirements of “performance-based compensation” within the meaning of Section 162(m). Section 162(m) places a limit of $1,000,000 on the amount Delta may deduct in any one year for compensation paid to our Chief Executive Officer and each of our other three most highly-paid executive officers (other than our Chief Financial Officer). Compensation that qualifies as “performance-based compensation” for purposes of Section 162(m) is not subject to this deductibility limit. In order to continue to qualify as performance-based compensation, the material terms of the performance goals under which compensation may be paid—including the employees eligible to receive compensation, a description of the relevant business criteria and the maximum compensation payable to an employee under the performance goals—must be disclosed to and approved by stockholders. Delta’s stockholders last approved the material terms of the performance goals for awards under the 2007 Plan in 2012. Stockholder approval of this proposal will constitute approval of the material terms of the Performance Compensation Plan for purposes of Section 162(m) with respect to future awards made under the plan. Even if stockholders approve this proposal, however, the Internal Revenue Service may determine that particular awards issued under the Performance Compensation Plan do not satisfy the requirements of Section 162(m), and nothing in this proposal precludes Delta or the P&C Committee from granting awards that do not satisfy these requirements.

Extension of the Expiration Date of the 2007 Plan. The 2007 Plan is currently scheduled to expire in March 2017, and we are requesting an extension of that expiration to the date of the annual meeting of stockholders in

DELTA AIR LINES, INC.	67	PROPOSAL 3

2026. If this proposal is not approved by stockholders, the 2007 Plan will remain in full force and effect through March 16, 2017, without giving effect to the proposed amendment and restatement.

Award Limitation for Non-Employee Directors. The Performance Compensation Plan includes an award limitation for our non-employee directors. Under this limitation, the maximum value of any awards that may be granted to a non-employee director in any calendar year is $1,000,000.

Summary of Performance Compensation Plan

The following is a summary of certain material provisions of the Performance Compensation Plan.

Purpose. The purpose of the Performance Compensation Plan is to enhance the incentive of those employees, members of the Board of Directors and other individuals who are expected to contribute significantly to the success of Delta and its affiliates in achieving Delta’s short-term and long-term objectives and, in general, to further the best interest of Delta and its stockholders.

Administration. The P&C Committee administers the Performance Compensation Plan and has authority to select individuals to whom awards are granted, determine the types of awards and number of shares covered, and determine the terms and conditions of awards, including the applicable vesting schedule, the effect of termination of service and whether the award will be settled in cash, shares or a combination of the two. The P&C Committee also has authority to interpret and administer the Performance Compensation Plan and the related award agreements, and may make such determinations and take any actions deemed necessary or desirable for the administration of the Performance Compensation Plan. The P&C Committee may delegate to one or more individuals or committees the authority to grant awards to participants who are not directors or executive officers. In addition, the Board of Directors may, in its sole discretion, at any time, grant awards or administer the Performance Compensation Plan.

Eligibility. Employees, consultants, advisors and service providers of Delta and its affiliates, as well as members of the Board of Directors, are eligible to participate in the Performance Compensation Plan. This group currently includes approximately 80,000 individuals.

Shares and Award Limits. Subject to adjustment, the number of shares reserved for issuance under the Performance Compensation Plan will not exceed the aggregate of (i) 6,650,000 shares; (ii) the number of shares previously authorized for awards under the 2007 Plan but not reserved for outstanding awards as of the date the Performance Compensation Plan is approved by the Company’s stockholders; and (iii) any shares corresponding to awards under the 2007 Plan that are forfeited after the date the Performance Compensation Plan is approved by the Company’s stockholders.

Except as described below with respect to non-employee directors, no participant may receive in any calendar year stock options and stock appreciation rights that relate to more than 2 million shares; restricted stock or restricted stock units that relate to more than 1 million shares; or performance awards and other stock-based awards that relate to more than 1.5 million shares. In addition, the maximum amount that may be paid in cash to any participant in a calendar year for an annual cash incentive is $10 million and the maximum long-term cash incentive award is $10 million multiplied by the number of years included in any applicable performance relating to such award. The maximum grant date fair market value of any awards that may be granted to a non-employee director in any calendar year is $1,000,000.

Shares to be issued under the Performance Compensation Plan may be made available from authorized but unissued Delta common stock or Delta common stock that Delta acquires. If any shares subject to an award (other than a substitute award as defined below) expires, is cancelled, forfeited or otherwise terminates without the delivery of shares, then such shares will again be available for issuance under the Performance Compensation Plan (except that any shares tendered in payment of an option, shares withheld by Delta (or tendered by a participant) to satisfy any tax withholding obligation with respect to the exercise of an option or SAR or shares covered by a stock-settled SAR that were not issued upon the settlement of the award will not again be available for distribution). A substitute award is any award granted in assumption of, or in substitution for, an outstanding award previously granted by a company acquired by Delta or with which Delta combines. Shares underlying substitute awards do not reduce the number of shares available for delivery under the Performance Compensation Plan.

PROPOSAL 3	68	DELTA AIR LINES, INC.

The P&C Committee will equitably adjust any or all of the number and type of shares issued under the Performance Compensation Plan or subject to any award thereunder and/or the grant, purchase, or exercise price with respect to any award in the event that any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or any other similar corporate transaction or event affects the shares such that an adjustment is appropriate to prevent the dilution or enlargement of benefits or potential benefits intended to be made available under the Performance Compensation Plan.

Awards. The Performance Compensation Plan provides for grants of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, including cash incentive awards, and other stock-based awards.

•

Stock Options. The exercise price of an option (other than a substitute award) may not be less than the fair market value of a share of Delta common stock on the date of grant and each option has a term to be determined by the P&C Committee (not to exceed ten years). Options may be granted as incentive stock options, which are intended to qualify for favorable treatment to the recipient under federal tax law, or as non-qualified stock options, which do not qualify for this favorable tax treatment. Stock options are exercisable at such time or times as determined by the P&C Committee.

•

SARs. A SAR may be granted as a free-standing right or in tandem with a stock option. Upon exercise of a SAR, the holder of that SAR is entitled to receive the excess of the fair market value of the shares for which the right is exercised over the exercise price of the SAR. The exercise price of a SAR (other than a substitute award) may not be less than the fair market value of a share of Delta common stock on the date of grant. A tandem SAR may be granted on the grant date of the related option. A tandem SAR will be exercisable only at such time or times and to the extent that the related option is exercisable. A tandem SAR will terminate or be forfeited upon the exercise of the related option, and the related option will terminate or be forfeited upon the exercise or forfeiture of the tandem SAR.

•

Restricted Stock/Restricted Stock Units. Shares of restricted stock are shares subject to restrictions on transfer and a substantial risk of forfeiture. A restricted stock unit consists of a contractual right denominated in shares which represents the right to receive a share or the value of a share at a future date, subject to certain vesting and other restrictions and such other terms and conditions as the P&C Committee may determine, which restrictions and such other terms and conditions may lapse separately or in combination at such time or times, in such installments or otherwise, as the P&C Committee may deem appropriate.

•

Performance Awards. The Performance Compensation Plan provides that grants of performance awards, including cash-denominated awards, and (when determined by the P&C Committee) options, restricted stock or other stock-based awards, may be based upon, and subject to achieving performance goals. The performance goals with respect to those awards that are intended to quality as “performance-based compensation” for purposes of Section 162(m) are set forth below. Except with respect to awards that are qualified performance-based compensation under Section 162(m), if the P&C Committee determines that a change in Delta’s business, operations, corporate structure or capital structure, or the manner in which Delta conducts its business, or other events or circumstances render the performance goals unsuitable, the P&C Committee may modify the performance goals or the related minimum acceptable level of achievement, in whole or in part, as the P&C Committee deems appropriate and equitable.

•

Other Awards. The P&C Committee is authorized to grant other stock-based awards, either alone or in addition to other awards granted under the Performance Compensation Plan. Other awards may be settled in shares, cash, awards granted under the Performance Compensation Plan or any other form of property as the P&C Committee determines.

Performance Goals. Under the Performance Compensation Plan, every award that is intended to constitute qualified performance-based compensation shall include a pre-established formula, such that exercise, payment, retention or vesting of the award is subject to the achievement during a performance period or performance periods, as determined by the P&C Committee, of a level or levels of, or improvements in, in each case as

DELTA AIR LINES, INC.	69	PROPOSAL 3

determined by the P&C Committee, one or more performance measures with respect to Delta or its affiliates or any business unit thereof, based on the following:

•	Any of the following financial measures:

•	Revenue per available seat mile

•	Cost per available seat mile

•	Total shareowner return

•	Return on equity, assets, capital or investment

•	Operating, pre-tax or net income levels expressed in either absolute dollars, earnings per share, or changes of the same

•	The market price of shares

•	Economic or cash value added

•	Capitalization

•	Net or operating profit margin

•	Revenues or revenue growth

•	Expenses

•	Cash flow

•	Operating cash flow or liquidity

•	Earnings before interest, taxes, depreciation, amortization and aircraft rent;

•	the results of employee satisfaction surveys;

•	the results of customer satisfaction surveys; and

•

other measures of operational performance (including, without limitation, U.S. Department of Transportation performance rankings in operational areas), quality, safety, productivity or process improvement).

Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index, or other acceptable objective and quantifiable indices.

In addition to any award limitations (as described above), the P&C Committee has the power to impose such other restrictions on performance-based awards as it may deem necessary or appropriate to ensure that such awards satisfy all requirements for qualified performance-based compensation. However, the P&C Committee is not authorized to increase the amount payable to a “covered employee” (our Chief Executive Officer and each of our other three most highly-paid executive officers (other than our Chief Financial Officer)) under any qualified performance-based award upon attainment of such pre-established formula. Further, any settlement which changes the form of payment from that originally specified for an award intended to qualify as a performance-based award does not, solely for that reason, fail to qualify as qualified performance-based compensation.

Effect of Termination of Employment or Change in Control. The P&C Committee has authority to determine the treatment of awards in connection with termination of a participant’s employment and any transaction or transactions resulting in a change in control by rule or regulation or in any award agreement or at any time in any individual case. The plan’s standard award agreements provide that upon a change in control, awards will vest only if a participant’s employment is terminated by Delta without cause or by the participant for good reason (a “double trigger”) within two years of the change in control.

Effective Date; Amendment to the Performance Compensation Plan. The Performance Compensation Plan will become effective as of June 10, 2016, subject to stockholder approval, and no award may be granted under the plan on or after the tenth anniversary of that date. However, unless otherwise expressly provided in the Performance Compensation Plan or in an applicable award agreement, any award granted prior to such tenth anniversary may extend beyond such date, and the authority of the P&C Committee to amend, suspend or

PROPOSAL 3	70	DELTA AIR LINES, INC.

terminate any such award, and the authority of the P&C Committee or the Board of Directors to amend the Performance Compensation Plan, will extend beyond such date.

Except as otherwise provided in an award agreement, the P&C Committee or the Board of Directors may from time to time suspend, discontinue, revise or amend the Performance Compensation Plan and the P&C Committee may amend the terms of any award in any respect; provided that no such action will adversely impair or affect the rights of a holder of an outstanding award under the Performance Compensation Plan without the holder’s consent, and no such action will be taken without stockholder approval, if required by the rules of the stock exchange on which shares are traded.

No Repricing without Stockholder Approval. Unless approved by stockholders, no stock option or SAR may (i) be amended to decrease its exercise price; (ii) be canceled in exchange for the grant of any new option or SAR with a lower exercise price or any other award; (iii) be repurchased by Delta or its affiliates; or (iv) otherwise be subject to any action that would be treated under accounting rules, stock exchange rules or otherwise as a repricing of such stock option or SAR (including a cash buyout or voluntary surrender/subsequent regrant of an underwater stock option or SAR).

Certain Federal Income Tax Consequences. The following is a summary of certain U.S. federal income tax consequences of awards made under the Performance Compensation Plan, based upon the laws currently in effect. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the individual circumstances of a participant under the Performance Compensation Plan. The income tax consequences under applicable state and local tax laws may not be the same as under U.S. federal income tax laws.

•

Non-Qualified Stock Options. A participant will not recognize taxable income upon the grant of a non-qualified stock option and Delta will not be entitled to a tax deduction at such time. A participant will recognize compensation taxable as ordinary income (and be subject to income tax and employment tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased pursuant to such option over their exercise price, and Delta generally will be entitled to a corresponding deduction.

•

Incentive Stock Options. A participant will not recognize taxable income upon the grant of an incentive stock option. A participant will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred to the participant, any gain or loss arising from a subsequent disposition or such shares will be taxed as a long-term capital gain or loss, and Delta will not be entitled to any deduction. If, however, such shares are disposed of within such two or one year periods, then in the year of such disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over the exercise price, and Delta generally will be entitled to a corresponding deduction. The excess of the amount realized on a subsequent sale or exchange over the fair market value of the stock on the exercise date generally will be treated as a capital gain.

•

Stock Appreciation Rights. A participant will not recognize taxable income upon the grant of a SAR, and Delta will not be entitled to a tax deduction at such time. Upon exercise, a participant will recognize compensation taxable as ordinary income (and be subject to income and employment tax withholding) equal to the fair market value of any shares delivered and the amount of cash paid by Delta, and Delta generally will be entitled to a corresponding deduction.

•

Restricted Stock. A participant who receives an award of restricted stock does not generally recognize taxable income upon the grant of the award. Instead, the participant recognizes ordinary income in the first taxable year in which the participant’s interest in the shares becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares. A participant may elect to recognize income at the time of the grant of restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid

DELTA AIR LINES, INC.	71	PROPOSAL 3

for the shares) on the date of the award. Delta generally will be entitled to a corresponding deduction in the taxable year in which the restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

The foregoing general tax discussion is solely intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Performance Compensation Plan. Participants should consult their own tax advisors regarding the federal, state, local, foreign and other tax consequences to them in participating in the Performance Compensation Plan.

New Plan Benefits. Because benefits under the Performance Compensation Plan will depend on the P&C Committee’s actions and the fair market value of the shares at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information about the number of shares of common stock that may be issued under Delta’s equity compensation plans as of December 31, 2015.

Plan Category	(a) No. of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) No. of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity compensation plans approved by securities holders	6,559,843	$12.09	26,839,417
Equity compensation plans not approved by securities holders	—	—	—

Total	6,559,843	$12.09	26,839,417

(1)	Includes a maximum of 1,293,023 shares of common stock that may be issued upon the achievement of certain performance conditions under outstanding performance share awards as of December 31, 2015.

(2)	Includes performance share awards, which do not have exercise prices. The weighted average exercise price of options is $15.05.

(3)

Reflects shares remaining available for issuance under Delta’s 2007 Performance Compensation Plan. If any shares of our common stock are covered by an award under the 2007 Plan that is canceled, forfeited or otherwise terminates without delivery of shares (including shares surrendered or withheld for payment of the exercise price of an award or taxes related to an award), then such shares will again be available for issuance under the 2007 Plan except for (i) any shares tendered in payment of an option, (ii) shares withheld to satisfy any tax withholding obligation with respect to the exercise of an option or stock appreciation right (“SAR”), or (iii) shares covered by a stock-settled SAR or other awards that were not issued upon the settlement of the award. Because 2,489,492 shares of restricted stock remain unvested and subject to forfeiture, these shares could again be available for issuance.

Other Key Data. The following table provides information about the number of shares of common stock that was subject to outstanding awards under Delta’s equity compensation plans as of December 31, 2015.

Award	Number Outstanding	Weighted Average Exercise Price	Weighted Average Remaining Term
Options & SARs	5,300,000	$15.05	3.75
Full Value Awards(1)	4,552,959
Total Overhang	9,852,959

(1)	Full Value Awards refers to non-vested time-based restricted stock and performance awards outstanding as of December 31, 2015.

The Board of Directors recommends a vote “FOR” this proposal.

PROPOSAL 3	72	DELTA AIR LINES, INC.

PROPOSAL 4 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as Delta’s Independent Registered Public Accounting Firm (“independent auditors”) for 2016, subject to ratification by the stockholders. Representatives of Ernst & Young LLP, which also served as Delta’s independent auditors for 2015, are expected to be present at the annual meeting, will have an opportunity to make a statement if they desire and will be available to respond to questions.

Delta’s Certificate of Incorporation and Bylaws do not require that stockholders ratify the selection of Ernst & Young LLP as the independent auditors. We are submitting the selection of the independent auditors for stockholder ratification (as we have done in prior years) because we believe it is a matter of good corporate governance. Ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2016 requires the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote. Abstentions have the same effect as votes against the proposal. If stockholders do not ratify the selection of Ernst & Young LLP, the Audit Committee will reconsider the selection of the independent auditors. The Board of Directors recommends a vote FOR this proposal.

Fees of Independent Auditors for 2015 and 2014

The following table shows the aggregate fees and related expenses for professional services rendered by Delta’s independent auditors, Ernst & Young LLP, for 2015 and 2014.

Description of Fees	Amount 2015($)	Amount 2014 ($)
Audit Fees (1)	3,987,000	3,625,000
Audit-Related Fees (2)	170,000	207,000
Tax Fees (3)	1,641,000	1,060,000
All Other Fees (4)	6,000	141,000

(1)

Represents fees for the audit and quarterly reviews of the consolidated financial statements (including an audit of the effectiveness of internal control over financial reporting); attestation services required by statute or regulation; assistance with and review of documents filed with the SEC including a debt refinancing in 2015; and accounting and financial reporting consultations and research work necessary to comply with generally accepted auditing standards.

(2)

Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include an audit of our refinery and captive insurance subsidiaries, employee benefit plan audits and attest services.

(3)

Represents fees for professional services provided for the review of tax returns prepared by the company; assistance with international tax compliance; and assistance related to the tax impact of proposed and completed transactions.

(4)	Represents fees in 2014 for commodity risk policy review; airline international financial reporting standards (IFRS) analysis; certain services in Japan; and online technical resources in both years.

Pre-Approval of Audit and Non-Audit Services

The charter of the Audit Committee provides that the Committee is responsible for the pre-approval of all audit and permitted non-audit services to be performed for Delta by the independent auditors. The Audit Committee has adopted a policy for the pre-approval of all services provided by the independent auditors.

Each year management requests Audit Committee pre-approval of the annual audits, statutory audits, quarterly reviews and any other engagement of the independent auditors known at that time. In connection with these requests, the Audit Committee may consider information about each engagement, including the budgeted fees; the reasons management is requesting the services to be provided by the independent auditors; and any potential impact on the auditors’ independence. As additional proposed audit and non-audit engagements of the independent auditors are identified, or if pre-approved services exceed the pre-approved budgeted amount for those services, the Audit Committee will consider similar information in connection with the pre-approval of such engagements or services. If Audit Committee pre-approvals are required between regularly scheduled Committee meetings, the Audit Committee has delegated to the Chair of the Audit Committee, or an alternate member of the Audit Committee, the authority to grant pre-approvals. Pre-approvals by the Chair or the alternate member are reviewed with the Audit Committee at its next regularly scheduled meeting.

PROPOSAL 4	73	DELTA AIR LINES, INC.

PROPOSAL 5 — STOCKHOLDER PROPOSAL — SENIOR EXECUTIVE STOCK RETENTION REQUIREMENT

The International Brotherhood of Teamsters on behalf of the Teamsters General Fund, 25 Louisiana Avenue, NW, Washington DC 20001, which represents that the Teamsters General Fund is the beneficial owner of 425 shares of common stock, has given notice that it intends to present the following resolution at the annual meeting.

RESOLVED: Shareholders of Delta Air Lines, Inc. (the “Company”) urge the Compensation Committee of the Board of Directors (the “Committee”) to adopt a policy requiring that senior executives retain a significant percentage of shares acquired through equity compensation programs until reaching normal retirement age or terminating employment with the Company. For the purpose of this policy, normal retirement age shall be defined by the Company’s qualified retirement plan that has the largest number of plan participants. The shareholders recommend that the Committee adopt a share retention percentage requirement of at least 50 percent of net after-tax shares. The policy should prohibit hedging transactions for shares subject to this policy, which are not sales but reduce the risk of loss to the executive. This policy shall supplement any other share ownership requirements that have been established for senior executives, and should be implemented so as not to violate the Company’s existing contractual obligations or the terms of any compensation or benefit plan currently in effect.

SUPPORTING STATEMENT [OF PROPONENT]: Equity-based compensation is an important component of senior executive compensation at our Company. While we encourage the use of equity-based compensation for senior executives, we are concerned that our Company’s senior executives are generally free to sell shares received from our Company’s equity compensation plans. In our opinion, the Company’s current share ownership guidelines for its senior executives do not go far enough to ensure that the Company’s executive compensation plans continue to build stock ownership by senior executives over the long-term.

For example, our Company’s share ownership guidelines require the CEO to hold 400,000 shares. In comparison, the 2015 proxy statement shows the CEO owns 3,390,731 shares. What’s more, in 2014, the Company granted the CEO 155,020 restricted shares and 252,700 performance stock options. In other words, one year’s worth of equity awards surpasses the Company’s long-term share ownership guidelines for the CEO.

We believe that requiring senior executives to only hold shares equal to a set target loses effectiveness over time. After satisfying these target holding requirements, senior executives are free to sell all the additional shares they receive in equity compensation.

Our proposal seeks to better link executive compensation with long-term performance by requiring a meaningful share retention ratio for shares received by senior executives from the Company’s equity compensation plans. Requiring senior executives to hold a significant percentage of shares obtained through equity compensation plans until they reach retirement age will better align the interests of executives with the interests of shareholders and the Company. A 2009 report by the Conference Board Task Force on Executive Compensation observed that such hold-through-retirement requirements give executives “an ever growing incentive to focus on long-term stock price performance as the equity subject to the policy increases” (available at http://www.conferenceboard.org/pdf_free/ExecCompensation2009.pdf).

We urge shareholders to vote FOR this proposal.

********************

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5 FOR THE FOLLOWING REASONS:

The Board of Directors strongly supports the principle that Delta’s executive compensation program should closely align management and stockholder interests. The current policies and programs achieve this alignment through appropriate stock ownership guidelines, an insider trading policy that prohibits hedging or pledging of Delta stock and an executive compensation program that emphasizes long-term equity performance. This view was shared by an overwhelming majority of Delta’s stockholders who rejected a substantially identical proposal from the proponent in each of the last three years.

PROPOSAL 5	74	DELTA AIR LINES, INC.

The Board has adopted stock ownership guidelines that require all executive officers to attain specific levels of stock ownership. Under the guidelines, the Chief Executive Officer, President, Executive Vice Presidents and Senior Vice Presidents named as reporting officers under Section 16 of the 1934 Act are required to beneficially own a number of shares of Delta common stock equal to or greater than the amounts specified below:

	Shares Equal to a Multiple of Base Salary	OR	Shares
CEO	8x		400,000
President	6x		200,000
Executive Vice Presidents	4x		150,000
Section 16 SVPs	4x		75,000

Each executive officer must hold at least fifty percent of all “net shares” received through restricted stock vesting or realized through stock option exercises until he or she achieves the applicable guidelines. The ownership levels must be achieved within five years after a person’s initial appointment as an executive officer.

These guidelines create an alignment of the interests of the executive officers and stockholders. All of Delta’s executive officers currently exceed these guidelines by significant amounts. In particular, as of the record date for this meeting, Ed Bastian, Delta’s Chief Executive Officer effective May 2, 2016, owned more than 300,000 shares of common stock with a market value as of that date expected to be approximately 19 times his annual base salary.

Delta’s Board has also adopted a broad prohibition against hedging transactions. The proponent suggests either that Delta does not have this type of policy or it should adopt an unnecessarily redundant policy. In fact, Delta’s insider trading policy has long prohibited executive officers from engaging in exchange-traded put and call transactions and short sales involving Delta stock. The policy was revised in 2012 to prohibit all employees from engaging in hedging transactions involving Delta securities and pledging Delta common stock. Therefore, the adoption of the proposal for the purpose of implementing restrictions on hedging is not necessary as this restriction is already in place and applicable to all shares owned by Delta executives whether obtained through equity compensation plans or otherwise.

As described in the “Compensation Discussion and Analysis” section of this proxy statement, Delta’s executive compensation philosophy creates a pay for performance culture that:

•	places a substantial majority of total compensation at risk and utilizes stretch performance measures that provide incentives to deliver value to our stockholders;

•	closely aligns the interests of management with frontline employees by using many of the same performance measures in both our executive and broad-based compensation programs; and

•	provides compensation opportunities that assist in motivating and retaining existing talent and attracting new talent to Delta when needed.

Delta’s executive compensation program is therefore designed so that the majority of the executive officers’ compensation consists of long-term incentive awards paid in the form of stock. Delta’s Chief Executive Officer’s total compensation opportunity in 2015 was weighted approximately 83% towards equity-based pay components, the majority of which are earned contingent upon Delta meeting pre-established performance criteria. The compensation opportunity of other named executive officers is also heavily weighted towards stock-based compensation at 75% of their total compensation.

The structure of Delta’s executive compensation program therefore aligns with the goal of creating long-term value for Delta’s stockholders. This structure ties the ultimate value of long-term awards to the achievement of key measures of the success of the business, including return on invested capital, average annual operating margin relative to airline peers and customer service performance, as well as stock price performance and continued employment with Delta. The Board believes that Delta’s executive officers are appropriately incentivized to create long-term value for Delta’s stockholders.

DELTA AIR LINES, INC.	75	PROPOSAL 5

The current policies reflect an appropriate balance between offering the right incentives for executive officers to create long-term value for stockholders and providing compensation programs that attract and retain executives. Implementing the proponent’s recommendation that executive officers retain 50% of their equity compensation until retirement would be unduly restrictive on Delta’s compensation programs, thereby negatively affecting Delta’s ability to retain and attract executive officers. Delta’s stockholders are better served by flexible policies that are effective in retaining and attracting executive officers who can facilitate the creation of long-term stockholder value.

For these reasons, adoption of this policy is unnecessary and would not be beneficial to stockholders.

The Board recommends a vote AGAINST this proposal.

PROPOSAL 5	76	DELTA AIR LINES, INC.

OTHER MATTERS

Cost of Solicitation

Delta will pay the cost of soliciting proxies. Delta has retained Innisfree to solicit proxies, by telephone, in person or by mail, for a fee of $15,000 plus certain expenses. In addition, certain Delta officers and employees, who will receive no compensation for their services other than their regular salaries, may solicit proxies. Delta will also reimburse banks, brokers and other nominees for their costs in forwarding proxy materials to beneficial owners of Delta stock. Other proxy solicitation expenses that Delta will pay include those for preparing, mailing, returning and tabulating the proxies.

Submission of Stockholder Proposals

To be considered for inclusion in our proxy statement for the 2017 annual meeting, stockholder proposals must be submitted in writing and received by us no later than 5:00 p.m., local time, on December 31, 2016, at the following address:

By delivery:	By mail:

Law Department Delta Air Lines, Inc. Department 981 1030 Delta Boulevard Atlanta, Georgia 30354 Attention: Chief Legal Officer	Law Department Delta Air Lines, Inc. Department 981 P.O. Box 20574 Atlanta, Georgia 30320 Attention: Chief Legal Officer

In addition, a stockholder may only bring business before the annual meeting, other than a proposal included in the proxy statement, or may submit nominations for directors, if the stockholder complies with the requirements specified in Article II, Section 8 of Delta’s Bylaws. The requirements include:

•

providing written notice that is received by Delta’s Corporate Secretary between February 11, 2017 and March 12, 2017 (subject to adjustment if the date of the 2017 annual meeting is moved by more than 30 days, as provided in Article II, Section 8(b) of the Bylaws); and

•	supplying the additional information listed in Article II, Section 8(b) of the Bylaws.

Delta’s Bylaws are available at http://ir.delta.com/governance/governance-documents/default.aspx.

A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the notice provision in our Bylaws, subject to the applicable rules of the Securities and Exchange Commission.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires our directors, executive officers and persons who beneficially own more than 10% of a registered class of our equity securities (“reporting persons”) to file certain reports concerning their beneficial ownership of our equity securities. We believe that during 2015 all reporting persons timely complied with their Section 16(a) filing obligations.

Supplemental Information about Financial Measures

We sometimes use information that is derived from our Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Certain of this information is considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules. The non-GAAP financial measures may be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The tables below show reconciliations of non-GAAP financial measures used in this proxy statement to the most directly comparable GAAP financial measures.

DELTA AIR LINES, INC.	77	OTHER MATTERS

Pre-Tax Income, adjusted. We adjust pre-tax income for the following items to determine pre-tax income, adjusted for special items, for the reasons described below:

MTM adjustments and settlements. MTM adjustments are defined as fair value changes recorded in periods other than the settlement period. Such fair value changes are not necessarily indicative of the actual settlement value of the underlying hedge in the contract settlement period. Settlements represent cash received or paid on hedge contracts settled during the period. These items adjust fuel expense to show the economic impact of hedging, including cash received or paid on hedge contracts during the period. Adjusting for these items allows investors to better understand and analyze our core operational performance in the periods shown.

Restructuring and other. Because of the variability in restructuring and other, the adjustment for this item is helpful to investors to analyze our recurring core performance in the periods shown.

Loss on extinguishment of debt. We adjusted for loss on extinguishment of debt to assist investors with their analysis of our recurring core financial performance.

Virgin Atlantic MTM adjustments. We record our proportionate share of earnings from our equity investment in Virgin Atlantic in non-operating expense. We adjust for Virgin Atlantic’s MTM adjustments to allow investors to better understand and analyze our core financial performance in the periods shown.

	Year Ended December 31,
(in billions)	2015	2014	2013	2012	2011
Pre-tax income	$7.2	$1.1	$2.5	$1.0	$0.8
Adjusted for:
MTM adjustments and settlements	(1.3)	2.3	(0.3)	—	—
Restructuring and other	—	0.7	0.5	0.5	0.2
Loss on extinguishment of debt	—	0.3	—	0.1	0.1
Virgin Atlantic MTM adjustments	—	0.1	—	—	—

Pre-tax income, adjusted	$5.9	$4.5	$2.7	$1.6	$1.1

Net Income, adjusted. We adjust net income for tax effected items excluded from pre-tax income, adjusted, for the same reasons described above, and for the release of tax valuation allowance to determine net income, adjusted for special items. In 2013, our expectations for sustainable future profitability combined with our consistent and strong profitability over the prior four years resulted in the reversal of our tax valuation allowance. The reversal of the tax valuation allowance resulted in a non-cash net gain of $8.0 billion. Because of the uniqueness of the net gain related to the tax valuation allowance, the exclusion of this gain allows investors to better understand and analyze the company’s core performance in the periods shown.

	Year Ended December 31,
(in billions)	2015	2014	2013	2012	2011
Net income	$4.5	$0.7	$10.5	$1.0	$0.9
Adjusted for:
Tax effected items excluded from pre-tax income, adjusted	(0.8)	2.1	0.2	0.6	0.3
Release of tax valuation allowance	—	—	(8.0)	—	—

Net income, adjusted	$3.7	$2.8	$2.7	$1.6	$1.2

OTHER MATTERS	78	DELTA AIR LINES, INC.

Adjusted Net Debt. We use adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. We reduce adjusted debt by cash, cash equivalents and short-term investments and hedge margin receivable, resulting in adjusted net debt, to present the amount of assets needed to satisfy the debt. Management believes this metric is helpful to investors in assessing the company’s overall debt profile. Management has reduced adjusted debt by the amount of hedge margin receivable, which reflects cash posted to counterparties, as we believe this removes the impact of current market volatility on our unsettled hedges and is a better representation of the continued progress we have made on our debt initiatives.

(in billions)	December 31, 2015		December 31, 2014		December 31, 2013		December 31, 2012		December 31, 2011		December 31, 2009
Debt and capital lease obligations	$8.3		$9.7		$11.2		$12.6		$13.6		$17.2
Plus: unamortized discount, net and debt issuance costs	0.1		0.2		0.5		0.6		0.8		1.1

Adjusted debt and capital lease obligations		$8.4		$9.9		$11.7		$13.2		$14.4		$18.3
Plus: 7x last twelve months’ aircraft rent		1.8		1.6		1.5		1.9		2.1		3.4

Adjusted total debt		10.2		11.5		13.2		15.1		16.5		21.7
Less: cash, cash equivalents and short-term investments		(3.4)		(3.3)		(3.8)		(3.4)		(3.6)		(4.7)
Less: hedge margin receivable		(0.1)		(0.9)		—		—		—		—

Adjusted net debt		$6.7		$7.3		$9.4		$11.7		$12.9		$17.0

Pre-Tax Margin, adjusted. We exclude MTM adjustments and settlements, restructuring and other, loss on extinguishment of debt and Virgin Atlantic MTM adjustments for the same reasons described above under pre-tax income, adjusted, and for the reason described below.

Refinery sales. Delta’s refinery segment provides jet fuel to the airline segment from its own production and from jet fuel obtained through agreements with third parties. Activities of the refinery segment are primarily for the benefit of the airline. However, from time to time, the refinery sells fuel by-products to third parties. These sales are recorded gross within other revenue and other operating expense. We believe adjusting for refinery sales allows investors to better understand and analyze the impact of fuel cost on our results in the periods shown.

	Year ended December 31,
	2015	2014	Change
Pre-tax margin	17.6%	2.7%
Adjustments:
MTM adjustments and settlements	(3.2)%	5.8%
Restructuring and other	0.1%	1.8%
Loss on extinguishment of debt	0.0%	0.7%
Virgin Atlantic MTM adjustments	(0.1)%	0.0%
Refinery sales	0.1%	0.3%

Pre-tax margin, adjusted	14.5%	11.3%	3.2 pts

DELTA AIR LINES, INC.	79	OTHER MATTERS

Free Cash Flow. We present free cash flow because management believes this metric is helpful to investors to evaluate the company’s ability to generate cash that is available for use for debt service or general corporate initiatives. Adjustments include:

Hedge deferrals. During 2015, we effectively deferred settlement of a portion of our hedge portfolio until 2016 by entering into fuel derivative transactions that, excluding market movements from the date of inception, would settle and provide approximately $300 million in cash receipts during the during the second half of 2015 and require approximately $300 million in cash payments in 2016. By effectively deferring settlement of a portion of the original derivative transactions, the restructured hedge portfolio provided additional time for the fuel market to stabilize. Free cash flow is adjusted to include these deferral transactions in order to allow investors to better understand the net impact of hedging activities in the period shown.

Hedge margin. Free cash flow is adjusted for hedge margin as we believe this adjustment removes the impact of current market volatility on our unsettled hedges and allows investors to better understand and analyze the company’s core operational performance in the period shown.

(in billions)	Year Ended December 31, 2015
Net cash provided by operating activities	$7.9
Net cash used in investing activities	(4.0)
Adjustments:
Hedge deferral	0.4
Hedge margin	(0.8)
Net purchases of short-term investments and other	0.3

Total free cash flow	$3.8

Return on Invested Capital (“ROIC”). We present ROIC as management believes this metric is helpful to investors in assessing our ability to generate returns using its invested capital. ROIC is operating income, adjusted, divided by adjusted average invested capital. We adjust operating income for MTM adjustments and settlements and restructuring and other for the same reasons discussed above for pre-tax income. All adjustments to calculate ROIC are intended to provide a more meaningful comparison of our results to the airline industry and other high-quality industrial companies.

(in billions, except % of return)	Year Ended December 31, 2015
Operating Income	$7.8
Adjusted for:
MTM adjustments and settlements	(1.3)
Restructuring and other	—
7x annual interest expense included in aircraft rent	0.2
Amortization of retirement actuarial loss	0.2

Operating income, adjusted	$6.9

Adjusted book value of equity	$17.6
Average adjusted net debt	6.9

Average invested capital(1)	$24.5

Return on invested capital	28.3%

(1)	Adjusted average invested capital represents the sum of the average book value of equity at the end of the last five quarters, adjusted for pension and fuel hedge impacts within other comprehensive income. Average adjusted net debt is calculated using amounts as of the end of the last five quarters.

OTHER MATTERS	80	DELTA AIR LINES, INC.

APPENDIX A

DELTA AIR LINES, INC.

PERFORMANCE COMPENSATION PLAN

(as amended and restated)

Delta Air Lines, Inc. established, effective as of April 30, 2007, the Delta Air Lines, Inc. 2007 Performance Compensation Plan, which is hereby amended, restated and renamed, the Delta Air Lines, Inc. Performance Compensation Plan, effective as of June 10, 2016, subject to approval by the Company’s shareholders.

Section 1. Purpose. The purpose of the Plan is to enhance the incentive of those employees, members of the Board and other individuals who are expected to contribute significantly to the success of the Company and its Affiliates in achieving the Company’s short-term and long-term objectives and, in general, to further the best interests of the Company and its shareowners.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Act” means the Securities Exchange Act of 1934, as amended from time to time, and includes the applicable regulations promulgated thereunder.

(b) “Affiliate” means any entity that, directly or indirectly, controls or is controlled by or under common control with the Company.

(c) “Award” means any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award or Other Stock-Based Award granted under the Plan, which may be denominated or settled in Shares, cash or in such other forms as provided for herein.

(d) “Award Agreement” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant, as determined by the Committee.

(e) “Board” means the board of directors of the Company.

(f) “Cause” unless otherwise provided in an applicable Award Agreement, means a Participant’s:

(i) continued, substantial failure to perform his duties with the Company or an Affiliate (other than any such failure resulting from incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant which identifies the manner in which the Company or an Affiliate believes that the Participant has not performed his duties;

(ii) misconduct which is economically injurious to the Company or to any Affiliate;

(iii) conviction of, or plea of guilty or no contest to, a felony or any other crime involving moral turpitude, fraud, theft, embezzlement or dishonesty; or

(iv) material violation of any material Company or Affiliate policy or rule regarding conduct, which policy or rule has been communicated in writing to the Participant.

A Participant shall have at least 10 business days to cure, if curable, any of the events (other than clause (iii)) which could lead to his termination for Cause. For any Participant who is an Executive Vice President or more senior executive of the Company, a termination for Cause must be approved by a two-thirds vote of the entire Board.

(g) “Change in Control” unless otherwise provided in the applicable Award Agreement, means the occurrence of:

(i) any “person” (as defined in Section 13(d) of the Act) other than the Company, its Affiliates or an employee benefit plan or trust maintained by the Company or its Affiliates, becoming the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than 35% of the combined voting power of the Company’s then outstanding Voting Stock (excluding any “person” who becomes such a beneficial owner in connection with a transaction described in clause (A) of paragraph (iii) below), unless such person acquires beneficial ownership of more than 35% of the combined voting power of the Company’s Voting Stock then outstanding solely as a result of an acquisition of Company Voting Stock by the Company which, by reducing the Company Voting Stock outstanding, increases the proportionate Company Voting Stock beneficially owned by such person to more than 35% of the combined voting power of the Company’s Voting Stock then outstanding; provided, that if a person shall become the beneficial owner of more than 35% of the combined voting power of the Company’s Voting Stock then outstanding by reason of such Voting Stock acquisition by the Company and shall thereafter become the beneficial owner of any additional Company Voting Stock which causes the proportionate voting power of such Company Voting Stock beneficially owned by such person to increase to more than 35% of the combined voting power of such Voting Stock then outstanding, such person shall, upon becoming the beneficial owner of such additional Company Voting Stock, be deemed to have become the beneficial owner of more than 35% of the combined voting power of the Company’s Voting Stock then outstanding other than solely as a result of such Voting Stock acquisition by the Company;

(ii) at any time during a period of 12 consecutive months individuals who at the beginning of such period constituted the Board (and any new member of the Board, whose election by the Board or nomination for election by the Company’s shareowners was approved by a vote of at least two-thirds of the members of the Board then still in office who either were members of the Board at the beginning of the period or whose election or nomination for election was so approved), cease for any reason to constitute a majority of members then constituting the Board; or

(iii) the consummation of (A) a reorganization, merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a reorganization, merger or consolidation which results in the Company’s Voting Stock outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or being converted into Voting Stock of the surviving entity or any parent thereof) more than 65% of the voting power of the Voting Stock or the total fair market value of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of assets of the Company having a total gross fair market value equal to more than 40% of the total gross Fair Market Value of all assets of the Company immediately prior to such transaction or transactions other than any such sale to an Affiliate.

Notwithstanding the foregoing, in no event shall a Change in Control be deemed to have occurred with respect to a Participant if the Participant is part of a “group,” within the meaning of Section 13(d)(3) of the Act, which consummates the Change in Control transaction. In addition, for purposes of the definition of Change in Control, a person engaged in business as an underwriter of securities shall not be deemed to be the beneficial owner of, or to beneficially own, any securities acquired through such person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and includes the applicable regulations promulgated thereunder.

(i) “Committee” means the Personnel and Compensation Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(j) “Company” means Delta Air Lines, Inc. or any successor thereto.

(k) “Covered Employee” means an individual who is a “covered employee” within the meaning of Section 162(m)(3) of the Code or any successor provision thereto.

(l) “Disability” means long-term or permanent disability as determined under the disability plan of the Company or Affiliate applicable to the Participant.

(m) “Fair Market Value” means with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock exchange on which the Shares trade or are quoted, or if Shares are not so listed or quoted, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(n) “Good Reason,” unless otherwise provided in an applicable Award Agreement, means either:

(i) Except as provided in clause (ii) below in connection with a Change in Control, any of the following which occur without a Participant’s express written consent:

(A)	in the case of a Participant who is an Executive Vice President or more senior executive of the Company, a material diminution of such Participant’s authorities, duties or responsibilities, other than an insubstantial and inadvertent act that is promptly remedied by the Company after written notice by such Participant to the Chief Executive Officer of the Company;

(B)	the Participant’s office is relocated by more than 50 miles;

(C)	a material reduction of Participant’s base salary or target annual bonus opportunities, in either case other than pursuant to a uniform percentage salary or target annual bonus reduction for similarly-situated Participants; or

(D)	a material breach by the Company or an Affiliate of any binding obligation to the Participant relating to a material term of the Participant’s employment, including, but not limited to, indemnification or the terms of an Award hereunder, or any failure of a successor to the Company to assume and agree to perform such obligation; or

(ii) any of the following which occur without a Participant’s express written consent during the two-year period following a Change in Control:

(A)	a material diminution of the Participant’s authorities, duties or responsibilities, other than an insubstantial and inadvertent act that is promptly remedied by the Company or an Affiliate after written notice by such Participant to the Chief Executive Officer of the Company;

(B)	the Participant’s office is relocated by more than 50 miles;

(C)	a material reduction of Participant’s base salary or target annual bonus opportunities, in either case other than pursuant to a uniform percentage salary or target annual bonus reduction for similarly-situated Participants; or

(D)	a material breach by the Company or an Affiliate of any binding obligation to the Participant relating to a material term of the Participant’s employment, including, but not limited to, indemnification or the terms of an Award hereunder, or any failure of a successor to the Company to assume and agree to perform such obligation.

Notwithstanding the foregoing, (1) as to any Participant, an event described in Section 2(n)(i) or (ii) above shall constitute Good Reason only if such Participant gives the Company written notice of intent to resign and the reasons therefore within 90 days of the occurrence of such event, unless the Committee agrees otherwise and (2) no event described in Section 2(n)(i) or (ii) above that is curable shall constitute Good Reason if such event is cured by the Company or an Affiliate within 30 days of the Participant’s notice, given in accordance with clause (1) above.

(o) “Incentive Stock Option” means an Option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that (i) meets the requirements of Section 422 of the Code, or any successor provision thereto and (ii) is designated by the Committee as an Incentive Stock Option.

(p) “Non-Qualified Stock Option” means an Option representing the right to purchase Shares from the Company, granted under and in accordance with the terms of Section 6, that is not an Incentive Stock Option.

(q) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(r) “Other Stock-Based Award” means an Award granted pursuant to Section 10.

(s) “Participant” means the recipient of an Award granted under the Plan.

(t) “Performance Award” means an Award granted pursuant to Section 9.

(u) “Performance Period” means the period (not less than one year) established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

(v) “Plan” means the Delta Air Lines, Inc. Performance Compensation Plan, as the same may be amended or restated from time to time, including any appendices hereto.

(w) “Qualified Performance-Based Compensation” means qualified performance-based compensation as defined in Treasury Regulation §1.162-27(e) or any successor thereto.

(x) “Restricted Stock” means any Share granted under Section 8.

(y) “RSU” or “Restricted Stock Unit” means a contractual right granted under Section 8 that is denominated in Shares. Each Unit shall represent a right to receive the value of one Share (or a percentage of such value) upon the terms and conditions set forth in the Plan and the applicable Award Agreement. Awards of Restricted Stock Units may include, without limitation, the right to receive dividend equivalents.

(z) “Retirement” means a Termination of Employment (other than for Cause or death) (i) on or after a Participant’s 52nd birthday provided that such Participant has completed at least 10 years of service since his or her most recent hire date with the Company or an Affiliate or (ii) on or after the date that a Participant has completed at least 25 years of service regardless of the Participant’s age provided that such Participant has completed at least 10 years of consecutive service since his or her most recent hire date with the Company or an Affiliate.

(aa) “SAR” or “Stock Appreciation Right” means any right granted to a Participant pursuant to Section 7 to receive, upon exercise by the Participant, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee in its discretion, which, except in the case of Substitute Awards or in connection with an adjustment provided in Section 5(d), shall not be less than the Fair Market Value of one Share on the date of grant of the right.

(bb) “Shares” means shares of the common stock of the Company, par value $0.0001 per share.

(cc) “Substitute Awards” means awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines.

(dd) “Termination of Employment” means, in the case of a Participant who is an employee of the Company or any of its Affiliates, cessation of the employment relationship such that the Participant is no longer an employee of the Company or an Affiliate, or, in the case of a Participant who is an independent contractor, the date the performance of services for the Company or an Affiliate has ended; provided, however, that in the case of an employee, the transfer of employment from the Company to an Affiliate, from an Affiliate to the Company, from one Affiliate to another Affiliate or, unless the Committee determines otherwise, the cessation of employee status but the continuation of the performance of services for the Company or an Affiliate as an independent contractor shall not be deemed a Termination of Employment and, in the case of an independent contractor, performance of services as an employee shall not be deemed a termination of service that would constitute a Termination of Employment; and provided, further, that a Termination of Employment will be deemed to occur for a Participant employed by an Affiliate when an Affiliate ceases to be an Affiliate unless such Participant’s employment continues with the Company or another Affiliate.

(ee) “Vesting Period” means with respect to an Award the period designated by the terms of the Plan or the applicable Award Agreement as the period over which services generally must be performed by the Participant receiving such Award in order for such Award to be 100% vested and nonforfeitable.

(ff) “Voting Stock” means securities entitled to vote generally in the election of members of the board of directors.

Section 3. Eligibility.

(a) Scope. Any employee, member of the Board, consultant or other advisor of, or any other individual who provides services to, the Company or any Affiliate or any other entity in which the Company has a significant equity interest, shall be eligible to be selected to receive an Award under the Plan.

(b) Substitute Awards. Holders of options and other types of awards granted by a company acquired by the Company or an Affiliate or with which the Company or an Affiliate combines are eligible for grant of Substitute Awards hereunder.

Section 4. Administration.

(a) The Committee. The Plan shall be administered by the Committee. The Committee shall be appointed by the Board. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by applicable law, the Committee may delegate its authority to exercise all duties and responsibilities under the Plan, including those listed in Section 4(b) below, to any individual, group of individuals or committee except that any such delegation shall not be applicable to any Award for a person then covered by Section 16 of the Act. The Committee may issue rules and regulations for administration of the Plan. The Committee shall meet at such times and places as it may determine.

(b) Power and Authority. Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have sole and absolute authority and discretion to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash,

Shares, other securities, or other Awards, or canceled, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c) All Decisions Binding. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, the shareowners and the Participants unless a court of competent jurisdiction determines that such decision was arbitrary and capricious.

(d) The Board. Notwithstanding anything contained in the Plan to the contrary, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee under the Plan and all references to the Committee shall be deemed references to the Board.

Section 5. Shares Available for Awards and Award Limitations.

(a) Shares Available and Certain Limitations. Subject to adjustment as provided in Section 5(d), effective June 10, 2016, the maximum number of Shares available for distribution under the Plan will not exceed the aggregate of:

(i) 6,650,000 Shares;

(ii) the number of Shares previously authorized for Awards under the Plan but not reserved for outstanding Awards as of the date the Plan as amended and restated is approved by the Company’s shareholders; and

(iii) any Shares corresponding to Awards under the Plan that are forfeited after the date the amended and restated Plan is approved by the Company’s shareholders.

Notwithstanding the foregoing and subject to adjustment as provided in Section 5(d) and the limitations included in Section 12:

(A) Except as provided in Section 5(a)(ii) with respect to non-employee members of the Board, no Participant may receive under the Plan in any calendar year (1) Options and SARs that relate to more than 2,000,000 Shares; (2) Restricted Stock and RSUs that relate to more than 1,000,000 Shares; or (3) Performance Awards or Other Stock-Based Awards that relate to more than 1,500,000 Shares; and the maximum amount that may be paid in a calendar year in respect of an annual Award denominated in cash or value other than Shares with respect to any Participant shall be $10,000,000, and the maximum amount of a long-term incentive Award denominated in cash shall be $10,000,000 multiplied by the number of years included in any applicable Performance Period(s) relating to such Awards; and

(B) The maximum grant date Fair Market Value of any Awards that may be granted to a Participant who is a non-employee member of the Board in any calendar year shall be $1,000,000.

(b) Share Counting. Any Shares subject to an Award (but not including any Substitute Award), that expires, is cancelled, forfeited, or otherwise terminates without the delivery of Shares shall again be, or shall become, available for distribution under the Plan; provided, however, that (i) any Shares tendered in payment of an Option; (ii) Shares withheld by the Company (or tendered by the Participant) to satisfy any tax withholding obligation with respect to the exercise of an Option or SAR; or (iii) Shares covered by a stock-settled SAR that were not issued upon the settlement of the Award, shall not again be available for distribution under the Plan.

(c) Type of Shares. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

(d) Effect of Certain Changes. In the event that any dividend or other distribution (whether in the form of cash, Shares or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall adjust equitably any or all of (i) the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate and individual limits specified in Section 5(a) and Section 12; (ii) the number and type of Shares (or other securities) subject to outstanding Awards; and (iii) the grant, purchase, or exercise price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(e) Effect of Substitute Awards. Shares underlying Substitute Awards shall not reduce the number of Shares remaining available for distribution under the Plan.

Section 6. Options.

(a) Options Generally. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Exercise Price. The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(c) Term. The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant thereof.

(d) Vesting and Exercisability. The Committee shall determine the time or times at which an Option may be exercised in whole or in part with such time or times to be specified in the Award Agreement for the Option.

(e) Payment of Exercise Price. The Committee shall determine the method or methods, including broker-assisted cashless exercise, by which, and the form or forms, including, without limitation, cash, Shares, other Awards, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(f) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder.

Section 7. Stock Appreciation Rights.

(a) SARs Generally. The Committee is authorized to grant SARs to Participants with such terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.

(b) Grants. SARs may be granted to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(c) Tandem SARs. Any tandem SAR related to an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. In the case of any tandem SAR related to any Option, the SAR or applicable portion thereof shall not be exercisable until the related Option or applicable portion thereof is exercisable and shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a SAR granted with respect to less than the full number of Shares covered by a related Option shall not be reduced until the exercise or termination of the related Option exceeds the number of Shares not covered by the SAR. Any Option related to any tandem SAR shall no longer be exercisable to the extent the related SAR has been exercised.

(d) Term. A freestanding SAR shall not have a term of greater than 10 years from the date of grant thereof, or, unless it is a Substitute Award, an exercise price less than 100% of Fair Market Value of the Share on the date of grant.

Section 8. Restricted Stock and Restricted Stock Units.

(a) Restricted Stock and RSUs Generally. The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with such terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.

(b) Restrictions. Shares of Restricted Stock and RSUs shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse or be waived by the Committee separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(c) Evidence of Award. Any share of Restricted Stock may be evidenced in such manner as the Committee may deem appropriate including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d) Qualified Performance-Based Compensation. An Award under this Section 8 shall, if the Committee intends that such Award should constitute Qualified Performance-Based Compensation, comply with Section 12.

Section 9. Performance Awards.

(a) Performance Awards Generally. The Committee is authorized to grant Performance Awards to Participants with such terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan.

(b) Denomination; Performance Goals. Performance Awards may be denominated as a cash amount, number of Shares, or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(c) Qualified Performance-Based Compensation. Every Performance Award shall, if the Committee intends that such Award should constitute Qualified Performance-Based Compensation, comply with Section 12. Except in the case of an Award intended to qualify as Qualified Performance-Based Compensation, if the Committee determines, in its discretion, that external changes or other unanticipated business conditions have materially affected the fairness of the performance goals, then the Committee may approve appropriate adjustments to the performance goals (either up or down) in whole or in part. Performance measures may vary from Performance Award to Performance Award, respectively, and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative.

(d) Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Shares, other Awards or other property, or a combination thereof, in the discretion of the Committee, as may be specified in the applicable Award Agreement or as otherwise may be determined by the Committee. Performance Awards will be distributed only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards.

Section 10. Other Stock-Based Awards.

(a) Other Stock-Based Awards Generally. The Committee is authorized to grant Other Stock-Based Awards to Participants with terms and conditions as the Committee shall determine not inconsistent with the provisions of the Plan. Every Other Stock-Based Award shall, if the Committee intends that such Award should constitute Qualified Performance-Based Compensation, comply with Section 12.

(b) Denomination; Purchase Rights. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Shares, other Awards, notes, or other property, as the Committee shall determine. Cash Awards, as stand-alone Awards or as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 10.

Section 11. Effect of Termination of Employment and a Change in Control on Awards. At the time of grant of an Award the Committee shall provide, by rule or regulation or in any Award Agreement, or may determine at any time in any individual case, the circumstances in which Awards shall be exercised, vested, paid or forfeited in the event a Participant ceases to provide service to the Company or any Affiliate or in the event of a Change in Control prior to the end of a Performance Period or exercise or settlement of such Award.

Section 12. Qualified Performance-Based Compensation.

(a) Pre-Established Formula Required. Every Award that is intended to constitute Qualified Performance-Based Compensation shall include a pre-established formula, such that exercise, payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or improvements in, in each case as determined by the Committee, one or more performance measures with respect to the Company, any Affiliate and/or any business unit of the Company or any Affiliate, based on the following:

(i) any of the following financial measures: revenue per available seat mile; cost per available seat mile; total shareowner return; return on equity, assets, capital or investment; operating, pre-tax or net income levels expressed in either absolute dollars, earnings per share, or changes of the same; the market price of Shares; economic or cash value added; capitalization; net or operating profit margin; revenues or revenue growth; expenses; cash flow; operating cash flow or liquidity; or earnings before interest, taxes, depreciation, amortization and aircraft rent;

(ii) the results of employee satisfaction surveys;

(iii) the results of customer satisfaction surveys; and

(iv) other measures of operational performance (including, without limitation, U.S. Department of Transportation performance rankings in operational areas), quality, safety, productivity or process improvement.

Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis. Relative performance may be measured against a group of peer companies, a financial market index, or other acceptable objective and quantifiable indices.

The Committee may provide in any Award that is intended to constitute Qualified Performance-Based Compensation that any performance criteria may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) changes in tax laws, accounting principles or other laws or regulations; (D) reorganization or restructuring programs; (E) acquisitions or divestitures; (F) foreign exchange gains and losses; or (G) gains and losses that are treated as unusual or nonrecurring items under Accounting Standards Codification Topic 225. Such inclusions or exclusions shall be prescribed in a form and at a time that meets the requirements of Section 162(m) of the Code for qualification of the Award as Qualified Performance-Based Compensation.

(b) Other Restrictions. In addition to the Award limitations set forth in Section 5(a), the Committee shall have the power to impose such other restrictions on Awards subject to this Section 12 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Qualified Performance-Based Compensation. Notwithstanding any provision of the Plan to the contrary, the Committee shall not be authorized to increase the amount payable to a Covered Employee under any Award to which this Section 12 applies upon attainment of such pre-established formula.

(c) Certain Changes Prohibited. Any settlement which changes the form of payment from that originally specified for an Award intended to constitute a Qualified Performance-Based Award shall be implemented in a manner such that the Award does not, solely for that reason, fail to qualify as Qualified Performance-Based Compensation.

Section 13. General Provisions Applicable to Awards.

(a) Restrictive Covenants. The Committee may impose such restrictions on any Award with respect to non-competition, non-solicitation, confidentiality and other conduct as it deems necessary or appropriate in its discretion.

(b) Configuration of Awards. Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(c) Form of Payment. Subject to the terms of the Plan and the applicable Award Agreement, payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in the form of cash, Shares, other securities or other Awards, or any combination thereof, as determined by the Committee in its discretion at the time of grant or as of the time of such exercise or payment, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Nontransferability. Except as may be permitted by the Committee or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, pledgeable, saleable or transferable by a Participant otherwise than by will or pursuant to Section 13(e) and (ii) each Award, and each right under any Award, shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. The provisions of this Section 13(d) shall not apply to any Award which has been fully exercised or paid, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) Participant’s Death. Upon the death of a Participant, the beneficiary eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death shall be the Participant’s estate.

(f) Legended Certificates. All certificates for Shares and/or Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 14. Amendments and Termination.

(a) The Plan. Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareowner approval if such approval is required by the listed company rules of the stock exchange, if any, on which the Shares are principally traded or quoted or (ii) with respect to any affected Participant, the consent of such Participant if such action would adversely affect the rights of such Participant under any outstanding Award, except to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b) Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or beneficiary of an Award; provided, however, that no such action shall adversely affect the rights of any affected Participant or holder or beneficiary (without such person’s consent) under any Award theretofore granted under the Plan, except to the extent any such action is made to cause the Plan to comply with applicable law, stock exchange rules and regulations or accounting or tax rules and regulations; and provided further, that the Committee’s authority under this Section 14(b) is limited in the case of Awards subject to Section 12, as set forth in Section 12.

(c) Certain Equitable Adjustments. Except as noted in Section 12, the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including, without limitation, the events described in Section 5(d)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) Cancellation of Awards. Any provision of the Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award as of the date of cancellation, except that this Section 14(d) shall not be interpreted to permit any transaction that is prohibited by Section 14(f) relating to the repricing of certain Awards.

(e) Corrections and Clarifications. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(f) No Repricing without Shareholder Approval. Except as provided under Section 5(d), unless approved by shareholders of the Company, no Option or SAR may (i) be amended to decrease the exercise price thereof; (ii) be canceled in exchange for the grant of any new Option or SAR with a lower exercise price or any other Award; (iii) be repurchased by the Company or its Affiliates; or (iv) otherwise be subject to any action that would be treated under accounting rules, stock exchange rules or otherwise as a repricing of such Option or SAR (including a cash buyout or voluntary surrender/subsequent regrant of an underwater Option or SAR).

Section 15. Miscellaneous.

(a) No Uniformity Required; No Promise of Future Grants. No employee, Participant or other person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award which does not constitute a promise of future grants. The Committee, in its discretion, maintains the sole right to make grants hereunder.

(b) No Rights as Shareowner. A Participant granted an Award shall have no rights as a shareowner of the Company with respect to such Award unless and until such time as certificates or book-entry shares for the Shares underlying the Award are registered in such Participant’s name in the Company’s stock records.

(c) Withholdings. The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities or other Awards) of withholding taxes due in respect of an Award, its exercise, or any payment or transfer under such Award or under the Plan and to take such other action (including, without limitation, providing for elective payment of such amounts in cash or Shares by the Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If Shares are withheld by the Company or tendered by the Participant to satisfy the Company’s withholding obligations, then the Fair Market Value of such Shares on the date the withholding is to be determined shall not exceed the minimum statutory withholding requirement (or, in the discretion of the Committee, the Fair Market Value of such Shares may exceed the minimum statutory withholding requirement but may not be greater than the maximum tax withholding requirement; provided that the exercise of such discretion by the Committee would not result in an Award otherwise classified as an equity award under ASC Topic 718 to be classified as a liability award under ASC Topic 718).

(d) Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(e) No Right to Continued Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(f) Governing Law; Construction of Plan. The Plan and all determinations made and actions taken thereunder shall be governed by the internal substantive laws of the State of Georgia and construed accordingly, to the extent not superseded by applicable federal law. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(g) Unfunded and Unsecured Arrangement. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(h) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 16. Effective Date of the Plan. The Plan shall be effective as of June 10, 2016, subject to approval by the Company’s shareholders.

Section 17. Term of the Plan. No Award shall be granted under the Plan on or after the ten year anniversary of the date the Plan was approved by the Company’s shareholders. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board or the Committee to amend the Plan, shall extend beyond such date.

Section 18. Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A, and the provisions hereof shall be interpreted in a manner that satisfies the requirements of Section 409A and the related regulations, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended by the Committee so as to avoid this conflict. To the extent any payment or Award provided to a Participant under the Plan constitutes “deferred compensation” under Section 409A and the Participant at the time of his Termination of Employment is considered to be a “specified employee” pursuant to the Company’s policy for determining such employees, the distribution or payment of any such amount will be delayed for six months following the Participant’s separation from service. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any Participant or any other person if an Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Award do not satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code.

APPENDIX B

Delta Air Lines

Comparative Analysis of Options & Full Share Utilization/Overhang

Burn Rate calculated using “Modified ISS” conversion ratio; Overhang calculated using a 1:1 conversion ratio

Company	ISS Conversion Factor[1]	Current Options/ Full Shares Granted	Current Run[2] Rate	Options & Full Shares Issued & Unexercised	Existing Overhang[3]	Remaining/ Additional Shares Authorized	Total Overhang[4]	Common Shares Outstanding
American Airlines Group Inc	2	4,426,000	0.7%	9,620,000	1.4%	26,341,405	5.1%	668,393,005
Best Buy Co Inc	2	8,149,000	2.4%	20,807,000	5.7%	19,590,014	10.4%	346,500,000
Boeing Co	3	4,243,335	0.6%	17,516,620	2.5%	16,894,098	4.8%	686,900,000
Carnival	3	3,759,150	0.5%	3,644,395	0.5%	18,254,879	2.7%	777,000,000
Coca-Cola Co	3.5	19,499,500	0.4%	279,137,205	6.0%	474,604,234	14.8%	4,352,000,000
FedEx Corp	3	2,907,491	1.0%	14,660,866	4.9%	13,157,142	8.9%	283,000,000
Home Depot Inc	3	10,801,000	0.8%	19,541,000	1.4%	142,864,824	10.8%	1,338,000,000
Honeywell International Inc	3	9,538,474	1.2%	35,551,026	4.4%	47,000,000	9.6%	779,799,988
L-3 Communications	3	1,722,000	2.1%	4,143,000	4.9%	11,000,000	15.8%	80,699,997
Lowe’s Companies Inc	3	6,967,000	0.7%	13,427,000	1.3%	37,239,338	4.9%	988,000,000
Marriott	3	4,547,773	1.7%	10,761,000	3.9%	11,401,691	7.7%	267,299,988
Norfolk Southern	3	2,370,930	0.8%	8,098,511	2.6%	12,611,472	6.4%	301,899,994
PepsiCo Inc	3.5	12,590,500	0.9%	41,401,000	2.7%	90,801,372	8.3%	1,469,000,000
Southwest	2.5	1,472,500	0.2%	2,307,000	0.3%	22,765,741	3.7%	661,000,000
Sysco Corp	3.5	8,823,744	1.5%	28,490,032	4.6%	44,914,646	11.0%	592,072,021
Target Corp	3	11,601,000	1.8%	18,749,000	2.9%	31,500,000	7.4%	627,700,012
Textron	2.5	2,260,000	0.8%	9,688,000	3.4%	17,110,000	8.8%	276,682,007
Union Pacific	3	3,514,000	0.4%	9,726,000	1.1%	76,548,520	9.1%	866,200,012
United Continental Holdings	2	400,000	0.1%	800,000	0.2%	7,557,234	2.2%	376,000,000
United Parcel Service Inc	3.5	21,265,000	2.4%	15,398,000	1.7%	24,456,658	4.2%	901,000,000
United Technologies Corp	3	9,524,000	1.1%	43,627,000	4.8%	45,846,000	9.3%	872,700,012

25th Percentile		2,907,491	0.6%	9,620,000	1.4%	16,894,098	4.9%	346,500,000
50th Percentile		4,547,773	0.8%	14,660,866	2.7%	24,456,658	8.3%	668,393,005
75th Percentile		9,538,474	1.5%	20,807,000	4.6%	45,846,000	9.6%	872,700,012
Delta Air Lines	2.5	4,132,688	0.5%	9,082,515	1.2%	33,489,417	5.3%	766,618,452

[1]	Uses ISS guideline to convert full shares to option equivalents based on the company’s volatility.
[2]	Current Run Rate = Current options + full value shares granted / common shares outstanding.
[3]	Existing Overhang = (Options + full value shares issued and unexercised) / (options + full value shares issued and unexercised + common shares outstanding).
[4]

Total Overhang = (Options + full value shares issued and unexercised + remaining/additional shares authorized) / (options + full value shares issued and unexercised + remaining/additional shares authorized + common shares outstanding).

B-1

DELTA AIR LINES, INC. 1030 DELTA BLVD. DEPARTMENT 829 ATLANTA, GA 30354-1989

You may submit this proxy or these voting instructions, as applicable, using the Internet, telephone or U.S. mail. Participants in the Delta Pilots Savings Plan and the Delta Family-Care Savings Plan and holders of unvested restricted common stock may submit voting instructions on this proxy card.

To vote online or by telephone have this proxy card in hand and go to www.proxyvote.com or call 1-800-690-6903 and follow the instructions.

If you mail this proxy card, mark, sign and date the card and return it in the postage-paid envelope, or send it to: For registered stockholders and holders of unvested restricted common stock - Delta Air Lines, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For Delta Pilots Savings Plan participants and Delta Family-Care Savings Plan participants - Fidelity Management Trust Company, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTING DEADLINES

Delta Pilots Savings Plan and Delta Family-Care Savings Plan Participants:

Voting instructions submitted using the Internet or telephone must be submitted before 5:00 p.m. Eastern Daylight Time (EDT) on Wednesday, June 8, 2016. Voting instructions submitted by mailing this proxy card must be received by the trustee by that time.

Registered Stockholders and Holders of Unvested Restricted Common Stock:

Voting instructions submitted using the Internet or telephone must be submitted before 11:59 p.m. EDT on Thursday, June 9, 2016. Voting instructions submitted by mailing this proxy card must be received by Broadridge by that time.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

Delta encourages stockholders to sign up to receive proxy materials electronically in the future. Using electronic communication significantly reduces our printing and postage costs, and helps protect the environment. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive stockholder communications electronically in the future.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E08746-P77412	KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DELTA AIR LINES, INC.
The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4 and AGAINST Proposal 5.
DELTA’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES:

1.	Election of Nominees for Director:	For	Against	Abstain			For	Against	Abstain

	1a. Richard H. Anderson	☐	☐	☐		1l. Sergio A.L. Rial	☐	☐	☐

	1b. Edward H. Bastian	☐	☐	☐		1m. Kathy N. Waller	☐	☐	☐

	1c. Francis S. Blake	☐	☐	☐		1n. Kenneth B. Woodrow	☐	☐	☐

	1d. Daniel A. Carp	☐	☐	☐	DELTA’S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2, 3 AND 4.

	1e. David G. DeWalt	☐	☐	☐	2.	To approve, on an advisory basis, the compensation of Delta’s named executive officers.	☐	☐	☐

	1f. Thomas E. Donilon	☐	☐	☐	3.	To approve the amendment and restatement of Delta’s Performance Compensation Plan.	☐	☐	☐

	1g. William H. Easter III	☐	☐	☐	4.	To ratify the appointment of Ernst & Young LLP as Delta’s independent auditors for the year ending December 31, 2016.	☐	☐	☐

	1h. Mickey P. Foret	☐	☐	☐	DELTA’S BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 5.

	1i. Shirley C. Franklin	☐	☐	☐	5.	A stockholder proposal for senior executives to retain significant stock.	☐	☐	☐

	1j. George N. Mattson	☐	☐	☐

	1k. Douglas R. Ralph	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.				☐

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the

Year Ended December 31, 2015 are available at www.proxyvote.com.

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E08747-P77412

DELTA AIR LINES, INC.

I hereby appoint Richard H. Anderson, Daniel A. Carp and Kenneth B. Woodrow, and each of them, as proxies with full power of substitution, for and in my name, to vote all shares of Common Stock of Delta Air Lines, Inc. owned by me which I would be entitled to personally vote on all matters which may properly come before the 2016 Annual Meeting of Stockholders of Delta to be held at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019 on Friday, June 10, 2016 at 7:30 a.m., local time, or any adjournment of the meeting.

The proxies shall vote subject to the directions indicated on the reverse side of this Proxy Card, and the proxies are authorized to vote in their discretion upon other business as may properly come before the annual meeting or any adjournment of the meeting. The proxies will vote as the Board of Directors recommends where a choice is not specified. The proxies cannot vote these shares unless you sign, date and return this Proxy Card or vote by the Internet or telephone.

If I am the holder of unvested restricted common stock granted under Delta’s 2007 Performance Compensation Plan, I hereby instruct the administrator of the 2007 Performance Compensation Plan to vote the shares of unvested restricted common stock granted to me at the annual meeting, as indicated on the reverse side of this card. I understand that the administrator of the 2007 Performance Compensation Plan will not vote the shares of unvested restricted common stock granted to me if I do not submit voting instructions before 11:59 p.m. EDT on Thursday, June 9, 2016.

If I am a participant in the Delta Pilots Savings Plan (Pilot Plan) or the Delta Family-Care Savings Plan (Savings Plan), I hereby instruct Fidelity Management Trust Company, as Trustee, to vote the shares of Delta common stock attributable to the Pilot Plan account or the Savings Plan account, as applicable, at the annual meeting, as indicated on the reverse side of this card. These instructions shall be confidential. I understand that the Trustee will not vote shares attributable to the Pilot Plan account or the Savings Plan account if the Trustee does not receive voting instructions from me before 5:00 p.m. EDT on Wednesday, June 8, 2016.

I acknowledge receipt of Delta’s Notice of Annual Meeting of Stockholders, dated April 29, 2016, Proxy Statement and Annual Report on Form 10-K for the Year Ended December 31, 2015.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side